UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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USG CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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USG Corporation 550 West Adams Street Chicago, Illinois 60661 Founded in 1902

April [    ], 2013

Dear Fellow Stockholder:

It is a pleasure to invite you to the 2013 USG Corporation annual meeting of stockholders. The meeting will be held at 9:00 a.m., Chicago time, on Wednesday, May 8, 2013 at our corporate headquarters located at 550 West Adams Street, Chicago, Illinois 60661-3676. The attached Notice of Annual Meeting of Stockholders and Proxy Statement discuss the items scheduled for a vote by stockholders at the meeting.

It is important that your shares be represented at the annual meeting, whether or not you plan to attend the meeting. Please vote your shares over the Internet, by telephone or by mail. Brokers may not vote your shares on non-routine matters in the absence of specific voting instructions from you.

Please vote your shares as soon as possible. This is your annual meeting, and your participation is important.

Sincerely,

James S. Metcalf

Chairman of the Board, President

and Chief Executive Officer

USG CORPORATION

550 West Adams Street

Chicago, Illinois 60661-3676

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

The 2013 USG Corporation annual meeting of stockholders will be held at our corporate headquarters located at 550 West Adams Street, Chicago, Illinois 60661-3676 on Wednesday, May 8, 2013 at 9:00 a.m., Chicago time, for the following purposes:

1. to elect two directors for a three-year term;

2. to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2013;

3. to approve an amendment to our Restated Certificate of Incorporation to restrict certain transfers of our common stock in order to protect the tax benefits of our net operating loss carryforwards;

4. to ratify, by advisory vote, an amendment to our Rights Agreement to restrict certain transfers of our common stock in order to protect the tax benefits of our net operating loss carryforwards; and

5. to transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Pursuant to our By-laws, any matter to be presented for consideration at the meeting must have satisfied the procedural and legal requirements referred to in the accompanying proxy statement.

Only stockholders of record at the close of business on March 11, 2013 will be entitled to vote at the annual meeting.

An admission ticket (or other proof of stock ownership) and a form of photo identification will be required for admission to the annual meeting. If your shares are registered in your name, please mark the space on your proxy form if you plan to attend the annual meeting. An admission ticket is attached to your proxy form. If your shares are registered in your name and you received or accessed your proxy materials electronically over the Internet, click the appropriate box on the electronic proxy form or follow the telephone instructions when prompted and an admission ticket will be held for you at the registration desk at the annual meeting. If you hold shares through a broker, bank or other nominee, you will be required to present a current statement from that institution reflecting your ownership of shares of our stock or the non-voting portion of the voting instruction form you received.

By order of the Board of Directors,

STANLEY L. FERGUSON

Executive Vice President, General Counsel

and Secretary

April [    ], 2013

YOUR VOTE IS IMPORTANT

Brokers may not vote your shares on non-routine matters in the absence of specific voting instructions from you. Please vote your shares promptly by using the Internet, the telephone or by mail.

USG Corporation

550 West Adams Street

Chicago, Illinois 60661-3676

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors for use at our annual meeting of stockholders to be held on Wednesday, May 8, 2013. This proxy statement and the accompanying proxy were first made available to our stockholders on or about April [    ], 2013.

General

Q:	What is a proxy statement?

A:	A proxy statement provides you with information related to the matters upon which you are asked to vote as a stockholder to assist you in voting your shares. We are required to make this proxy statement available to you under rules of the Securities and Exchange Commission in connection with our solicitation of your proxy.

Q:	Who is entitled to vote at the annual meeting?

A:	All record holders of our common stock at the close of business on our record date of March 11, 2013 are entitled to vote their shares at the annual meeting. On that date, there were 108,475,826 shares of our common stock issued and outstanding and entitled to vote. Each share is entitled to one vote on each matter presented at the annual meeting. The shares of common stock are our only securities entitled to vote at the annual meeting.

Q:	How do I vote?

A:	We have both “stockholders of record,” or “registered stockholders,” and “street name” stockholders. If your shares are registered in your name with Computershare Trust Company, our transfer agent, you are a “stockholder of record” or “registered stockholder.” You are a “stockholder of record,” for example, if you hold a certificate for your shares. If your shares are held in the name of a broker, bank or other nominee, you are a “street name” holder.

Whether you hold shares directly as a stockholder of record or as a street name holder, you may direct how your shares are voted by proxy without attending the annual meeting. There are three ways to vote by proxy:

•	By Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy or voting instruction form you received;

•	By telephone — You can vote by telephone by calling 1-800-690-6903 and following the instructions on the enclosed proxy or voting instruction form you received; or

•	By mail — You can vote by mail by signing, dating and mailing the enclosed proxy or voting instruction form.

If you are a “street name” holder and you wish to vote your shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the right to vote your shares at the meeting. If you own share units through the USG Corporation Investment Plan, or the Investment Plan, and you are also a stockholder of record, your proxy form will allow you to designate the manner in which you want both the shares registered in your name and the shares represented by your Investment Plan units voted at the annual meeting. If you own share units through the Investment Plan, but you do not own any shares of our common stock as a “stockholder of record,” you will be able to designate the manner in which you want the shares represented by those share units voted at the annual meeting by voting over the Internet, by telephone or by signing, dating and returning the proxy voting form you receive from Broadridge Financial Solutions, or Broadridge.

The Northern Trust Company, as trustee of the Investment Plan, or the Trustee, held 387,138 shares of our common stock on the record date. Only the Trustee, as of the record date, can vote the shares held by the Investment Plan. However, the Investment Plan provides that Investment Plan participants are entitled to instruct the Trustee how the shares allocated to their accounts under the Investment Plan are to be voted. The Investment Plan also provides that unallocated shares and shares for which no instructions are received by the Trustee will be voted by the Trustee in the same proportion as those shares for which instructions are received, unless otherwise required by law. Thus, Investment Plan participants will be exercising power and control as a named fiduciary of the Investment Plan not only over the shares allocated to their own accounts, but also over a portion of the undirected shares. By submitting voting instructions over the Internet, by telephone or by signing and returning the proxy voting form accompanying this proxy statement, an Investment Plan participant will be directing the Trustee to vote the shares allocated to his or her account under the Investment Plan, in person or by proxy, as instructed, at the annual meeting of stockholders. Investment Plan participants may revoke previously submitted voting instructions by filing with Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717, the Investment Plan proxy tabulator, either a written notice of revocation or a properly completed and signed proxy form bearing a later date.

Q:	What does it mean to vote by proxy?

A:	It means that you give someone else the right to vote your shares in accordance with your instructions. We are asking you to give your proxy to our Proxy Committee, comprised of our Chairman and our Corporate Secretary. In this way, you ensure that your vote will be counted even if you are unable to attend the annual meeting.

If you sign and submit your proxy or voting instruction form without giving specific instructions on how to vote your shares, in accordance with the recommendation of the Board of Directors, the Proxy Committee will vote your shares in the following manner:

•	For the election of the Board’s nominees for director;

•	For the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2013;

•

For the approval of the amendment, or the Protective Amendment, of our Restated Certificate of Incorporation, or the Certificate, to restrict certain transfers of our common stock in order to protect the tax benefits of our net operating loss carryforwards, or NOLs, within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, or the Code; and

•

For the ratification, by advisory vote, of the amendment, or the Rights Agreement Amendment, of the Rights Agreement, dated as of December 21, 2006, as amended, with Computershare Investor Services, LLC, as Rights Agent, or the Rights Agreement, to restrict certain transfers of our common stock in order to protect the tax benefits of our NOLs.

Q:	What happens if other matters are presented at the annual meeting?

A:	If other matters are properly presented at the annual meeting, the Proxy Committee will have discretion to vote your shares for you on those matters in accordance with its best judgment if you have granted a proxy. However, we have not received timely notice from any stockholder of any other matter to be presented at the annual meeting.

Q:	What are my choices when voting?

A:	You may cast your vote in favor of electing one or more of the nominees for director or to withhold authority to vote for one or more of the nominees. You may cast your vote for or against, or you may abstain from voting your shares on, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2013, the approval of the Protective Amendment and the ratification of the Rights Agreement Amendment.

Q:	What if I submit a proxy and later change my mind?

A:	If you have given your proxy and wish to revoke it and change your vote, you may do so by (1) giving written notice to our Corporate Secretary, (2) voting in person at the annual meeting, (3) granting a subsequent proxy over the Internet or by telephone or (4) submitting another signed proxy form with a date later than your previously delivered proxy.

Q:	What vote is required to approve each matter?

A:	Assuming a quorum is present at the annual meeting, the following results are required to approve each matter:

Proposal 1. Election of Directors. Directors receiving the affirmative vote of a majority of the shares actually voted at the meeting in person or by proxy will be elected as a director.

Proposal 2. Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accountants for 2013. The affirmative vote of a majority of the shares actually voted at the meeting in person or by proxy is required for approval of this item.

Proposal 3. Approval of the Protective Amendment. The affirmative vote of a majority of the outstanding shares of our common stock is required for the approval of the Protective Amendment to our Certificate to restrict certain transfers of our common stock in order to protect the tax benefits of our NOLs.

Proposal 4. Ratification, by Advisory Vote, of the Rights Agreement Amendment. The affirmative vote, on an advisory basis, of a majority of the shares voted at the annual meeting in person or by proxy is required for the ratification of the Rights Agreement Amendment to restrict certain transfers of our common stock in order to protect the tax benefits of our NOLs.

The ratification, on an advisory basis, of the amendment of the Rights Agreement to restrict certain transfers of our common stock in order to protect the tax benefits of our NOLs is non-binding. However, our Board of Directors will review the results of such vote and will take them into account in determining whether the Rights Agreement Amendment should continue or be rescinded.

Q:	What constitutes a quorum?

A:	A quorum is present if a majority of the outstanding shares of our common stock is present or represented by proxy at the annual meeting. A quorum is required to conduct the annual meeting.

Q:	How are “broker non-votes” and abstentions treated?

A:	“Broker non-votes” occur when nominees, such as brokers and banks, holding shares on behalf of “street name” owners do not receive voting instructions from those owners regarding a matter and do not have discretionary authority to vote on the matter under the rules of the New York Stock Exchange, or the NYSE. Those rules allow nominees to vote in their discretion on “routine” matters, such as the ratification of the appointment of our independent registered public accountants, even if they do not receive voting instructions from the “street name holder.” On non-routine matters, such as the election of directors, the approval of the Protective Amendment to restrict certain transfers of our common stock in order to protect the tax benefits of our NOLs and the advisory vote on the ratification of the Rights Agreement Amendment to restrict certain transfers of our common stock in order to protect the tax benefits of our NOLs, nominees cannot vote unless they receive instructions from the “street name” owner. The failure to receive such instructions as to a non-routine matter results in a broker non-vote. Broker non-votes are counted for purposes of determining whether a quorum is present at the annual meeting, but because they are not votes they will not affect the outcome of the vote on any matter presented at the annual meeting.

Abstentions are counted for purposes of determining whether a quorum is present, but they are not treated as votes cast. Accordingly, abstentions do not affect any of the matters specified in the notice of the annual meeting.

Q:	What if I receive more than one set of the proxy materials?

A:	Receiving more than one set of the proxy materials means your shares are registered in two or more accounts. To vote all of your shares by proxy, please complete, sign, date and return each proxy and voting instruction form that you receive, or vote the shares in each account to which those forms relate by Internet or telephone.

Q:	Who will count the vote?

A:	A representative or representatives of Broadridge will count the votes and serve as Inspector of Election. The Inspector of Election will be present at the annual meeting.

Q:	Who pays the cost of this solicitation?

A:	USG is paying the cost of this proxy solicitation. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses they incur in forwarding proxy material to “street name” holders. We have retained Innisfree M&A Incorporated to aid in soliciting votes for the annual meeting for a fee of approximately $15,000 plus reasonable expenses.

Q:	What if I have a question regarding my shares or my mailing address?

A:	If you are a registered stockholder, please contact Computershare Trust Company directly at 250 Royall Street, Canton, Massachusetts 02021. If you are a “street name” holder, please contact your broker, bank or other nominee directly.

Section 382 and NOLs Generally

Q:	What is Section 382?

A:	Section 382 is a provision of the Code that would impose limitations on the future use of our NOLs if we undergo an “ownership change” as defined in Section 382.

Q:	How important are our NOLs?

A:	As of December 31, 2012 we had over $2 billion in NOLs. These NOLs are a significant asset that could save up to $1 billion in federal and state taxes over the next 20 years. Because our NOLs expire between now and 2032, we will strive to manage our Section 382 risk for a significant period of time. Because the amount and timing of our future taxable income, if any, cannot be accurately predicted, we cannot estimate the exact amount of NOLs that we will ultimately use to reduce our future income tax liability. The Board believes that the provisions of the Protective Amendment and the Rights Agreement Amendment are important tools in avoiding adverse impacts from Section 382 limitations.

Q:	Why is the Board recommending approval of the Protective Amendment and ratification of the Rights Agreement Amendment?

A:	The Board believes that both the Protective Amendment and the Rights Agreement Amendment, employed together, provide the most effective protection for our NOLs and, accordingly, recommends that our stockholders approve both. The Protective Amendment provides a mechanism to block an attempted transfer of shares of our common stock that would exceed the defined threshold; however, under the Delaware General Corporation Law, the Protective Amendment may only be enforceable against stockholders with respect to shares that are voted in favor of the Protective Amendment. In contrast, while the Rights Agreement Amendment provides a strong deterrent to acquisitions of our common stock above the threshold specified, it does not include a mechanism to block the acquisition. As a result, the Board is recommending the implementation of the Protective Amendment to buttress the Rights Agreement Amendment.

The Protective Amendment

Q:	What is the purpose of the Protective Amendment?

A:	The purpose of the Protective Amendment is to help preserve the long-term value to us of our NOLs by limiting direct or indirect transfers of our common stock that would affect the percentage of stock that is treated as being owned by “5-percent stockholders” within the meaning of Section 382. Changes in ownership of our 5-percent stockholders and the creation of new 5-percent stockholders could result in limitations on our ability to use our NOLs to reduce future income tax liability.

Q:	What transfers will the Protective Amendment prohibit?

A:	Subject to certain limited exceptions, the transfer restrictions would restrict any person from transferring our common stock (or any interest in our common stock) if the transfer would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under Section 382) owning 4.9% or more of our common stock.

Q:	Do all investors who file a Schedule 13G or 13D count in the Section 382 “ownership change” calculation?

A:	No, some investors who file a Schedule 13G or 13D are not “5-percent stockholders” under the Section 382 definition and therefore would not affect our ownership shift for purposes of Section 382. However, for purposes of determining the existence and identity of, and the amount of common stock owned by, any stockholder, we will be entitled to rely on the existence or absence of filings with the Securities and Exchange Commission of Schedules 13D and 13G (or similar filings) as of any date, subject to our actual knowledge of the ownership of our common stock.

Q:	How will the Protective Amendment affect me if I vote for it and I already own more than 4.9% of the common stock?

A:	If you already own more than 4.9% of our common stock, you would be able to transfer your shares of common stock if both of the following conditions are met: (i) such transfer does not increase the percentage stock ownership of another holder of 4.9% or more of our common stock or create a new holder of 4.9% or more of our common stock (other than certain transfers that create a new public group) and (ii) the stock that is the subject of the transfer was acquired prior to the effective date of the Protective Amendment. Shares acquired in any such transaction will be subject to the transfer restrictions.

Q:	Will the Protective Amendment apply to me if I vote for it and I own less than 4.9% of the Company’s common stock?

A:	Yes, but there will be no restrictions on the sale of our common stock by a stockholder who owns less than 4.9% of our common stock. You will be able to acquire additional shares of our common stock as long as those acquisitions result in your owning less than 4.9% of our common stock.

Q:	What happens if I vote “No” on this proposal? Am I still subject to the transfer restriction?

A:	Delaware law provides that transfer restrictions with respect to shares of our common stock issued prior to the effectiveness of the Protective Amendment generally will be effective against (i) stockholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of those shares if (A) the transfer restriction is conspicuously noted on the certificate(s) representing those shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend to cause shares of our common stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Delaware law any newly issued shares will be subject to the transfer restriction. We also intend to disclose these restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a stockholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment unless the contrary is established. We may also assert the position that stockholders have waived the right to challenge or are estopped from challenging the enforceability of the Protective Amendment, unless a stockholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular stockholder or fact situation.

Q:	Will the Board be able to make exceptions for transfers that would otherwise be restricted?

A:	Yes, the Board will have the discretion to approve transfers that would otherwise be restricted by the Protective Amendment if it determines that the approval is in our and our stockholders’ best interests.

Q:	What are some of the factors I should consider in deciding how to vote?

A:	Some of the factors you should consider before making your voting decision are discussed under the heading “Certain Considerations Related to the Protective Amendment and the Rights Agreement Amendment,” beginning on page 67 of this proxy statement.

Q:	How long would the Protective Amendment be in place?

A:	The Protective Amendment would expire on the earliest of (i) the third anniversary of the filing of the Protective Amendment with the Secretary of State of the State of Delaware, (ii) the date of the Board’s determination that the Protective Amendment is no longer necessary for the preservation of our NOLs because of the repeal of Section 382 or any successor statute, (iii) the first day of our taxable year as to which the Board determines that none of our NOLs may be carried forward and (iv) such date as the Board determines that the Protective Amendment is no longer necessary for the preservation of our NOLs.

The Rights Agreement Amendment

Q:	What is the purpose of the Rights Agreement Amendment?

A:	The purpose of the Rights Agreement Amendment is to help preserve the long-term value to us of our NOLs. The Rights Agreement Amendment is designed to deter the acquisition of our common stock in excess of amounts that, because of Section 382, could inhibit our ability to use our NOLs to reduce our future income tax liability.

Q:	What acquisitions will the Rights Agreement Amendment deter?

A:	Subject to certain limited exceptions, during the Special Period (defined below), the Rights Agreement Amendment will restrict any person from acquiring beneficial ownership of our common stock if the acquisition would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under the federal securities laws) owning 4.9% or more of our outstanding common stock. After the end of the Special Period, the triggering threshold, or the Trigger Threshold, for the rights issued pursuant to the Rights Agreement will revert to 15% of our outstanding common stock.

Q:	How does the Rights Agreement Amendment affect me if I already own 4.9% or more of the common stock?

A:	Subject to certain specified exceptions, holders of 4.9% or more of our common stock as of March 22, 2013, the effective date of the Rights Agreement Amendment, will not be able to acquire beneficial ownership of additional shares of our common stock during the Special Period without triggering the dilutive effect of the Rights Agreement.

Q:	Does the Rights Agreement Amendment restrict my ability to acquire additional shares of common stock if I own less than 4.9% of the common stock?

A:	No, unless you enter into a transaction or other agreement by which you would beneficially own 4.9% or more of the common stock.

Q:	Will the Board be able to make exceptions for acquisitions that would otherwise be restricted?

A:	Yes, the Board may, in its sole discretion, exempt any person or group from triggering the dilutive effect of the Rights Agreement Amendment.

Q:	What are some of the factors I should consider in deciding how to vote?

A:	Some of the factors you should consider before making your voting decision are discussed under the heading “Certain Considerations Related to the Protective Amendment and the Rights Agreement Amendment,” beginning on page 67 of this proxy statement.

Q:	What is the duration of the Special Period?

A:

The Special Period is the period beginning on March 22, 2013 and ending at the earliest of (i) March 22, 2016, (ii) the date of the Board’s determination that the Rights Agreement Amendment is no longer necessary for the preservation of our NOLs because of the repeal of Section 382 or any successor statute, (iii) the first day of our taxable year as to which the Board determines that none of our NOLs may be carried forward and (iv) such date as the Board otherwise determines that the Rights Agreement Amendment is no longer necessary for the preservation of our NOLs.

Important Notice Regarding the Availability of the Proxy Materials for the

Stockholder Meeting to be held on

May 8, 2013

This proxy statement and our 2012 annual report on Form 10-K are available to you on the Internet at www.proxyvote.com.

PRINCIPAL STOCKHOLDERS

The following table provides information regarding the beneficial ownership of our common stock by all persons known by us to be the beneficial owner of more than 5% of our common stock on the record date. This information is based upon statements on Schedule 13D or 13G or Form 3 or 4 filed by those persons with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Berkshire Hathaway Inc.(a)	43,387,981	32.19
1440 Kiewit Plaza Omaha, Nebraska 68131
C & G Verwaltungs GmbH(b)	14,757,258	13.60
Am Bahnhof 7 97346 Iphofen Federal Republic of Germany
Fairfax Financial Holdings Limited(c)	8,814,730	7.52
95 Wellington Street West, Suite 800 Toronto, Ontario, Canada M5J 2N7
BlackRock, Inc.(d)	6,288,986	5.80
40 East 52nd Street New York, New York 10022

(a)	The number of shares shown as beneficially owned includes 17,072,192 shares held by National Indemnity Company, a Nebraska insurance corporation (“NICO”), which is an indirect subsidiary of Berkshire Hathaway, Inc., a Delaware corporation (“Berkshire Hathaway”), and 26,315,789 shares that may be acquired upon conversion of the $300 million of our 10% contingent convertible senior notes due 2018 held by Berkshire Hathaway Life Insurance Company of Nebraska, a Nebraska corporation (“BH Nebraska”), Berkshire Hathaway Assurance Corporation, a New York corporation (“BH Assurance”), and General Re Life Corporation, a Connecticut corporation (“General Re Life”), all of which are affiliates of Berkshire Hathaway, at the current conversion price of $11.40 per share. BH Nebraska is the holder of $160 million of the notes, which are currently convertible into 14,035,087 shares of our common stock, BH Assurance is the holder of $90 million of the notes, which are currently convertible into 7,894,737 shares of our common stock, and General Re Life is the holder of $50 million of the notes, which are currently convertible into 4,385,965 shares of our common stock. Warren E. Buffett, an individual, may be deemed to control Berkshire Hathaway, which controls OBH Inc., a Delaware corporation and direct subsidiary of Berkshire Hathaway that is the direct parent of NICO (“OBH”), NICO, BH Nebraska, BH Assurance and General Re Life. Mr. Buffett, Berkshire Hathaway and OBH may be considered to have beneficial ownership of the shares held by NICO. Mr. Buffett, Berkshire Hathaway, OBH and NICO share voting and investment power with respect to the shares held by NICO. Mr. Buffett and Berkshire Hathaway may be considered to have beneficial ownership of the notes held by BH Nebraska, BH Assurance and General Re Life. NICO is the direct parent of BH Nebraska and BH Assurance, and it and OBH also may be considered to have beneficial ownership of the notes held by BH Nebraska and BH Assurance. Kolnische Ruckversicherungs-Gesellschaft AG, a company formed under the laws of Germany and an indirect subsidiary of Berkshire Hathaway that is the direct parent of General Re Life (“Cologne Re”), General Reinsurance Corporation, a Delaware corporation and an indirect subsidiary of Berkshire Hathaway that is the direct parent of Cologne Re (“General Reinsurance”), and General Re Corporation, a Delaware corporation and a direct subsidiary of Berkshire Hathaway that is the direct parent of General Reinsurance (“General Re”), also may be considered to have beneficial ownership of the notes held by General Re Life. Each of BH Nebraska, BH Assurance and General Re Life shares voting and investment power with respect to the notes it holds. Mr. Buffett, Berkshire Hathaway, NICO and OBH share voting and investment power with respect to the notes held by BH Nebraska and BH Assurance, and Mr. Buffett, Berkshire Hathaway, Cologne Re, General Reinsurance and General Re share voting and investment power with respect to the notes held by General Re Life.

(b)	C & G Verwaltungs GmbH, a limited liability company organized under the laws of the Federal Republic of Germany (“C&G”), is an indirect subsidiary of Gebr. Knauf Verwaltungsgesellschaft KG, a limited partnership organized under the laws of the Federal Republic of Germany (“Gebr. Knauf”) controlled by members of the Knauf family. Hans Peter Ingenillem and Martin Stürmer are the general managers of C&G, and Mr. Ingenillem and Manfred Grundke are the general partners of Gebr. Knauf. C&G and Gebr. Knauf both report that they have sole voting and dispositive power with respect to all of the reported shares.

(c)	The number of shares shown as beneficially owned includes 8,771,930 shares that may be acquired upon conversion of the $100 million of our 10% contingent convertible senior notes due 2018 held by affiliates of Fairfax Financial Holdings Limited, a Canadian corporation (“Fairfax”), at the current conversion price of $11.40 per share. Fairfax, V. Prem Watsa, an individual, 1109519 Ontario Limited, an Ontario, Canada corporation, The Sixty Two Investment Company Limited, a British Columbia, Canada corporation, and 810679 Ontario Limited, an Ontario, Canada corporation, have shared voting and dispositive power with respect to all of the reported shares. Odyssey Reinsurance Company, a Connecticut corporation, has shared voting and dispositive power with respect to 3,106,667 of the reported shares.

(d)	As reported by Blackrock, Inc. on behalf of its subsidiaries BlackRock Advisors, LLC; BlackRock Capital Management, Inc.; BlackRock Investment Management, LLC; BlackRock Investment Management (Australia) Limited; BlackRock (Luxembourg) S.A.; BlackRock Fund Managers Limited; BlackRock Asset Management Australia Limited; BlackRock Asset Management Canada Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock International Limited; BlackRock Institutional Trust Company, N.A.; BlackRock Japan Co. Ltd.; and BlackRock Investment Management (UK) Limited. BlackRock, Inc. reports that it has sole voting and sole dispositive power with respect to the reported shares.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten directors divided into three classes, with each class elected for a three-year term. Two nominees comprise the class of directors to be elected at the annual meeting. The other two classes will be elected in 2014 and 2015.

The two candidates nominated by the Board for election as directors at the annual meeting are identified below. If any of those nominees becomes unavailable prior to the annual meeting, the Board will reduce the size of the Board to eliminate that position, nominate a candidate in place of the unavailable nominee, in which case all shares represented by proxies received by the Board will be voted for election of the substitute nominee, unless authority to vote for all candidates nominated by the Board is withheld, or leave the position vacant until a later date.

Director Independence

The listing standards of the NYSE require that a majority of our directors and all members of our Audit, Compensation and Organization and Governance Committees be independent. Our Corporate Governance Guidelines provide that, as a matter of policy, at least 80% of our directors should be independent in accordance with the NYSE listing standards and our By-laws and Corporate Governance Guidelines.

Under the NYSE listing standards, a director is considered independent only if the Board “affirmatively determines that the director has no material relationship with . . . [us] (either directly or as a partner, stockholder or officer of an organization that has a relationship with . . . [us]).” A director is not independent if the director does not meet certain standards specifically set out in the NYSE listing standards.

The independence standards in our Corporate Governance Guidelines provide that if a director (or any entity of which he or she is a director, officer or holder of 10% or more of the outstanding ownership interest) and we have any relationship that accounts for more than 1% of our or the other entity’s annual revenue and/or expenses, or a 5% ownership interest by one in the other, that director will not be independent. Members of legal, accounting or auditing firms providing services to us are also not independent under our By-laws.

Using the standards for determining the independence of its members described above, and based upon information provided by each of our directors and the recommendation of the Governance Committee of our

Board of Directors, the Board has determined that each of our directors, except Mr. Metcalf, our Chairman, President and Chief Executive Officer, is independent as defined by the NYSE listing standards and our By-laws and Corporate Governance Guidelines.

In making this determination, the Board considered the following transactions, relationships and arrangements involving the directors identified below that are not otherwise required to be disclosed in this proxy statement under the Securities and Exchange Commission’s rules:

•	Jose Armario is an executive officer of a corporation to which we sell building materials;

•

W. Douglas Ford is a director of a corporation from which we purchase materials used in our manufacturing processes and to which we sell building materials, and Mr. Ford’s son is a partner at a law firm that we have retained in connection with certain lawsuits, but he does not work on any matters on our behalf;

•	William H. Hernandez is a director of a corporation from which we purchase communication equipment;

•	Brian A. Kenney is an executive officer and a director of a corporation from which we lease railcars;

•	Richard P. Lavin was an executive officer of a corporation from which we lease and purchase plant equipment and obtain warranty services on plant equipment; and

•	Steven F. Leer is a director of a corporation from which we purchase rail transportation services and serves on the board of the National Association of Manufacturers with Mr. Metcalf.

Lead Director

As discussed below under the heading “Board Leadership,” our Corporate Governance Guidelines were revised in 2011 to create the position of lead independent director, or Lead Director. The Lead Director is designated annually by and from the Board’s independent directors, with the expectation of the Board that the Lead Director will be re-appointed for multiple, consecutive one-year terms. Steven F. Leer was designated as Lead Director effective as of January 1, 2012.

Director Nominees and Directors Continuing in Office

Set forth below is information regarding the nominees for election as directors and information regarding the directors in each class continuing in office after the annual meeting. Lawrence M. Crutcher, who has been a director since May 1993, will retire from the Board at the annual meeting in accordance with our director retirement guidelines.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

FOR A THREE-YEAR TERM TO EXPIRE IN 2016

The Board of Directors recommends a vote FOR the election of each of the nominees for director.

BRIAN A. KENNEY, 53, is Chairman, President and Chief Executive Officer of GATX Corporation. Mr. Kenney was elected Chairman of the Board of GATX Corporation in October 2005 after having been elected Chief Executive Officer in April 2005 and President in October 2004. Mr. Kenney serves on the Board of Trustees of the Shedd Aquarium in Chicago and the Advisory Board for the Kellogg Institute of International Studies at the University of Notre Dame. Mr. Kenney has been a director since February 2011. He is a member of the Board’s Audit and Finance Committees.

STEVEN F. LEER, 60, has been Chairman of Arch Coal, Inc., a coal producing company, since April 2006. He was also the Chief Executive Officer of Arch Coal, Inc. until April 2012. Mr. Leer is a director of Norfolk Southern Corporation, the Western Business Roundtable and the Mineral Information Institute. He is a delegate to the Coal Industry Advisory Board of the International Energy Agency in Paris, a director of the Greater St. Louis Area Boy Scouts of America and a member of the boards of the National Association of Manufacturers, Washington University and University of the Pacific. Mr. Leer has been a director since June 2005. He is the Board’s Lead Director, Chair of its Compensation and Organization Committee and a member of its Governance Committee.

Directors Continuing in Office (Terms Expiring in 2014)

MATTHEW CARTER JR., 52, has been President, Sprint Global Wholesale & Emerging Solutions at Sprint Nextel Corporation since January 2010. He served as President of Boost Mobile at Sprint Nextel Corporation from May 2008 to January 2010, and prior thereto he served as Senior Vice President, Customer Base Management at Sprint Nextel Corporation. Mr. Carter is a director of Apollo Group, Inc. He has been a director since September 2012. Mr. Carter is a member of the Board’s Audit and Governance Committees.

GRETCHEN R. HAGGERTY, 57, has been Executive Vice President and Chief Financial Officer of United States Steel Corporation for more than the past five years. Ms. Haggerty is a director of the Strategic Investment Fund and the Pennsylvania Business Council. Ms. Haggerty has been a director since May 2011. She is a member of the Board’s Audit and Finance Committees.

RICHARD P. LAVIN, 60, retired as Group President of Caterpillar Inc. in December 2012 after having served in that position for more than the past five years. He had responsibility for that company’s Earthmoving, Excavation and Building Construction Products Divisions, European and South American Manufacturing Operations Division, Caterpillar Japan Ltd. and Growth Markets. Mr. Lavin has been a director since November 2009. He is a member of the Board’s Compensation and Organization and Finance Committees.

JAMES S. METCALF, 55, is our Chairman, President and Chief Executive Officer. He was elected Chairman effective December 1, 2011. He has served as our Chief Executive Officer and President since January 2011 and was our President and Chief Operating Officer from January 2006 until becoming Chief Executive Officer. He is a director of Molex Incorporated and the National Association of Manufacturers. Mr. Metcalf has been a director since May 2008.

Directors Continuing in Office (Terms Expiring in 2015)

JOSE ARMARIO, 53, has been Executive Vice President of Global Supply Chain, Real Estate Development and Franchising of McDonald’s Corporation since August 2011. He served as Group President, McDonald’s Canada and Latin America of McDonald’s Corporation from February 2008 to August 2011. Mr. Armario is a director of the International Advisory Board and President’s Council of the University of Miami. He also is a director of The Chicago Council of Global Affairs. Mr. Armario has been a director since January 2007. He is a member of the Board’s Audit and Compensation and Organization Committees.

W. DOUGLAS FORD, 69, retired as Chief Executive, Refining & Marketing, of BP Amoco p.l.c. and Managing Director of BP p.l.c. in 2002. He is a director of Air Products and Chemicals, Inc. and Suncor Energy Inc. He also is a Trustee of the University of Notre Dame. Mr. Ford has been a director since November 1996. He is Chair of the Board’s Governance Committee and a member of its Compensation and Organization Committee.

WILLIAM H. HERNANDEZ, 64, retired as Senior Vice President, Finance and Chief Financial Officer of PPG Industries, Inc. in 2009 after having served in that position for more than the past five years. He is a director of Eastman Kodak Company, Black Box Corporation and Albemarle Corporation. Mr. Hernandez has been a director since September 2009. He is Chair of the Board’s Audit Committee and is a member of the Board’s Finance and Governance Committees.

As evidenced by the director biographical information provided above, our directors have significant experience in chief executive or other senior level operating, financial, private investment and/or investment management positions. Three of our directors have been a director and/or senior executive of USG for more than 15 years and two more have been directors for more than five years. As a result of their tenure, these directors have extensive familiarity with us and our industry, which provides them with a longer-term perspective to advise regarding strategic, operational and financial issues associated with the cyclicality of our business. Messrs. Hernandez and Lavin, who joined our Board in 2009, and Mr. Kenney and Ms. Haggerty, who joined our Board in 2011, have many years experience in cyclical businesses that we believe will assist the Board in management’s development and implementation of our growth strategies. Mr. Carter, who joined our Board in 2012, has significant marketing, technology and international experience that we believe will also assist the Board in management’s development and implementation of our growth strategies.

Six of our ten directors also serve as a director of other public companies, which provides them with diverse experiences that can enhance their contribution to our Board governance practices. Also, Messrs. Armario and Hernandez, who are of Hispanic descent, Mr. Carter, who is African American, and Ms. Haggerty provide ethnic and gender diversity to our Board that supports our commitment to diversity as a core value in our efforts to attract and retain a diverse workforce as well as to enhance our relationship with an increasingly diverse customer base.

Specific experience, qualifications, attributes and skills of our current directors considered by the Governance Committee as part of its review of our Board’s membership and in connection with its nomination of the candidates for election to the Board at this meeting include the following:

•

Mr. Armario — more than six years’ service as a director and extensive consumer products marketing, branding, supply chain and Latin American markets expertise gained in his roles at McDonald’s Corporation;

•

Mr. Carter — management oversight for Sprint Nextel Corporation’s global roll-out of fourth generation broadband wireless services, significant marketing, technology and international experience and insights as a director and member of the audit committee of another public company;

•

Mr. Ford — more than 16 years as a director, Board leadership as Chair of the Governance Committee and former Chair of the Corporate Affairs Committee, corporate governance insights from his service as a director of two other public companies and his professional background in operations and the energy industry, which he applies to assist management in the development of its plant operating efficiency and sustainability programs;

•	Ms. Haggerty — more than nine years as chief financial officer of United States Steel Corporation, as well as her substantial international and cyclical business experience;

•

Mr. Hernandez — more than 16 years as chief financial officer of PPG Industries, Inc., substantial experience as a director, Board leadership as Chair of the Audit Committee and insights as a director and chair of the audit committee of another public company;

•

Mr. Kenney — more than seven years as Chairman, President and Chief Executive Officer of GATX Corporation, extensive finance and international investment experience, corporate governance insights from his service at GATX Corporation and the similarity of the cyclical nature of our business and GATX Corporation’s business, which provides Mr. Kenney with an understanding of the challenges recent economic conditions present for our businesses;

•

Mr. Lavin — experience overseeing Caterpillar Inc.’s largest operating division and that company’s operations in China, India, Japan and the Asia-Pacific region, as well as his diverse legal and human resources background;

•

Mr. Leer — over seven years as a director, Board leadership as Lead Director and Chair of the Compensation and Organization Committee, corporate governance insights from his service as Chairman and Chief Executive Officer of Arch Coal, Inc. and as a director of another public company and particular insights regarding business conditions and developments in the United States from his service on the board of the National Association of Manufacturers; and

•

Mr. Metcalf — service as our Chairman, President and Chief Executive Officer, and previously as our President and Chief Operating Officer for five years, and as an executive officer for more than 12 of his almost 32 years with USG, with direct management responsibility during his career for our North American Gypsum, Building Products Distribution and Worldwide Ceilings businesses, governance insights from his service as a director of another public company and particular insights regarding business conditions and developments in the United States from his service on the board of the National Association of Manufacturers.

Additionally, the Governance Committee considered the qualities for directors set out in our Corporate Governance Guidelines and the cooperative manner in which the directors interact and conduct the Board’s deliberations.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board held seven meetings, and its committees held a total of 22 meetings, during 2012. Each director attended at least 75% of the meetings of the Board and the committees on which he or she served.

Two executive sessions of the Board are required to be held annually by our Corporate Governance Guidelines. One executive session was held in February 2012 and conducted by the Chair of the Compensation and Organization Committee to review the performance of Mr. Metcalf in 2011 and to consider his compensation for 2012. A second session was held in November 2012 and conducted by the Chair of the Governance Committee primarily to review the results of the Board’s self evaluation process. Unscheduled executive sessions may be held at the request of one or more directors. The directors attending those executive sessions select a presiding director for them. During 2012, additional executive sessions were held in March, May, July and September to discuss succession and other corporate governance issues.

Board Leadership

Mr. Metcalf is Chairman of the Board, President and Chief Executive Officer. He has been our Chief Executive Officer since January 1, 2011 and became Chairman of the Board on December 1, 2011 upon the retirement of William C. Foote. Mr. Foote served as Chairman and Chief Executive Officer prior to January 1, 2011. Our Corporate Governance Guidelines provide that it is the Board’s policy that the matter of whether the Chairman and Chief Executive Officer positions should be separate is one to be considered when a new Chief Executive Officer is selected, unless the Board believes consideration of the matter is warranted at another time based on then-existing circumstances. The Governance Committee and the Board discussed board leadership alternatives on a number of occasions during 2011 before deciding to recombine the Chairman and Chief Executive Officer roles.

As a result of Mr. Metcalf’s long tenure at USG, including five years as President and Chief Operating Officer, the Board believes he is uniquely qualified through his experience and expertise to be the person who generally sets the agenda for, and leads discussions of, strategic issues. The Board also believes that Mr. Metcalf’s serving as both Chairman and Chief Executive Officer is appropriate taking into consideration the size and nature of our businesses, Mr. Metcalf’s established working relationship and open communication with our independent directors, the significant board-level experience of our independent directors as a whole, the strong independent leadership and accountability to stockholders provided by more than 80% of our directors being independent, the independent leadership provided by our Committee chairs and our Board culture in which Mr. Metcalf and the other directors are able to debate different points of view and reach consensus in an efficient manner.

In deciding that a combined Chairman and Chief Executive Officer position is the appropriate leadership structure for the Company at this time, the Governance Committee and Board also recognized the benefit of independent leadership to enhance the effectiveness of the Board’s oversight role and communications between the Board and Mr. Metcalf. Accordingly, in November 2011, our Corporate Governance Guidelines were revised to provide that in the event the Chairman and Chief Executive Officer positions are held by one person, our independent directors may designate a Lead Director from among the independent directors. The designation of the Lead Director is to be made annually, although with the expectation of the Board that the Lead Director will be re-appointed for multiple, consecutive one-year terms. Steven F. Leer was designated as the first Lead Director effective as of January 1, 2012. The responsibilities of the Lead Director include:

•	consulting with the Chairman and Chief Executive Officer regarding the schedule of Board and Committee meetings;

•	providing the Chairman and Chief Executive Officer with input regarding the agendas and materials for Board meetings;

•	presiding at executive sessions of the independent directors, except as otherwise provided in our Corporate Governance Guidelines;

•	serving as an adviser to the Chairman and Chief Executive Officer regarding his concerns and those of the independent directors;

•	serving as a liaison and supplemental channel of communication between the Chairman and Chief Executive Officer and the independent directors; and

•	consulting and communicating with major stockholders, as requested by the Chairman and Chief Executive Officer.

Committees of the Board of Directors

The Board has four standing committees. They are the

•	Audit Committee,

•	Compensation and Organization Committee,

•	Finance Committee, and

•	Governance Committee.

Each committee has a charter that requires its members to be “independent” as defined in the NYSE listing standards and our By-laws and Corporate Governance Guidelines. The following table indicates the current members of each Board committee.

Name	Audit	Compensation and Organization	Finance	Governance
Jose Armario	x	x
Matthew Carter Jr.	x			x
Lawrence M. Crutcher			x*	x
W. Douglas Ford		x		x*
Gretchen R. Haggerty	x		x
William H. Hernandez	x*		x	x
Brian A. Kenney	x		x
Richard P. Lavin		x	x
Steven F. Leer		x*		x

*	Chair

Audit Committee

The Audit Committee’s responsibilities include

•

assisting the Board in monitoring the integrity of our financial statements, our compliance with financial reporting and related legal and statutory requirements and the independence and performance of our internal and external auditors, and

•

selecting and employing a firm of independent registered public accountants to audit our financial statements and internal control over financial reporting each year, which firm is ultimately accountable to the Audit Committee and the Board.

The Board of Directors has determined that each of the members of the Audit Committee is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Board has also determined that each member of the Audit Committee is independent as defined by the applicable NYSE and Securities and Exchange Commission rules. The Audit Committee met seven times during 2012.

Compensation and Organization Committee

The Compensation and Organization Committee’s responsibilities include

•	reviewing and making recommendations to the Board regarding management organization, succession and development programs, and the election of Corporation officers,

•	reviewing and approving, or recommending for approval, officers’ salaries, incentive compensation and bonus awards,

•	making, itself or through a subcommittee, the decisions required by a committee of the Board under all equity compensation plans we have adopted, and

•	reporting to the Board changes in salary ranges for all major position categories and changes in our retirement, group insurance, investment, management incentive compensation and other benefit plans.

The Compensation and Organization Committee met five times during 2012.

Finance Committee

The Finance Committee’s responsibilities include

•

providing review and oversight of, and making recommendations to the Board regarding, financing requirements and programs, operating and capital expenditures budgets, relationships and communications with banks, other lenders and creditors and stockholders, dividend policy and acquisitions, divestitures and significant transactions affecting our capital structure and ownership,

•

reporting to the Board periodically regarding the funding and investment performance of our qualified retirement plans and authorizing necessary or desirable changes in actuarial assumptions for funding those retirement plans, and

•	considering any other matters as may periodically be referred to the Committee by the Board.

The Finance Committee met seven times during 2012.

Governance Committee

The Governance Committee’s responsibilities include

•	making recommendations to the Board concerning the size and composition of the Board and its committees,

•	recommending nominees for election or reelection as directors,

•	considering other matters pertaining to Board membership, such as the compensation of non-employee directors, and

•	evaluating Board performance and assessing the adequacy of, and compliance with, our Corporate Governance Guidelines and Code of Business Conduct.

The Governance Committee met three times during 2012.

Stockholder Nominee Recommendations and Criteria for Board Membership

The Governance Committee considers director nominee recommendations submitted by our stockholders. Director nominee recommendations from stockholders must be in writing and include a brief account of the nominee’s business experience during the past five years, including principal occupations and employment during that period and the name and principal business of any corporation or organization of which the nominee is a director. Stockholder director nominee recommendations should be sent to the Governance Committee, USG Board of Directors, c/o Corporate Secretary, 550 West Adams Street, Chicago, Illinois 60661-3676. Recommendations may be submitted at any time, but will not be considered by the Governance Committee in connection with an annual meeting unless received on or before the date prior to the annual meeting determined as provided in our By-laws. The director nominee recommendation submission deadline for the 2014 annual meeting of stockholders is described under the heading “Deadline for Stockholder Proposals” on page 69 of this proxy statement.

Our process for reviewing and selecting new director nominees involves seeking out a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, USG and our stockholders. Desired qualities for our directors, including those recommended for nomination by our stockholders, are described in our Corporate Governance Guidelines and on our website www.usg.com. Those qualities include high-level leadership experience in business activities, ability and willingness to contribute special competencies to Board activities and personal attributes such as integrity, willingness to apply sound and independent business judgment and assume broad fiduciary responsibility and awareness of a director’s vital contribution to our corporate image. Additional search criteria may be determined by the Governance Committee. We do not have a formal policy with regard to the consideration of diversity in identifying directors. Our Corporate Governance Guidelines provide that candidates for Board membership will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. When seeking new director candidates, the Governance Committee considers the subject matter expertise and geographic experience of existing Board members to determine whether a candidate with a particular expertise or experience set would be desirable. The Committee seeks to have a mix of directors with experience in one or more areas relevant to our businesses, including operations, manufacturing, marketing, finance, technology and innovation and international, as well as experience with cyclical businesses. Depending on current Board membership, it may also decide to seek a qualified candidate who is female or adds to the ethnic diversity of the Board.

Generally, to fill a vacancy or to add an additional director, the Governance Committee retains an executive search firm to assist in identifying and recruiting appropriate candidates, which is how Mr. Carter was identified as a candidate. Any director candidate selected by this process or as a result of a stockholder recommendation is expected to meet with a number of directors, including the Chair of the Governance Committee, prior to any decision to nominate the candidate for election to the Board.

Communications with Directors

Stockholders and other interested parties may send communications to our directors as a group or individually by addressing them to the director or directors at USG Corporation, c/o Corporate Secretary, 550 West Adams Street, Chicago, IL 60661-3676. Stockholder communications will be reviewed by the Corporate Secretary for relevance to our business and then forwarded to the intended director(s), as appropriate. Stockholders may meet directors before or after the annual meeting. As a matter of policy, all directors are expected to attend the annual meeting. All of our directors serving at the time attended the 2012 annual meeting.

Risk Oversight

The NYSE listing requirements provide that our Audit Committee must discuss our guidelines and policies that govern the process by which we assess and manage our exposure to risk. Consistent with this requirement, the Audit Committee’s charter provides that the Committee’s responsibilities include discussing our risk assessment and risk management policies. This discussion takes place at least once each year as part of our review of our enterprise risk management (ERM) program. That review includes discussion of management delegations of responsibility for the principal financial, governance, legal and operational risk exposures identified as part of our ERM program and delegations of responsibility for oversight of those risks to Board committees and/or the full Board. The Board committees consider risks related to matters within the scope of their responsibilities as part of their regular meeting agendas, and the committee chairs report to the full Board regarding matters considered by their committees following each committee meeting. Management also formally reviews strategic risks with the full Board at least once each year, typically as part of our strategic planning review with the Board. The Board also reviews individual risks as they relate to specific issues presented to the Board throughout the year.

In early 2013 management updated and reviewed with the Compensation and Organization Committee a risk assessment of our compensation policies and practices for all employees, including our executive officers. As part of its assessment, management reviewed our compensation programs for certain design features that commentators have identified as having the potential to encourage excessive risk-taking, including

•	too much focus on equity awards,

•	total compensation opportunity that is overly weighted toward annual incentives,

•	highly leveraged payout curves and uncapped payouts,

•	unreasonable goals or thresholds, and

•	steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

In its assessment, management noted several design features of our compensation programs that reduce the likelihood of excessive risk-taking, including

•

the program design for executive officers and other senior managers provides a balanced mix of cash and equity awards, annual and long-term incentives and operating and financial performance metrics that promote a focus on long-term performance without undue emphasis on short-term results,

•	maximum payout levels under most of our annual incentive programs are capped at 200% of target, or par,

•

our annual incentive programs provide for payouts assuming achievement of a threshold level of performance if we achieve an adjusted operating profit, rather than requiring an “all or nothing” achievement of targeted performance,

•

our annual incentive program performance targets are focused on profitability measures to mitigate the risk of employees focusing on short-term top line growth at the expense of sustained profitability,

•	the Compensation and Organization Committee has downward discretion over annual incentive program payouts,

•

the annual incentive program for our executive officers, and the agreements evidencing their equity awards for 2013 and the four prior years, allow the Board to “clawback” payments made to them under certain circumstances,

•

we have used restricted stock units and will use market share units as well as stock options and performance shares in our long-term incentive plan because the restricted stock units and market share units retain value in a depressed market so that their holders are less likely to take unreasonable risks than they would to get or keep options “in the money”,

•	our equity awards generally are granted on an annual basis with long-term, overlapping vesting periods to motivate award holders to focus on sustained stock price appreciation, and

•

the time-based vesting of equity awards coupled with stock ownership requirements for our executive officers and other senior managers aligns the interests of the holders of those awards with the interests of our stockholders.

Based on its assessment, management concluded that our compensation programs promote value creation, do not encourage excessive risk and are not reasonably likely to have a material adverse effect on us. The Compensation and Organization Committee and its consultant concurred with that conclusion based on management’s review of its assessment with them.

Corporate Governance

Our By-laws, Corporate Governance Guidelines and Code of Business Conduct, and the charters of our Board committees, are posted on our website www.usg.com. The information on our website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any of our other filings with the Securities and Exchange Commission except where we expressly incorporated such information.

In January 2006, in connection with the rights offering we effected to finance a portion of the payments required by our plan of reorganization, we entered into an equity commitment agreement with Berkshire Hathaway, our largest stockholder, to provide a backstop commitment with respect to the rights offering. In connection with that commitment, Berkshire Hathaway acquired 6,969,274 shares of our common stock. We also entered into a shareholder’s agreement, or the Shareholder’s Agreement, with Berkshire Hathaway pursuant to which it agreed to vote 469,274 of those shares, an additional 3,602,918 shares it has acquired subsequent to the rights offering and certain other shares it acquires in the future on all matters submitted to our stockholders, other than approval of a stockholder rights plan, in the same proportion as shares owned by all stockholders are voted. The Shareholder’s Agreement also includes restrictions on Berkshire Hathaway’s ownership of our common stock and acquisition proposals it may make.

In addition, we are party to the Rights Agreement, which is commonly referred to as a stockholder rights plan. The Rights Agreement was amended in March 2013 in an effort to protect our NOLs. A copy of this amendment is attached as Annex C to this proxy statement. Under the Rights Agreement, as amended, if any person becomes the beneficial owner of 4.9% or more of our voting stock during a period of time that may extend through March 2016, stockholders other than the 4.9% triggering stockholder will have the right to purchase additional shares of our common stock at half the market price, thereby diluting the triggering stockholder; provided that stockholders whose beneficial ownership, as of 4:00 p.m., New York City time, on March 22, 2013, exceeded 4.9% of the Company’s then-outstanding common stock will be deemed for purposes of the Rights Agreement not to have exceeded that level of beneficial ownership so long as they do not thereafter acquire additional common stock other than in certain specified exempt transactions. Common stock that otherwise would be deemed to be “beneficially owned” under the plan by reason of ownership of our convertible notes are disregarded during the period in which the Trigger Threshold under the Rights Agreement is 4.9%. After a period of time that may extend through March 2016, the Trigger Threshold under the Rights Agreement will revert to the 15% level in effect prior to the March 2013 amendment of the Rights Agreement, unless the Board determines otherwise. The Rights Agreement also provides that, during the standstill period under the Shareholder’s Agreement with Berkshire Hathaway, an acquisition of shares of our common stock by Berkshire Hathaway (or certain of its affiliates) will not trigger the rights to the extent Berkshire Hathaway complies with the terms of the Shareholder’s Agreement and, following the expiration of the standstill period, such acquisitions will not trigger the rights unless Berkshire Hathaway or its affiliates acquire beneficial ownership of more than 50% of our voting stock on a fully diluted basis other than in certain specified exempt transactions.

Our Board of Directors is asking our stockholders to ratify, on an advisory basis, the Rights Agreement Amendment described above at our 2013 annual meeting of stockholders. A further explanation of the amendment is discussed below under the heading “Background to Proposals 3 and 4” and under Proposal 4, beginning on pages 58 and 64, respectively, of this proxy statement.

The rights issued pursuant to the rights plan will expire on January 2, 2017, unless earlier exchanged or redeemed. However, our Board of Directors has the power to accelerate or extend the expiration date of the rights. In addition, a Board committee composed solely of independent directors will review the rights plan at least once every three years to determine whether to modify the Rights Agreement in light of all relevant factors. Such a review was conducted in November 2012 and the next review is required by the end of 2015.

More information about, and copies of, the agreements referred to in this section and other related agreements are included in reports or statements we filed with the Securities and Exchange Commission on January 30, 2006, February 28, 2006, December 21, 2006, December 5, 2008 and March 22, 2013.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of the record date regarding beneficial ownership of our common stock by each director, each executive officer and former executive officer named in the Summary Compensation Table and all directors and executive officers as a group, including any shares held by executive officers through the Investment Plan.

Name	Common Shares Beneficially Owned, Excluding Shares Subject to Options and Restricted Stock Units (a)	Shares Subject to Vested Options and Options and Restricted Stock Units that Vest Within 60 Days	Deferred Stock Units (b)	Total Beneficial Stock and Stock Unit Holdings	Percent of Class
Jose Armario(c)	1,944	0	56,071	58,015	*
Matthew Carter Jr.	0	0	726	726	*
Lawrence M. Crutcher	21,175	0	10,691	31,866	*
Brendan J. Deely(d)	47,704	109,417	0	157,121	*
Stanley L. Ferguson	113,182	118,262	0	231,444	*
Richard H. Fleming	213,152	211,629	0	424,781	*
W. Douglas Ford(e)	10,356	0	32,651	43,007	*
Christopher R. Griffin	48,316	89,058	0	137,374	*
Gretchen R. Haggerty	22,447	0	0	22,447	*
William H. Hernandez	17,905	0	7,786	25,691	*
Matthew F. Hilzinger	0	43,303	0	43,303	*
Brian A. Kenney	17,393	0	0	17,393	*
Richard P. Lavin	17,391	0	0	17,391	*
Steven F. Leer	3,545	0	64,199	67,744	*
James S. Metcalf	246,781	368,995	0	615,776	*

All directors and executive officers as a group (20 persons)(e)	769,010	1,082,647	172,123	2,023,780	1.84

*	Less than one percent

(a)	Unless otherwise noted, each individual or member of the group has sole voting power and investment power with respect to the shares shown in this column.

(b)	Indicates the non-voting deferred stock units credited to the account of the individual director or members of the group under current and past director compensation programs. The units increase and decrease in value in direct proportion to the market value of our common stock and are paid in cash or stock following termination of Board service.

(c)	Includes 1,131 shares held by trusts for the benefit of Mr. Armario’s children.

(d)	Includes 2,000 shares held by Mr. Deely in joint tenancy with his wife as to which Mr. Deely shares voting power and investment power.

(e)	Includes 628 shares Mr. Ford holds in joint tenancy with his spouse as to which he shares voting power and investment power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

Our Code of Business Conduct provides that all of our employees, including our executive officers, and our directors, must avoid “conflicts of interest”—situations where their personal interest may be inconsistent with our interest and may interfere with the employee’s or director’s objectivity in making business decisions on our behalf. A conflict of interest may exist, for example, when an employee, officer or director (or one of their family members) has a financial interest in a company with which we do business or if an employee, officer or director in a position to influence business dealings with a company (a) has a direct or indirect interest in that company that would reasonably be viewed as significant to that person and (b) the amount of business done between us and that company is significant.

All of our employees and directors are required to report conflicts of interest so that we may address the situation properly. After disclosure, some conflicts of interest can be resolved through implementing appropriate controls for our protection. Where an appropriately disclosed conflict of interest is minor and not likely to adversely impact us, we may consent to the activity. In other cases where appropriate controls are not feasible, the person involved will be requested not to enter into, or to discontinue, the relevant transaction or relationship.

All of our executive officers and other salaried employees are required to disclose actual or potential conflicts of interest in which they may be personally involved in an annual certification reviewed by our Internal Audit and Legal Departments. In addition, all of our executive officers are required to disclose actual or potential conflicts of interest by quarterly certifications. Employees who complete these certifications are also required promptly to report in writing to the Internal Audit Department any conflict of interest situations that arise during the period between certifications.

Conflict of interest situations reported by employees are addressed by our Business Ethics Committee made up of representatives from our Internal Audit, Legal and Human Resources Departments, and, where appropriate, by senior management. If the conflict of interest involves one of our executive officers, the situation will be addressed by our Board of Directors or the Audit Committee of the Board. Quarterly reports of conflicts of interest and the resolution of them are provided to our Disclosure Committee and Chief Executive Officer in accordance with our disclosure controls and procedures.

We recognize that directors may be connected with other organizations with which we have business dealings from time to time. Under our Corporate Governance Guidelines, it is the responsibility of each director to advise the Chairman of the Board and the Governance Committee of the Board, through its Chair, of any affiliation with public or privately held businesses or enterprises that may create a potential conflict of interest, potential embarrassment to us, or possible inconsistency with our policies or values. Directors are also to advise the Chairman of the Board and the Governance Committee in advance of accepting an invitation to serve on the board of another public company.

We annually solicit information from our directors in order to monitor potential conflicts of interest. In accordance with our Corporate Governance Guidelines, any actual or potential conflict of interest involving a director will be investigated by the Governance Committee, with management assistance as requested, to determine whether the affiliation or transaction reported impairs the director’s independence and whether it is likely to adversely impact us. If the Committee determines that the director’s independence would be impaired, or the affiliation or transaction would likely impact us adversely, the director would generally be asked not to enter into, or to discontinue, the reported relationship or to resign from the Board. In other circumstances, the Committee will generally determine what, if any, controls, reporting and/or monitoring procedures are appropriate for our protection as a condition for approving the reported relationship or transaction. Relationships that give rise to potential conflicts of interest are generally not considered to adversely impact us if they are not required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K because

•	the amount involved in the transaction is less than $120,000,

•	the director’s only relationship to the other party involved in the transaction is as a director,

•	the director’s interest arises solely from the ownership of our stock and all holders of our stock received the same benefit on a pro rata basis,

•	the transaction involves rates or charges determined by competitive bids, or

•	the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

The foregoing policies and procedures apply to transactions involving our directors and executive officers and their immediate family members required to be reported under Item 404 (a) of Regulation S-K. Pursuant to a written directive issued by our Chairman, transactions required to be reported under that Item involving holders of more than 5% of our common stock are subject to review by an officer at the level of Executive Vice President or above to determine whether they are on an arm’s-length basis.

Compensation of all of our executive officers is approved by our Compensation and Organization Committee or the Board of Directors and compensation of our directors is approved by the Board.

Issuance of Convertible Senior Notes

In November 2008, we issued $400 million aggregate principal amount of 10% Contingent Convertible Senior Notes due 2018 to affiliates of Berkshire Hathaway and Fairfax. In connection with the issuance of notes, we entered into separate securities purchase agreements and registration rights agreements with Berkshire Hathaway and Fairfax. Pursuant to the securities purchase agreements, Berkshire Hathaway and Fairfax have the right, for so long as they own any notes, to participate in any of our future issuances of common stock, subject to certain exceptions. In the event we issue common stock, Berkshire Hathaway and Fairfax may each purchase up to that portion of the common stock being issued that equals their ownership percentage in our common stock prior to such issuance (assuming conversion of their notes).

Under the registration rights agreements, we granted Berkshire Hathaway and Fairfax demand and piggyback registration rights with respect to all of the notes and shares of common stock held by them and specified affiliates from time to time. The registration rights agreements entitle each of Berkshire Hathaway and Fairfax to make three demands for registration of all or part of the notes or common stock held by them and their affiliates, subject to certain conditions and exceptions. The registration rights agreements also provide that, subject to certain conditions and exceptions, if we propose to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering of securities on a form that would permit registration of the notes or shares of common stock that are held by Berkshire Hathaway, Fairfax or the specified affiliates, then we will offer Berkshire Hathaway, Fairfax and their specified affiliates the opportunity to register all or part of their notes or shares of common stock on the terms and conditions set forth in the applicable registration rights agreement. The registration rights agreement with Berkshire Hathaway amended and restated the registration rights agreement we entered into with Berkshire Hathaway in January 2006.

The securities purchase agreements and registration rights agreements were approved by our Board of Directors. More information about, and copies of, the agreements referred to in this section and other related agreements are included in a report we filed with the Securities and Exchange Commission on November 26, 2008.

Shareholder’s Agreement with Berkshire Hathaway

In connection with the equity commitment agreement we entered into with Berkshire Hathaway in January 2006, we entered into the Shareholder’s Agreement with Berkshire Hathaway pursuant to which Berkshire Hathaway agreed, among other things, that for a period of seven years following completion of our rights offering in August 2006, except in limited circumstances, it will not acquire additional beneficial ownership of our voting securities if, after giving effect to the acquisition, it would own more than 40% of our voting securities on a fully diluted basis. Berkshire Hathaway further agreed that, during that seven-year period, it would not solicit proxies with respect to our securities or submit a proposal or offer involving a merger, acquisition or other extraordinary transaction unless the proposal or offer is

•	requested by our Board, or

•

made to the Board on a confidential basis and is conditioned on approval by a majority of our voting securities not owned by Berkshire Hathaway and a determination by the Board as to its fairness to stockholders and, if the proposed transaction is not a tender offer for all shares of common stock or an offer for the entire company, is accompanied by an undertaking to offer to acquire all of our shares of common stock outstanding after completion of the transaction at the same price per share as was paid in the transaction.

Under the Shareholder’s Agreement, for the same seven-year period, we agreed to exempt Berkshire Hathaway from our existing or future stockholder rights plans to the extent that Berkshire Hathaway complies with the terms and conditions of the Shareholder’s Agreement. If there is a shareholder vote on a stockholder rights plan that does not contain this agreed exemption, Berkshire Hathaway may vote without restriction all the shares it holds to approve or disapprove the proposed stockholder rights plan. On all other matters, Berkshire Hathaway is required to vote certain of the shares it owns as described under the heading “Corporate Governance” beginning on page 17 of this proxy statement. We and Berkshire Hathaway also agreed that, after the seven-year standstill period ends, during the time that Berkshire Hathaway owns our equity securities, Berkshire Hathaway will be exempted from our stockholder rights plans, except that our stockholder rights plans may require that Berkshire Hathaway does not acquire (although it may continue to hold) beneficial ownership of more than 50% of our voting securities, on a fully diluted basis, other than pursuant to an offer to acquire all shares of our common stock that is open for at least 60 calendar days.

The equity commitment agreement and Shareholder’s Agreement were approved by our Board of Directors.

Transactions with Principal Stockholders

We purchase products, principally fiberglass and insulation, and services, including pipeline services, and lease equipment from subsidiaries of Berkshire Hathaway in the ordinary course of our business. The aggregate amount of those purchases and lease transactions in 2012 was approximately $30.9 million. We purchase products, principally insulation, from affiliates of Gebr. Knauf in the ordinary course of business. Those purchases aggregated approximately $12.5 million in 2012. We sold approximately $4,000 of products to affiliates of Gebr. Knauf in 2012. We are a partner with an affiliate of Gebr. Knauf in a joint venture that manufactures and markets cement-based panels primarily in Europe and the former Soviet Union. The joint venture had sales of approximately $58.9 million in 2012.

In 2012, we and our wholly-owned subsidiaries, USG Foreign Investments, Ltd. and USG (UK) Ltd., collectively the Sellers, entered into a Share and Asset Purchase Agreement with Knauf International GmbH and Knauf AMF Ceilings Ltd., affiliates of Gebr. Knauf and collectively Knauf, pursuant to which the Sellers sold to Knauf certain of their wholly-owned European business operations. Those businesses include the manufacture and distribution of certain ceiling grid and finishing compounds principally throughout Europe, Russia and Turkey. We received net proceeds of $73 million resulting in a gain of $55 million, net of tax, from the sale.

We and our subsidiary L&W Supply Corporation, or L&W Supply, are defendants, along with many other companies that include affiliates of Gebr. Knauf, in lawsuits relating to Chinese-made wallboard installed in homes. The lawsuits claim that the Chinese-made wallboard is defective and emits sulfur gases causing, among other things, an odor and corrosion of certain metal surfaces. Most of the lawsuits also allege that the Chinese-made wallboard causes health problems. L&W Supply sold some of the allegedly defective wallboard primarily in the Florida region in 2006. The Chinese wallboard that L&W Supply distributed was manufactured primarily by Knauf Plasterboard (Tianjin) Co. Ltd., or KPT, and two other Chinese affiliates of Gebr. Knauf. L&W Supply has resolved some of the customer and homeowner claims relating to allegedly defective Chinese-made wallboard sold by L&W Supply by paying a portion of the remediation costs for the homes at issue. In 2012, L&W Supply was reimbursed approximately $900,000 by an affiliate of Gebr. Knauf for a portion of L&W Supply’s costs incurred in resolving claims relating to wallboard manufactured by KPT. In accordance with the terms of an agreement among L&W Supply and Gebr. Knauf and their respective affiliates that limits L&W Supply’s liability for all other pending and future property damage claims relating to homes to which L&W Supply delivered wallboard manufactured by KPT, an affiliate of Gebr. Knauf will fund a substantial portion of the costs of resolving the remaining property damage claims for homes covered by the agreement, and L&W Supply’s net liability for such claims is currently estimated to be approximately $2.1 million.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section of the proxy statement contains a discussion of our compensation philosophy and objectives and a description of the specific types of compensation we provide to our named executive officers, who are the individuals named in the Summary Compensation Table on page 40 of this proxy statement. It also provides information regarding how our compensation policies were applied to our named executive officers in 2012 and other information that we believe may be useful to investors.

Executive Summary

USG’s executive compensation program is designed to attract, motivate and retain talented executives with the skills required to achieve our strategic and annual operating objectives so that we can create value for our stockholders. The program seeks to align the interests of management with those of stockholders through a combination of base salary, annual and long-term incentive compensation awards, retirement and other benefits and limited perquisites. Generally, about 70% of compensation opportunity for our executive officers as a group is variable based on the achievement of earnings, annual operating and financial targets and total stockholder return.

Compensation Governance

Our executive compensation practices include governance features that support our pay for performance philosophy, including

•

the Compensation and Organization Committee of our Board of Directors is comprised solely of independent directors with whom stockholders may communicate as discussed under “Communications with Directors” on page 16 of this proxy statement;

•

the Compensation and Organization Committee’s consultant, Towers Watson, is retained directly by the Committee, and the Committee has assessed the independence of Towers Watson and did not identify any conflict of interest that would prevent Towers Watson from independently representing the Committee; and

•

the Compensation and Organization Committee has reviewed compensation-related risk with management and Towers Watson and concurs in management’s conclusion that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on us.

These governance practices are complemented by specific compensation program elements designed to align the program with stockholder interests and encourage management not to take excessive risks, including

•	stock ownership guidelines for our executive officers and non-employee directors, as described on pages 36 and 55, respectively, of this proxy statement;

•

compensation recoupment, or “clawback,” provisions that allow our Board of Directors to recoup excess incentive compensation paid to an executive officer if our financial statements are restated due to fraud or intentional wrongdoing of the executive officer;

•	a limit on the payout under the annual Management Incentive Program, or Program, to a maximum of two times the par, or target, incentive award;

•

performance share awards that are earned based on a comparison of our total stockholder return over a three-year vesting period to the total stockholder return for the companies in the Dow Jones U.S. Construction and Materials Index; and

•	prohibitions on our executive officers engaging in speculative transactions involving our securities, including buying or selling puts or calls and short sales.

2012 Financial Performance and Executive Compensation

The extended downturn in the North American housing and construction markets has significantly impacted our businesses over the past five years. From 2006 to 2011 housing starts in the United States declined by 75%, and our net sales declined by almost 50% during this period. To address the downturn, we have taken aggressive steps to lower our breakeven and improve operating results by implementing our strategic priorities: strengthening our core businesses, diversifying our earnings and differentiating our value proposition through innovative products and services.

Specific actions we have taken include sizing the company’s manufacturing and distribution businesses to the market opportunity, reducing overhead and related spending, maximizing the performance of our ceilings, substrates, international and other non-wallboard businesses and introducing new products such as SHEETROCK® Brand UltraLight Panels, SECUROCK® glass mat panels and DUROCK® Next Gen cement boards. We also continued to focus on operational excellence with record or near record performance in safety, quality, customer satisfaction and operating efficiency.

These efforts, along with a modest improvement in the market for our core products, resulted in a significant improvement in our financial results in 2012. Our net sales were $3.224 billion in 2012, an increase of more than 10% compared to 2011, and we had operating profit of $73 million in 2012, which was our first operating profit since 2007. In addition, our stock price increased by more than 175% between December 31, 2011 and December 31, 2012.

A significant portion of compensation opportunity for our executives varies based on financial and operating performance. Actual compensation for 2012 for our named executive officers reflects the improvement in our results and the achievement of key performance metrics as discussed below.

•

Base Salary — In 2012, following a three year period in which annual salary increases were suspended, we instituted a salary increase for named executive officers as well as all salaried employees. The increase for our Chief Executive Officer was approximately 6%, and the average increase for the other named executive officers was approximately 3.5%.

•

Annual Incentive Awards — Fifty percent of annual incentive award opportunity is based on net earnings. In 2012, as for the past four years, no payment was made for this segment of the award because we did not record net earnings during this period. The balance of the award opportunity is based on the achievement of annual operating and financial objectives, or Focus Targets.

Our annual Management Incentive Program for services performed in 2011, or the 2011 Program, and our Program for services performed in 2012, or the 2012 Program, each contained a provision that no awards could be earned or paid until we reported a positive annual consolidated adjusted operating profit, and no awards could be earned if we failed to achieve such profit by 2014. The Program for 2011 and 2012 provided an incentive or adjustment to payouts under the awards based on the year in which an adjusted operating profit was achieved. As a result of our achievement of consolidated adjusted operating profit in 2012, payments under the Focus Target segment of the 2011 Program and 2012 Program were approved by the Committee and our Board of Directors and paid in February 2013. The Focus Target segment of the 2011 Program was increased by 25% and the Focus Target segment of the 2012 Program was increased by 100% in accordance with the terms of the Program.

•

Long-Term Incentive Awards — Annual equity awards were made to named executive officers and other participants in February 2012 at levels approximately equal to levels we granted in 2011 and 2010. Awards were comprised of stock options, restricted stock units and performance shares. Special equity awards were also granted during the year to Mr. Hilzinger as part of his offer of employment and to Messrs. Griffin and Deely to provide additional incentives to accelerate our return to profitability and for retention purposes.

Compensation Philosophy and Objectives

USG’s executive compensation philosophy is to provide a competitive total compensation package that aligns the interests of management with those of stockholders, motivates management to achieve our long-term strategic and annual operating objectives and enables us to attract and retain talented executives.

We align management’s interests with those of our stockholders by using equity-based long-term incentive awards, including awards that vest only upon the achievement of performance objectives, maintaining stock ownership guidelines and restricting hedging activity. We base annual incentive awards on consolidated net earnings and on selected key operational and financial metrics. We also restricted payouts under our annual incentive awards until we achieved an operating profit.

We motivate management to achieve our strategic growth and annual operating objectives through compensation programs that reward performance. Our programs are designed with the intent that generally 70% of the targeted compensation opportunity for our executive officers as a group is variable based on achievement of earnings, annual operating and financial targets and total stockholder return. The annual operating and financial targets are selected to motivate management to take actions that benefit both short-term operating and long-term strategic objectives.

We attract and retain talented managers by ensuring that compensation opportunity is competitive in relation to similar positions in similar organizations. In setting compensation opportunity for our executive officers, we use the median level of compensation opportunity for a comparator group of companies as the reference point. We generally seek to set the target compensation opportunity for an individual executive officer within a band of 75% to 125% of the median based on the executive officer’s performance, experience and skill. We also adjust compensation levels based on internal equity to appropriately reward the contributions of our executives and to facilitate succession planning objectives.

We implement our executive compensation philosophy through the following programs:

Program	Description	Participants	Objectives Achieved

ANNUAL CASH COMPENSATION
Base Salary	Annual cash compensation based on competitive market data and individual performance	All salaried employees	Reward Performance Market Competitive Compensation
Annual Management Incentive Program	Annual cash incentive awards based on net earnings and annual achievement of operating and financial performance objectives	All executive officers and approximately 254 other managers	Reward Performance Market Competitive Compensation Stockholder Alignment

LONG-TERM INCENTIVE COMPENSATION
Long-Term Incentive Plan	Equity-based incentives, including stock options, restricted stock units and/or performance shares. The awards vary based on position, individual performance, potential and competitive practice	All executive officers and approximately 187 other managers	Stockholder Alignment Reward Performance Market Competitive Compensation Retention

BENEFITS / PERQUISITES
Retirement, Health and Welfare Benefits	Retirement and investment plans, medical, dental, vision and other welfare benefits	All employees	Market Competitive Compensation Retention
Executive Benefits and Other Perquisites	Death, disability and personal liability insurance, financial planning, company automobile and other benefits	All executive officers and certain other senior managers	Market Competitive Compensation Retention

We also provide two types of employment security agreements for our executive officers. Employment Agreements provide compensation if an executive officer is involuntarily terminated without cause. Change-In-Control Severance Agreements provide executive officers compensation if there is a change in control and the executive officer is either involuntarily terminated without cause or the executive leaves for “good reason,” as defined in the agreements. These agreements help us to attract and retain talented executives, protect our intellectual property, reduce the potential for employment litigation and avoid the loss of executives to our competitors and other corporations.

In 2012, the Committee and our Board of Directors determined that any new Employment Agreement or Change in Control Severance Agreement would not include provisions providing for modified tax gross-ups or additional service and age credit under our retirement plan. Accordingly, our agreements with Mr. Hilzinger do not include such provisions.

Committee Position on Incentives and Excessive Risk

The Compensation and Organization Committee, or Committee, of our Board of Directors believes that the design of our compensation programs, which balances salary, short-term incentives and long-term incentives, does not encourage management to take excessive risks to maximize earnings or meet performance objectives in a single year at the expense of our long-term objectives.

The annual incentive program has a mix of financial and operating objectives, a limitation on the amount of payments and a “clawback” feature described on page 23 of this proxy statement. The Long-Term Incentive Plan, or Plan, uses a variety of equity compensation awards (stock options, restricted stock units and performance shares) that have extended vesting periods and provide different incentives. It also includes a “clawback” feature. Together with our stock ownership guidelines and a prohibition on speculative transactions involving our securities, this balanced array of incentives encourages management to achieve both short-term operating and financial and long-term strategic objectives. The Committee and its consultant annually review a risk assessment of our compensation programs, and they believe that these programs do not create risks that are reasonably likely to have a material adverse effect on us.

Compensation and Organization Committee

Our executive compensation programs are overseen by the Committee. The Committee is comprised solely of independent directors, as defined by the New York Stock Exchange listing standards. The current Committee members are Steven F. Leer (Chair), Jose Armario, W. Douglas Ford, and Richard P. Lavin. The Committee’s charter charges it with various accountabilities, including

•	to review and make recommendations to the Board of Directors with respect to management organization, succession and development programs, the election of corporate officers and their compensation,

•	to make decisions required by a committee of the Board of Directors under all stock option and restricted and deferred stock plans, and

•

to approve and report to the Board of Directors changes in salary ranges for all other major position categories and changes in retirement plans, group insurance plans, investment plans or other benefit plans and management incentive compensation or bonus plans.

The Committee’s charter is reviewed at least annually. The charter can be found on our website www.usg.com.

Committee Calendar and Meetings

Normally the Committee meets between four and six times a year. In 2012, the Committee held five meetings and also acted three times by unanimous written consent in lieu of a meeting. The agendas for meetings and the annual Committee calendar are developed by management in consultation with the Committee Chair. The Committee has retained an independent compensation consultant, and one of its representatives is usually in attendance at Committee meetings.

The Committee periodically holds meetings or executive sessions to review matters with its compensation consultant without management present. The Committee also periodically holds meetings or executive sessions with neither its independent compensation consultant nor management present.

Management’s Role in Compensation

Our Human Resources Department is responsible for the administration of our executive compensation, benefits and related programs. The Senior Vice President, Human Resources is accountable for making proposals to the Committee for changes in compensation and benefit programs at the request of either management or the Committee. The Senior Vice President, Human Resources is also the primary management contact for the Committee Chair.

Our Chairman, President and Chief Executive Officer and Senior Vice President, Human Resources usually attend Committee meetings to present matters for consideration by the Committee and to answer questions regarding those matters. Other executive officers and senior managers may attend meetings at the request of either management or the Committee to provide information and answer questions relevant to the Committee’s consideration of matters presented to it. Management’s consultant also attends these meetings to provide background and respond to questions.

The Chief Executive Officer recommends to the Committee any changes in compensation for executive officers (other than himself) based on his assessment of each individual’s performance, contribution to our results and potential for future contributions to our success. The Committee meets in executive session without any members of management present to review the performance and compensation of the Chief Executive Officer, to evaluate compensation proposals made by management and to make decisions with respect to those proposals.

Once each year (typically in July) management provides the Committee with an overview of all compensation and benefit plans pertaining to executive officers, including the purpose and cost of the programs and the value delivered to the participants by the programs. The Committee uses this information when evaluating subsequent compensation proposals by management and in developing its own proposals for changes to executive officer compensation. The Chief Executive Officer and the Senior Vice President, Human Resources also lead an annual review for the Board of our management succession plans. This review provides the Committee and other Board members with information regarding the performance and potential of our management team that can be taken into account when executive compensation decisions are made.

Compensation Consultants

The Committee has retained Towers Watson as a compensation consultant to provide the Committee with an independent review of our executive compensation program. Towers Watson was selected by the Committee and works under the direction of the Committee Chair. The Committee has assessed the independence of Towers Watson and did not identify any conflict of interest that would prevent Towers Watson from independently representing the Committee.

Towers Watson’s primary role is to provide an independent analysis of competitive market data and to assist the Committee in evaluating compensation proposals made by management. The Committee has also on occasion asked Towers Watson to assist it in developing the compensation package for our Chief Executive Officer. Towers Watson’s fees for its services provided to the Committee in 2012 were $34,765.

Towers Watson provided services to management during 2012 only to advise regarding broad-based benefit plans and casualty insurance programs and to provide non-customized surveys regarding compensation of non-officer salaried employees. Its fees for those services were $167,276. At the direction of the Committee Chair, Towers Watson may meet with management and/or management’s consultant to review management’s proposals prior to the Committee’s review. A representative of Towers Watson generally attends the Committee’s meetings. USG pays Towers Watson’s fees for consulting services provided to the Committee after approval of those fees by the Committee Chair.

Management also uses consultants to provide analysis and advice with respect to executive compensation programs and practices. Management’s primary advisor for compensation-related matters is Exequity, LLP. Exequity assists management in analyzing competitive market practices and benchmark data and in developing proposals for review by the Committee. It does not provide any services to USG other than executive compensation consulting. Management also contracts with Aon Hewitt to conduct an annual competitive review of our executive compensation pay practices compared to those of a comparator group of companies. The study assists management in comparing compensation levels for our executive officers to compensation levels of the comparator group. Aon Hewitt does not assist management in formulating proposals for compensation changes for executive officers. Aon Hewitt provides other services to us related to the administration of our retirement, health and welfare benefit plans.

Setting Compensation Levels — Compensation Committee Annual Review

In February of each year, the Committee sets the level of each element of compensation for our executive officers. As part of this process, the Committee considers market competitiveness, current market conditions, performance for the prior year, succession plans and internal equity.

Market Competitiveness

Since 2003, management has engaged Aon Hewitt to conduct an annual Executive Compensation Competitive Review to compare compensation opportunity for our executive officers to the compensation opportunity provided for similar positions by 20-25 industrial and/or Chicago-based companies. Each executive officer’s position, including the Chief Executive Officer’s position, is compared to positions with similar responsibilities or at an equivalent level in this comparator group in terms of base salary, annual incentive, long-term incentive and total compensation. If there is no comparable position in the comparator group, the Committee generally sets compensation opportunity for the executive officer based on internal equity.

The review provides the Committee with market information that enables it to evaluate total compensation opportunity, the mix of fixed and variable compensation elements and how total compensation is divided between the various elements. The Committee uses that information to evaluate recommendations made by management with respect to compensation of our executive officers other than the Chief Executive Officer and to develop its own recommendations with respect to the compensation of the Chief Executive Officer.

We select our comparator companies from among those for which data is available in Aon Hewitt’s Total Compensation Measurement data base, based on their similarity to USG in terms of industry, annual revenue, complexity of operations, business cyclicality and geographic location. They are the types of companies with which we compete for talent. For 2012, Stanley Black & Decker was added and our peer group was comprised of:

Armstrong World Industries, Inc.	Foster Wheeler Corporation	PacTiv Corporation
Ball Corporation	Kennametal Inc.	Stanley Black & Decker
Boise Cascade LLC	Lennox International, Inc.	Temple Inland
BorgWarner, Inc.	Martin Marietta Materials, Inc.	Texas Industries
Brunswick Corporation	Masco Corporation	The Sherwin-Williams Company
Cooper Industries, Inc.	MeadWestvaco Corporation	The Valspar Corp.
Dover Corporation	Mueller Water Products	Vulcan Materials Company
Fortune Brands, Inc.	Owens Corning Corporation	W.W. Grainger, Inc.

We have designed our executive compensation package to be market competitive in total. Our objective is to provide executive officers with a targeted total compensation opportunity generally within a band of 75% to 125% of the median of the comparator group for their individual positions in the case of our Chairman, President and Chief Executive Officer and our Executive Vice Presidents and for their position level for our Senior Vice Presidents and Vice Presidents. Median compensation data for our peer group is derived by using regression analysis, which is a technique used to size adjust comparator group data to the appropriate scope. For 2012, the comparator group data was size adjusted to a revenue of $2.9 billion, which approximated our annual revenues at the time the analysis was completed.

Total compensation opportunity for each executive officer is set based on performance, experience, skill and internal equity. Executives who are new in a position may be below the median for one or more elements of compensation. To reward extraordinary accomplishments, to promote retention and succession planning objectives and/or to maintain internal equity, we may pay an element of compensation in excess of 125% of the median. In circumstances where the scope of one of our executive’s position differs significantly from the scope of responsibility of similarly titled positions in the comparator group companies, the Committee may set the targeted compensation opportunity for that executive outside the 75% to 125% of median range. The Committee is comfortable with setting one or more elements of an executive’s compensation opportunity outside this range because the Committee is more concerned with the competitiveness of our executive officers’ total compensation opportunity than the opportunity represented by any one individual element of compensation.

Total target net compensation — base salary, target annual incentive opportunity and the grant date value of long-term incentive awards — for each of our named executive officers for 2012 was initially set as follows:

Percentage of 2011 Median
Mr. Metcalf	95.9
Mr. Hilzinger	124.6
Mr. Ferguson	121.4
Mr. Griffin	120.6
Mr. Deely	112.6
Mr. Fleming	102.0

In addition to the annual salary, annual incentive and annual long-term incentive grants made to the named executive officers, special equity awards were made during 2012 to Messrs. Hilzinger, Deely and Griffin as discussed in more detail on page 35 of this proxy statement.

Performance

The Committee assesses the performance of the Chief Executive Officer in executive session at the February Committee meeting and makes recommendations to the Board regarding the Chief Executive Officer’s compensation. The Chief Executive Officer conducts a similar assessment of the performance of the other executive officers and summarizes the results for the Committee when making his compensation recommendations to the Committee at the February Committee meeting.

The Committee’s determination of our executive officers’ compensation adjustments, if any, is based on its assessment of each executive officer’s contribution to our overall financial results for the year and to the accomplishment of our annual operating and financial objectives as well as internal equity. Among the 2011 accomplishments considered by the Committee in making its recommendation to the Board regarding 2012 compensation levels for our named executive officers were:

•	we reduced our operating loss by more than 20% from 2010 to 2011 during a prolonged housing recession and declining wallboard market;

•	we achieved record or near record safety, productivity, quality and customer service results;

•	USG was named a vendor of the year by The Home Depot in both the U.S. and Canada;

•	SHEETROCK® Brand UltraLight panels outperformed our expectations accounting for 38% of all of our wallboard shipments in the fourth quarter of 2011;

•	Worldwide Ceilings increased operating profit by over 20% compared to 2010;

•	USG Interiors recorded its highest operating profit in more than 10 years;

•	USG Mexico’s operating profit improved by more than 20% compared to 2010; and

•	the restructuring at L&W Supply produced positive results with continuing improvement in performance for seven consecutive quarters.

Internal Equity

The Committee also considers the level of compensation opportunity of executive officers based on its judgment of the relative importance of the responsibilities of each executive officer position to USG and each executive officer’s contribution to corporate results. In addition, adjustments may be made to further our succession planning philosophy of developing and promoting talent from within USG. The Chief Executive Officer’s compensation opportunity has historically been significantly higher than that of our other named executive officers based on our philosophy of paying market competitive compensation and reflects his broader accountability and the greater percentage of his total compensation that is performance-based. We do not set the compensation level of our executive officers as a multiple of the compensation of any other employee or group of employees.

Advisory Votes Related to Named Executive Officer Compensation

At our annual meeting of stockholders held in May 2011, the compensation of our named executive officers set forth in the proxy statement for that meeting was approved, on an advisory basis, by more than 87% of the votes cast by our stockholders, and the recommendation of the Board of Directors to hold an advisory vote regarding the compensation of our named executive officers every three years received the support of almost two-thirds of the votes cast by our stockholders. Taking into consideration that support, the Board determined to hold future stockholder advisory votes regarding the compensation of our named executive officers every three years until the next required vote regarding that frequency in 2017. Also taking into account the substantial stockholder support of the compensation described in the proxy statement for our 2011 annual meeting, the Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote.

Elements of Total Compensation

Our total compensation program consists of the following elements:

•	base salary;

•	annual incentive;

•	long-term incentive; and

•	benefits and perquisites.

Base Salary

The starting point for determining base salaries for our executive officers is the annual Aon Hewitt Executive Compensation Competitive Review. Individual salaries for our executive officers range between approximately 94% and 116% of the median for the comparator group. Factors that warrant paying above the median include: individual performance, as assessed by the Chief Executive Officer (or in the case of the Chief Executive Officer, the Compensation and Organization Committee), experience, skills, internal equity and retention considerations.

No annual salary increases were approved from 2009 through 2011. However, certain named executive officers received salary increases during that time to reflect changes in accountabilities, including an increase in Mr. Metcalf’s salary effective January 1, 2011 in connection with his election as our Chief Executive Officer. The Committee approved salary increases for 2012 for all salaried employees, including the following increases for our named executive officers other than Mr. Hilzinger who joined the Company in 2012:

Percentage Increase
Mr. Metcalf	6.1%
Mr. Ferguson	3.0
Mr. Griffin	6.7
Mr. Deely	4.3
Mr. Fleming	—

Annual Incentive

Our annual Management Incentive Program provides a variable reward opportunity based on corporate net earnings and the achievement of operating and financial objectives derived from the annual operating plan. We pay annual incentive awards in the first quarter of the year following the year in which they are earned.

The target annual incentive opportunity for participants in the Program is expressed as a percentage of base salary. For 2012, the target annual incentive opportunity for executive officers ranged from 45% of base salary to 100% of base salary for the Chief Executive Officer. The amount of the target annual incentive opportunity for each of our named executive officers for 2012 is indicated under the heading “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” in the 2012 Grants of Plan-Based Awards Table on page 43 of this proxy statement.

In 2012, Mr. Metcalf’s target annual incentive was increased from 90% of base salary to 100% of base salary. This change was made to appropriately reflect the scope of his accountability and to ensure the compensation opportunity provided is market competitive. Our Chief Executive Officer’s annual incentive opportunity is higher than the opportunity for our other executive officers in 2012 in recognition of the broader scope of his responsibilities and impact on corporate performance, and based on market data regarding compensation of chief executive officers of the companies in our comparator group.

For 2012, the annual incentive award opportunity was comprised of the following segments that are designed to provide an incentive to maximize earnings and pursue operational excellence.

•

Share of Net Earnings: 50% of the 2012 Program target award opportunity for our executive officers was based on a “share of the earnings” formula. We use a portion of our consolidated net earnings to fund a pool from which we pay awards to participants. Adjustments to net earnings may be made (with the Committee’s approval) for the impact of acquisitions, new accounting pronouncements and other non-operational items.

We designed the share of the earnings concept to align our annual incentive awards with overall corporate results. As corporate performance (measured by consolidated net earnings) improves, more funds are allocated to the share of the earnings pool and participants receive larger awards. Similarly, if earnings decline, fewer funds are allocated to the pool, resulting in lower, or no, awards for participants.

The allocation of consolidated net earnings to the pool is based on a schedule designed so that participants could earn a par award for this segment of the Program in 2012 if consolidated net earnings in the year were $50 million. The minimum amount of net earnings required for any payment under this segment for 2012 was $10 million. No award under the share of the earnings portion of the Program was earned in 2012 since we did not report consolidated net earnings for the year. No awards under the share of the earnings portion of the Program have been earned since 2007. The Committee reviews the formula for reasonableness annually.

•

Focus Targets: 50% of the 2012 Program target award opportunity for our executive officers was based on the achievement of annual operating and financial objectives, called Focus Targets. These targets are derived from our annual planning process and are measurable and verifiable. We use broad, high impact measures such as business unit and corporate profitability, gross margin and working capital that are designed to promote a balanced performance between operational and long-term growth objectives and to reward achievements that contribute to our profitability even if we do not achieve net earnings. The payout can range from zero to 200%.

The Committee approves the Focus Target measures and minimum, par and maximum performance levels for each measure early in the year. In February of the following year, the Committee reviews the prior year’s performance, including the degree of achievement of each of the Focus Targets and the computation of the share of the earnings formula.

We designed the Program in recognition of the cyclical nature of our businesses to provide management with a strong incentive to maximize operational performance at all points of the business cycle. During peak years, corporate earnings may be driven in part by market conditions, but strong operational performance must be achieved to earn a maximum payout under the Program. Similarly, at the bottom of the cycle, when market conditions provide less net earnings opportunity or we incur a net loss, management still has strong incentive to optimize operational efficiency and productivity and to enhance our market leadership positions.

Our key objectives for 2012 were centered on increasing operational efficiencies that lower our break-even and driving innovation to increase revenues and customer satisfaction. The Focus Targets for our named executive officers for 2012 were chosen to support these objectives. We believe these targets were effective because during 2012 we increased our net sales by more than 10% and achieved our first operating profit since 2007. We also refocused our distribution business and significantly reduced its operating loss, achieved record operating results in our ceilings business and took other actions to improve operating efficiency and reduce working capital. These achievements contributed to the performance in relation to the 2012 Focus Targets for our named executive officers reflected in the table below, which also sets forth other information regarding those 2012 targets.

Measure	Minimum	Target	Maximum	2012 Performance % of Target	Payout Earned % of Par(1)
Building Systems Adjusted Operating Profit (Loss) ($ in millions)(2)	$47	$58.7	$71	289%	200%
L&W Supply Adjusted Operating Profit (Loss) ($ in millions)(2)	$(49.4)	$(24.7)	$0	77	88
International Adjusted Operating Profit (Loss) ($ in millions)(2)	$39	$59.5	$80	96.3	95
Adjusted EBITDA ($ in millions)(2)	$116	$192.9	$271	135.3	187
Working Capital (Corporate) (% of Net Sales)	15.9%	14.4%	13%	108.3	186
Working Capital (L&W Supply) (% of Net Sales)	17%	15.5%	14%	103.9	140
Working Capital (International) (% of Net Sales)	12.5%	11.4%	10.3%	113.8	200
U.S. Wallboard Cost		(3)		103.1	131
U.S. Wallboard Spread		(3)		184.1	200

(1)	Percentages reflect the profitability adjustment because we reported a consolidated adjusted operating profit in 2012.

(2)	Adjusted to eliminate the effect of non-cash charges, such as asset impairments, restructuring charges and, in the case of Adjusted EBITDA, management incentive, profit sharing and bonus plans.

(3)	We do not publicly disclose wallboard cost and spread because that information constitutes confidential commercial or financial information, the disclosure of which would cause us competitive harm.

For 2012, the named executive officers were assigned the following Focus Targets with the weightings indicated below:

	Building Systems Adjusted Operating Profit (Loss)	L&W Supply Adjusted Operating Profit (Loss)	International Adjusted Operating Profit	Adjusted EBITDA	Working Capital	U.S. Wallboard Spread
Mr. Metcalf	10%	10%	10%	10%	10%
Mr. Hilzinger	10%	10%	10%	10%	10%
Mr. Ferguson	10%	10%	10%	10%	10%
Mr. Griffin	20%		10%	10%		10%
Mr. Deely		20%		10%	10%	10%
Mr. Fleming	10%	10%	10%	10%	10%

Achievement of the Focus Target segment of the 2012 Program resulted in awards of approximately 77% of par for our named executive officers and 78% of par for all other executive officers, before the profitability adjustment in accordance with the terms of the 2012 Program due to our achievement of consolidated adjusted operating profit in 2012, as detailed below. On an individual basis, the payouts ranged from approximately 71% to 89% of par for our named executive officers and 76% to 87% of par for all of our other executive officers, before the profitability adjustment. Since there was no payout under the share of earnings segment of the 2012 Program, those ranges represent the total payouts for our executive officers as a group for the 2012 Program. Over the seven years ended 2012, the total payout under our annual Management Incentive Program for executive officers as group, excluding the profitability adjustments for 2011 and 2012, has ranged from approximately 34.6% to 142% of par, and has averaged approximately 69% of par.

As noted above, both the 2011 Program and the 2012 Program required that we report consolidated adjusted operating profit prior to 2014 before any awards could be earned or paid. The potential payments under the 2011 Program and 2012 Program are reflected in the following table and were dependent on the year in which we first achieved consolidated adjusted operating profit:

Year Profitable	Payout for 2011 Plan	Payout for 2012 Plan
2011	200%	N/A
2012	125%	200%
2013	100%	125%
2014 or later	No award earned	No award earned

With the corporation’s achievement of consolidated adjusted operating profit in 2012, payments under the Focus Target segment of the 2011 Program and 2012 Program were approved by the Committee and our Board of Directors and paid in February 2013. The Focus Target segment of the award under the 2011 Program was increased by 25% and the Focus Target segment of the award under the 2012 Program was increased by 100% in accordance with the terms of the Programs. The payments under both the 2011 Program and 2012 Program are reported for the year 2012 under the heading “Non-Equity Incentive Plan Compensation” in the 2012 Summary Compensation Table on page 40 of this proxy statement because the performance measure relating to the payment under the 2011 Program was not fully satisfied until we had consolidated adjusted operating profit in 2012. The aggregate payments of the awards for the two years including the profitability adjustments equate to approximately target awards for our executive officers for each of the two years.

Long-Term Incentive

The purpose of our equity-based Long-Term Incentive Plan is to align the interests of management with those of our stockholders, drive earnings and provide a competitive compensation opportunity that enables us to attract and retain talented managers. The Plan provides for the use of stock options, stock appreciation rights, restricted stock, restricted stock units, or RSUs, performance shares, performance units and other stock and cash awards. As discussed above, at their regularly scheduled meetings in February 2012, the Committee and Board approved annual awards under the Plan for 2012. For executive officers:

•

37.5% of the grant date value of the total award was provided in the form of non-qualified stock options. We used stock options to align management and stockholder interests by providing an opportunity for management to achieve meaningful levels of stock ownership, to create a strong incentive for management to grow our business and to provide the opportunity for competitive compensation based on long-term stock price appreciation. The options generally vest at a rate of 25% per year, and the exercise price of the options is the closing price of our common stock on the New York Stock Exchange on the date the option grants were approved by the Board.

•

37.5% of the grant date value of the total award was provided in the form of RSUs. The RSUs generally vest at a rate of 25% per year. We used RSUs for the same reasons we used stock options and to promote retention. At grant, the value of the RSUs is equal to our stock price. Their value will increase if our stock price increases during the vesting period, which provides an incentive for management to maximize shareholder return. Because they also have value even if the stock price does not increase or if it decreases, they promote retention throughout the business cycle.

•

The remaining 25% of the grant date value of the total award was provided in the form of performance shares. The actual number of shares of common stock to be issued can range from zero to 200% of the number of performance shares awarded, based on a comparison of our total stockholder return over the three-year vesting period ending December 31, 2014 to the total stockholder return for the companies in the Dow Jones U.S. Construction and Materials Index. Adjustments may be made to the Index to reflect changes in the companies included in the Index during the vesting period. We use this Index because it is comprised of companies that participate in similar markets as our operating businesses and, therefore, provides an appropriate benchmark to measure the relative performance of our stock. We also use this Index in the performance graph included in our annual report on Form 10-K. We use performance shares, and total stockholder return as the measure to determine the number of shares that vest, to motivate management to achieve our long-term objectives. The vesting schedule for our performance shares is as follows:

Total USG Stockholder Return Relative to Index	Percent of Award Earned(1)
Below 35th percentile	0%
35th percentile	35
50th percentile	100
75th percentile	150
90th percentile or above	200

(1)	Straight-line interpolation is used to determine values between vesting tiers.

During 2012, the Committee and Board of Directors also approved stock option, RSU and performance share awards to Mr. Hilzinger as part of his offer of employment. The stock option and RSU awards granted to Mr. Hilzinger will vest in four equal annual installments, and the performance shares will have a three-year performance period that ends December 31, 2014.

In addition, Messrs. Griffin and Deely were each awarded 25,000 performance-based RSUs in July 2012 with the following terms:

•

50% of the award to vest on the anniversary of the grant date following the achievement of a full year’s positive adjusted operating profit for the business unit for which the executive is responsible (U.S. operations for Mr. Griffin and L&W Supply for Mr. Deely);

•	50% to vest on the anniversary of the grant date following the applicable business unit’s achievement of positive adjusted operating profit for a second full year; and

•	the profitability requirements must be satisfied by 2014 or the awards will be forfeited.

In February 2013, the Committee and the Board approved two changes to our Long-Term Incentive Plan awards. First, our equity award agreements historically provided for the immediate and full vesting of all awards upon the occurrence of a change in control as defined in the Plan, or single-trigger vesting. Effective with the 2013 grants, our equity award agreements now provide for vesting upon a change in control in most circumstances only if there is also a related loss of employment or diminution of duties, or double-trigger vesting. We believe this change better aligns the interests of management with our stockholders.

Second, the Committee and the Board approved a new design for Long-Term Incentive Plan awards for named executive officers. For the 2013 grants, 25% of the value was delivered in the form of performance shares and 75% of the value was delivered in the form of market share units, or MSUs. For MSU awards, participants are granted a target amount of stock units and the actual number of stock units that vest is based on the change in our stock price over a two- or three-year period. The number of shares that vest can range from 0% of the target award to a maximum of 150% of the target award. We believe that MSUs have several advantages compared to the combination of non-qualified stock options and RSUs, including:

•	MSUs provide closer alignment with the interests of our stockholders by linking potential rewards more closely to changes in our enterprise value;

•	the use of two vehicles (performance shares and MSU’s), compared to three vehicles in the prior design, is simpler and provides a better motivational tool for participants; and

•	MSUs are a more efficient tool to deliver compensation opportunity because they have a lower accounting cost and use fewer shares to deliver the same potential compensation opportunity.

Stock Ownership Guidelines

We have stock ownership guidelines for our executive officers and other senior managers. Participants are expected to own at a minimum the lesser of their salary multiple or the fixed number of shares set forth below:

Participant	Minimum No. of Shares	Multiple of Base Salary
Chairman, President and Chief Executive Officer	100,000	5X
Executive Vice President	35,000	4X
Senior Vice President	15,000	3X
Vice President	10,000	2X
Director/Subsidiary VP	3,500	1X

The guidelines were set at these levels to ensure management owns meaningful levels of stock, taking into account competitive market practice. We expect all participants to reach at least the minimum level of ownership for their position level within five years after their appointment to that position. Shares owned, performance shares that have vested and unvested restricted stock units count towards satisfaction of the guidelines. If a participant fails to meet or show sustained progress toward meeting these ownership requirements, we may reduce future long-term incentive program awards to that participant. All of our named executive officers meet or exceed their stock ownership guidelines.

Benefits and Perquisites

Broad-Based Retirement, Health and Welfare Benefits

We provide a comprehensive health and welfare package to all of our full-time employees. Our executive officers are eligible to participate in these plans on the same basis as other eligible employees. The package includes the following benefits:

•

Medical, Dental and Vision Plans:    All participants contribute approximately 20% of the cost of the coverage for the medical plan and approximately 50% of the cost for the dental and vision plans. We do not provide any supplemental medical coverage or subsidy to any executive officer. Employees hired prior to January 1, 2002 are eligible for retiree medical coverage.

•

USG Corporation Investment Plan (401(k) Plan):    This qualified defined contribution plan allows employees to invest up to 50% of salary and annual incentive awards (subject to the maximum level of contribution set by the Internal Revenue Service) in twelve target date funds or nine core investment alternatives. We match employee contributions. As part of our cost reduction initiatives, the employee match was reduced from $.50 per dollar contributed up to 6% of pay to $.10 per dollar contributed up to 6% of pay, effective January 1, 2011.

•

USG Corporation Retirement Plan:    This qualified defined benefit plan provides a pension benefit based on the participant’s years of credited service in the plan and the participant’s final average pay. The plan requires participants to contribute 2% of pensionable earnings toward benefits. Participants can elect early retirement, with the benefit reduced 5% for each year earlier than age 65 at retirement. Participants who have a combined number of years of age and service equaling 90 can retire at age 62 without a reduction in the benefit or can retire earlier than age 62 with a 3% reduction per year. We amended the plan to replace the final average pay formula with a cash balance formula for employees hired after December 31, 2010. The cash balance pension benefit is based on the participant’s years of credited service in the plan and the participant’s age. Mr. Hilzinger is the only executive with the cash balance formula.

We also provide the following plans for our more highly compensated employees, including our executive officers, that provide benefits to supplement those provided under our Investment Plan and Retirement Plan.

Supplemental Retirement Plan

Approximately 107 employees, including our executive officers, participate in the USG Corporation Supplemental Retirement Plan. This plan restores the benefits which otherwise would be delivered under the USG Corporation Retirement Plan but for the limits on pensionable compensation set by the Internal Revenue Service. The provisions of this plan mirror those of the Retirement Plan, including benefit formulas, definition of final average pay (without Internal Revenue Service limits) and the requirement for the contribution of 2% of pensionable earnings. Further information regarding our retirement plans and the present value of the qualified and supplemental pension benefits for our named executive officers appears under the heading “2012 Pension Benefits Table” beginning on page 47 of this proxy statement.

Deferred Compensation Plan

Approximately 57 employees, including one of our named executive officers, participate in the USG Corporation Deferred Compensation Plan. Due to the contribution limits set by the Internal Revenue Service applicable to the USG Corporation Investment Plan, this nonqualified plan is designed to allow highly compensated employees the opportunity to defer compensation (and thus current income tax) generally until after termination of employment with USG. We do not match deferred amounts. Those amounts are invested as directed by the participant into investment options that mirror those of the USG Corporation Investment Plan. We are obligated to pay the deferred amounts, plus or minus any accumulated earnings or losses on those amounts, to the participants following the termination of the deferral period. Further information regarding the deferred compensation plan for our named executive officers appears under the heading “2012 Nonqualified Deferred Compensation Table” on page 50 of this proxy statement.

Perquisites and Other Benefits

We make certain perquisites and other benefits available to our executive officers as part of providing them a competitive total compensation package and to facilitate their attention to the demands of our business. Executive officers are offered a company automobile and office parking, partial reimbursement for financial planning services, personal liability insurance and executive death benefit coverage, an annual medical examination, and on a limited basis, membership in luncheon clubs. The value of these benefits is described in more detail in the table titled “Supplemental Table” on page 41 of this proxy statement.

Employment Security and Potential Post Employment Payments

We provide all of our executive officers with two employment security arrangements — an employment agreement and a change-in-control severance agreement.

Employment Agreements

We provide these agreements to assist in attracting and retaining executives, to protect our assets and intellectual property and to reduce the potential for litigation related to termination of employment. By setting the terms for the involuntary termination of an executive officer in advance of the termination, these agreements facilitate the Board’s and the Chief Executive Officer’s ability to effectuate smooth transitions in the executive team. The employment agreements generally provide named executive officers with two years of salary and bonus and lump sum payments equal to the cost of continued medical benefits for 18 months and, except for Mr. Hilzinger’s agreement, the present value of providing an additional two years of service and two years of age credit under our retirement plans. The agreements provide these benefits only upon an involuntary termination of the named executive officer’s employment without “cause.” We established these benefit levels after reviewing competitive market practices for employment agreements used by similar types of organizations for executives at similar levels.

We believe that the level of benefits provided by our agreements is in line with market practice for those companies that utilize employment agreements. Consistent with our paying two years’ compensation as severance, the agreements include a requirement that after termination of employment, the executive officer will not compete with us for two years or solicit our employees for three years. Executive officers are required to sign a release waiving potential claims against us before any payments are made.

Change-In-Control Severance Agreements

We provide these agreements to promote neutrality of our executive officers during potential change in control transactions so they will make the best decision for our stockholders, to retain the executive team in the event of a potential change in control transaction, to protect our intellectual property and to reduce the potential for litigation related to termination of employment. The agreements in effect for our named executive officers provide three years (for Messrs. Metcalf and Ferguson) or two years (for Messrs. Hilzinger, Griffin and Deely) of salary and bonus and lump sum payments equal to the cost of continued medical benefits for 18 months and the present value of providing an additional three years of service and three years of age credit (for Messrs. Metcalf and Ferguson) or an additional two years of service and two years of age credit (for Messrs. Griffin and Deely) under our retirement plans. Mr. Hilzinger’s agreement does not provide for any payment for additional service or age credit.

The agreements provide these benefits only in the event that there is both a change in control and an involuntary termination of the named executive officer’s employment by the Company without “cause” or by the executive for “good reason.” The definition of change in control is the same as in the Plan. Good reason includes, among other things, a reduction in salary or a material diminution in duties, responsibilities or total compensation. The agreements, other than Mr. Hilzinger’s, include a “modified gross up” provision. If the total amounts payable to the executive officer would constitute a “parachute payment” resulting in the imposition of an excise tax, the payment will be reduced to the extent necessary to avoid being a parachute payment, unless the reduction would be more than 10% of the total amounts payable. In that case, the payment will be increased to provide the executive officer a net after tax amount equal to the value of the excise tax imposed. Mr. Hilzinger’s agreement includes an “alternative cap” provision which provides that if the total amounts payable would constitute a “parachute payment” resulting in the imposition of an excise tax, the payment will be reduced to the extent necessary to avoid being a parachute payment, unless Mr. Hilzinger would receive a better after-tax benefit if the payment were not reduced and he paid the resulting excise tax directly.

As with our employment agreements, we established these benefits after reviewing competitive market practices for change in control agreements used by similar types of organizations for similar purposes. We believe that the level of benefits provided by our change in control severance agreements is also in line with market practice for organizations that use change in control agreements. In consideration of our paying severance compensation, these agreements include a requirement that after termination of employment, the named executive officer will not compete with us for one year or solicit our employees for three years (two years for Messrs. Hilzinger, Griffin and Deely). Executive officers are required to sign a release waiving potential claims against us before any payments are made under these agreements. Further information regarding the benefits our current named executive officers could receive under these agreements is provided in the tables titled “Potential Payments Upon Termination or Change in Control” beginning on page 51 of this proxy statement.

Tax and Accounting Implications

Management and the Committee reviewed and considered the deductibility of payments under our executive compensation program under Internal Revenue Code Section 162(m) and the regulations promulgated thereunder. We believe that amounts payable under both the share of earnings and the Focus Target elements of the Program, gains from stock options and the value of performance shares delivered will be fully deductible “performance-based” compensation under Section 162(m). Compensation attributable to the vesting of RSUs, other than the profitability-related RSUs granted to Messrs. Deely and Griffin and the profitability or succession-related RSUs previously granted to Messrs. Metcalf and Fleming are not “performance-based” compensation under Section 162(m). We also believe that all compensation we provided to our named executive officers for 2012 is fully deductible, except in the case of Mr. Metcalf to the extent that his aggregate salary, taxable benefits and perquisites and compensation attributable to the vesting of RSUs exceeds $1 million.

Management and the Committee reviewed all executive compensation programs and arrangements under Internal Revenue Code Section 409A, related to the deferral of compensation, and the current and future year accounting impact of the 2012 Plan awards when it considered and approved those awards.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

USG’s Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis section with our management. Based on that review and discussion, the Compensation and Organization Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND ORGANIZATION COMMITTEE

Steven F. Leer, Chair

Jose Armario

W. Douglas Ford

Richard P. Lavin

2012 SUMMARY COMPENSATION TABLE

The Summary Compensation Table below reflects total compensation earned by or paid to our principal executive and financial officers and our other most highly compensated executive officers for the last three years. Information is provided for Messrs. Hilzinger and Deely only for 2012 because they were not named executive officers in prior years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
James S. Metcalf,	2012	$866,667	—	$3,000,337	$1,145,925	$1,644,131	$1,008,828	$27,224	$7,693,112
Chairman, President and Chief Executive Officer	2011	825,000	—	3,141,167	712,129	—	1,133,261	47,393	5,858,950
	2010	645,000	—	1,305,782	488,862	369,198	533,651	58,984	3,401,477

Matthew F. Hilzinger,	2012	371,875	—	1,651,935	1,008,625	370,440	21,366	23,770	3,448,011
Executive Vice President and Chief Financial Officer(1)

Stanley L. Ferguson	2012	440,833	—	583,395	222,817	599,055	736,112	41,676	2,623,888
Executive Vice President, General Counsel and Secretary	2011	430,000	—	617,674	242,772	—	939,927	40,191	2,270,564
	2010	430,000	—	695,884	215,672	199,262	525,360	46,002	2,112,180

Christopher R. Griffin,	2012	395,833	—	1,122,307	238,737	494,235	179,126	45,312	2,475,550
Executive Vice President, Operations	2011	375,000	—	576,492	226,586	—	232,037	20,134	1,430,249
	2010	347,500	—	1,097,368	172,538	161,310	193,885	43,758	2,016,359

Brendan J. Deely,	2012	357,500	—	997,306	190,985	318,630	294,146	37,921	2,196,488
Senior Vice President and President and Chief Executive Officer, L&W Supply Corporation

Richard H. Fleming,	2012	220,833	—	750,095	286,481	394,188	223,793	6,185	1,881,575
Former Executive Vice President and Chief Financial Officer(1)	2011	530,000	—	782,392	307,517	—	846,311	23,128	2,489,348
	2010	530,000	—	1,442,606	287,564	245,602	245,191	25,422	2,776,385

(1)	Mr. Hilzinger succeeded Mr. Fleming as Chief Financial Officer on May 1, 2012. Mr. Fleming’s retirement was effective June 1, 2012.

(2)	The amounts shown in this column reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for restricted stock units and performance shares granted under our Long-Term Incentive Plan and, for Messrs. Griffin and Deely in 2012, include the value of special awards of restricted stock units granted to them to provide additional incentives to accelerate our return to profitability and for retention purposes. However, for purposes of this table, estimates of forfeitures have been removed. The grant date fair value for each restricted stock unit is equal to the closing market price of our common stock on the date of grant. A Monte Carlo simulation has been chosen for the performance share valuation calculations. The assumptions used in valuing the performance shares are described in Note 10 to our consolidated financial statements included in our 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 15, 2013.

(3)	The amounts shown in this column reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for nonqualified stock options to purchase our common stock granted under our Long-Term Incentive Plan. However, for purposes of this table, estimates of forfeitures have been removed. A Black-Scholes valuation approach has been chosen for these calculations. The assumptions used in valuing these non-qualified stock options are described in Note 10 to our consolidated financial statements included in our 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 15, 2013.

(4)

The amounts shown in this column for 2012 include payments under our annual Management Incentive Program for services performed in 2011, or the 2011 MIP, and payments under our Management Incentive Program for services performed in 2012, or the 2012 MIP, because each of these programs contained a provision that no awards could be earned or paid until we reported an annual consolidated adjusted operating profit. Because we had a net loss in each of 2011 and 2012, no payment was made under either program with respect to the 50% of the target award opportunity for executive officers that is based on a “share of earnings” formula. Payments under the segment of the programs based on the achievement of annual operating and financial objectives, or Focus Targets, that makes up the other 50% of the award opportunity were earned and paid because we had a consolidated adjusted operating profit for 2012. Each program provided an incentive or adjustment to payouts under the awards based on the year in which we achieved a consolidated adjusted operating profit prior to 2014. As a result of our achievement of consolidated adjusted operating profit in 2012, payments under the Focus Targets segment of the 2011 MIP were increased by 25%, and payments under the Focus Targets segment of the 2012 MIP were increased by 100%. Accordingly, the amounts shown in this column relating to payments under the 2012 MIP were as follows: Mr. Metcalf, $1,323,000; Mr. Hilzinger, $370,440; Mr. Ferguson, $468,872; Mr. Griffin, $423,360; Mr. Deely, $253,080; and Mr. Fleming, $233,730. The amounts shown in this column relating to payments under the 2011 MIP were as follows: Mr. Metcalf, $321,131; Mr. Hilzinger, none; Mr. Ferguson, $130,183; Mr. Griffin, $70,875; Mr. Deely, $65,550; and Mr. Fleming, $160,458. The payments made under the 2012 MIP and 2011 MIP are discussed in more detail beginning on page 31 of this proxy statement.

(5)	The amounts in this column reflect the aggregate change in the actuarial present value of accumulated benefits under our defined benefit pension plans from December 31, 2011 through December 31, 2012, the plan measurement dates used for financial statement reporting purposes. The amount in this column for Mr. Fleming for 2012 was calculated without taking into account the distribution to him of his accumulated benefit under our Retirement Plan and Supplemental Retirement Plan in connection with his retirement, as reflected in the “2012 Pension Benefits Table” on page 49 of this proxy statement.

(6)	The amounts in this column reflect all other compensation for 2012 that could not properly be reported in any other column. Details regarding all other compensation components are provided in the supplemental table below. Several of the benefits listed in the table result in imputed income to the named executive officer. In the case of company provided automobiles, the amounts shown reflect the cost attributed to personal use of the vehicle by the named executive officer, including the cost of lease payments, fuel, insurance, license and title, maintenance and repairs, less any gain we realized upon sale of the vehicle. We also provide additional executive death and disability benefit coverage to our executive officers on a self-insured basis. There is no incremental cost to us for providing this additional coverage unless an executive dies or is disabled. From time to time, executive officers may use our tickets to sporting venues for personal use. We believe there is no incremental cost associated with our executive officers using our tickets to sporting venues for personal use because the tickets are purchased in advance for the entire season with the intention that they be used for business purposes, they cannot be returned for a refund if they are unused and use for personal purposes occurs only if the tickets have not been reserved for use for a business purpose. No value is attributed in the 2012 Summary Compensation Table to personal benefits for which we incur no incremental cost.

SUPPLEMENTAL TABLE

	Named Executive Officer
Item	James S. Metcalf	Matthew F. Hilzinger	Stanley L. Ferguson	Christopher R. Griffin	Brendan J. Deely	Richard H. Fleming
Financial Planning Services	$7,144	$11,063	$8,061	$400	$1,346	—
Personal Liability Insurance	500	—	500	500	500	$500
Executive Death and Disability Coverage	591	317	384	363	344	185
Executive Health Program	4,563	—	1,741	8,150	1,650	—
Luncheon Club	3,496	—	—	—	3,180	—
Company Automobile (personal use)	5,430	8,090	25,490	30,399	25,629	—
Parking	4,200	2,800	4,200	4,200	4,200	4,200
Investment Plan Matching Contributions	1,300	1,500	1,300	1,300	1,072	1,300
Total	$27,224	$23,770	$41,676	$45,312	$37,921	$6,185

Long-Term Incentive Plan

In February 2012, awards of nonqualified stock options, restricted stock units, or RSUs, and performance shares were made under our Long-Term Incentive Plan, or LTIP, to all of our executive officers at such time. In April 2012, awards of nonqualified stock options, RSUs and performance shares were made to Mr. Hilzinger as part of his offer of employment. Special awards of RSUs were made in July 2012 to Messrs. Griffin and Deely to provide them with additional incentives to accelerate our return to profitability and for retention purposes.

The options generally vest at a rate of 25% per year beginning one year from the date of grant, or earlier in the event of death, disability, a change in control or retirement. They generally expire 10 years from the date of grant, or earlier in the event of death, disability or retirement. Expense is recognized over the vesting period of the award unless accelerated due to retirement eligibility.

The RSUs generally vest at a rate of 25% per year beginning one year from the date of grant, except that the special awards of RSUs made to Messrs. Griffin and Deely will vest one-half on the anniversary of the grant date following the achievement of a full year’s positive adjusted operating profit for the business unit for which the executive is responsible (U.S. operations for Mr. Griffin and L&W Supply for Mr. Deely), and one-half on the anniversary of the grant date following the applicable business unit’s achievement of positive adjusted operating profit for a second full year; provided that the profitability requirements are satisfied by 2014. RSUs may vest earlier in the event of death, disability, a change in control or retirement. Expense is generally recognized over the vesting period of the award unless accelerated due to retirement eligibility.

The performance shares generally vest after a three-year performance period based on our total stockholder return relative to the performance of the Dow Jones U.S. Construction and Materials Index for the three-year period, with adjustments to the Index to reflect changes in the companies included in the Index during the performance period. The number of performance shares earned will vary from zero to 200% of the number of performance shares awarded depending on that relative performance. Vesting will be pro-rated based on the number of full months employed during the performance period in the event of death, disability, retirement or a change in control, and pro-rated awards will be paid at the end of the three-year performance period. Each performance share earned will be settled in a share of our common stock. Expense is recognized over the period from the grant date to the end of the performance period.

Employment Agreements

We have entered into an employment agreement with each of our executive officers. These agreements renew for successive one-year terms effective January 1 of each year unless 120 days’ notice of termination is provided before expiration of the current term; provided that the initial term of Mr. Hilzinger’s agreement is through January 1, 2015.

The employment agreements provide for minimum annual salaries, with the minimum annual salaries increased as approved by the Board of Directors, and for participation in all incentive and benefit programs made available to similarly situated executives. They provide that an executive officer who is terminated without cause will be entitled to a lump sum severance payment equal to the sum of (1) two times the executive officer’s base salary and target annual incentive award, (2) the cost of continuing benefits for the executive officer for a period of 18 months and (3) except for Mr. Hilzinger’s agreement, the present value of the additional retirement benefits the executive officer would have been entitled to receive if he or she had an additional two years of age and two years of credited service under our retirement plans.

The employment agreements also include a requirement that after termination of employment the executive officer will not compete with us for two years or solicit our employees for three years. Executive officers are required to sign a release waiving potential claims against us before any severance payments are made to them under the employment agreements.

2012 GRANTS OF PLAN-BASED AWARDS TABLE

The 2012 Grants of Plan-Based Awards Table below reflects equity and non-equity incentive plan awards made to each of the named executive officers during 2012. Equity awards include RSUs, performance shares (PS) and nonqualified stock options (SO).

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Stock Option Awards ($)(7)
Name	Award Type	Grant Date(1)	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)
James S. Metcalf	RSU	02/08/2012	—	—	—	—	—	—	96,156	—	—	$1,419,263
	PS	02/08/2012	—	—	—	24,497	69,990	139,980	—	—	—	1,581,074
	SO	02/08/2012	—	—	—	—	—	—	—	140,432	$14.76	1,145,925
	MIP	—	—	$875,000	$1,750,000	—	—	—	—	—	—	—

Matthew F. Hilzinger	RSU	04/16/2012	—	—	—	—	—	—	23,467	—	—	394,246
	PS	04/16/2012	—	—	—	5,978	17,081	34,162	—	—	—	469,215
	SO	04/16/2012	—	—	—	—	—	—	—	34,272	16.80	336,208
	MIP	—	—	245,000	490,000	—	—	—	—	—	—	—
	RSU	04/16/2012	—	—	—	—	—	—	46,933	—	—	788,474
	SO	04/16/2012	—	—	—	—	—	—	—	68,544	16.80	672,417

Stanley L. Ferguson	RSU	02/08/2012	—	—	—	—	—	—	18,697	—	—	275,968
	PS	02/08/2012	—	—	—	4,763	13,609	27,218	—	—	—	307,427
	SO	02/08/2012	—	—	—	—	—	—	—	27,306	14.76	222,817
	MIP	—	—	310,100	620,200	—	—	—	—	—	—	—

Christopher R. Griffin	RSU	02/08/2012	—	—	—	—	—	—	20,032	—	—	295,672
	PS	02/08/2012	—	—	—	5,103	14,581	29,162	—	—	—	329,385
	SO	02/08/2012	—	—	—	—	—	—	—	29,257	14.76	238,737
	MIP	—	—	240,000	480,000	—	—	—	—	—	—	—
	RSU	07/18/2012	—	—	—	—	25,000	—	—	—	—	497,250

Brendan L. Deely	RSU	02/08/2012	—	—	—	—	—	—	16,026	—	—	236,544
	PS	02/08/2012	—	—	—	4,083	11,665	23,330	—	—	—	263,512
	SO	02/08/2012	—	—	—	—	—	—	—	23,405	14.76	190,985
	MIP	—	—	180,000	360,000	—	—	—	—	—	—	—
	RSU	07/18/2012	—	—	—	—	25,000	—	—	—	—	497,250

Richard H. Fleming	RSU	02/08/2012	—	—	—	—	—	—	24,039	—	—	354,816
	PS	02/08/2012	—	—	—	6,124	17,498	34,996	—	—	—	395,280
	SO	02/08/2012	—	—	—	—	—	—	—	35,108	14.76	286,481
	MIP	—	—	154,583	309,166	—	—	—	—	—	—	—

(1)	The grant date is the date on which the equity awards were approved by our Board of Directors.

(2)	The amounts in the Target column reflect the par amounts payable under the 2012 MIP. The 2012 MIP is described under “Annual Incentive” in the Compensation Discussion and Analysis beginning on page 31 of this proxy statement. There was no threshold-level payout under the 2012 MIP. The maximum payout under the 2012 MIP was 200% of par. Total payments to any one individual under the 2012 MIP may not exceed $4 million. The 2012 MIP provided an incentive or adjustment to payouts under the awards based on the year in which we achieved a consolidated adjusted operating profit prior to 2014. Because we had a net loss in 2012, no payment will be made under the 2012 MIP with respect to the 50% of the target award opportunity for executive officers that is based on a “share of earnings” formula. Payments under the segment of the 2012 MIP based on the achievement of annual operating and financial objectives, or Focus Targets, that makes up the other 50% of the award opportunity were earned and paid because we reported a consolidated adjusted operating profit for 2012. Those payments were doubled in accordance with the terms of the 2012 MIP.

(3)

The amounts in the Target column reflect the number of performance shares awarded to the named executive officers on the grant date and, for Messrs. Griffin and Deely, the number of RSUs awarded to them in July 2012 that are subject to performance conditions. The performance shares generally vest after a three-year performance period ending December 31, 2014 based on our total stockholder return relative to the total stockholder return of the companies in the Dow Jones U.S. Construction and Materials Index for the performance period, with adjustments to the Index to reflect changes in the companies included in the Index for the performance period. The number of performance shares earned will vary from zero to 200% of the number of performance shares awarded depending on that relative performance. The amounts in the Threshold column reflect the number of performance shares that will vest if our total stockholder return is at the 35th percentile of the total stockholder return of the Index companies, and the amounts in the Maximum column reflect the number of performance shares that will vest if our total stockholder return is at or above the 90th percentile of the total stockholder return of those companies. Vesting will be pro-rated based on the number of full months employed during the performance period in the case of death, disability, retirement or a change in control, and pro-rated awards will be paid at the end of the three-year performance period. Each performance share earned will be settled in a share of our common stock. The performance based RSUs awarded to Messrs. Griffin and Deely will vest one-half on the anniversary of the grant date following the achievement of a full year’s positive adjusted operating profit for the business unit for which the executive is responsible (U.S. operations for Mr. Griffin and L&W Supply for Mr. Deely), and one-half on the anniversary of the grant date following the applicable business unit’s achievement of positive adjusted operating profit for a second full year; provided that the profitability requirements are satisfied by 2014. Those RSUs will vest and be paid out only if the performance conditions are satisfied and, therefore, there are no Threshold or Maximum amounts for those awards.

(4)	The amounts in this column reflect the number of RSUs awarded to the named executive officers on the grant date that are not subject to a performance condition. The RSUs vest at a rate of 25% per year beginning one year from the date of grant. RSUs may vest earlier in the event of death, disability, retirement or a change in control. The RSUs awarded to Mr. Hilzinger include special awards made as part of his offer of employment.

(5)	The amounts in this column reflect the number of shares of our common stock underlying options awarded to the named executive officers on the grant date. The options vest at a rate of 25% per year beginning one year from the date of grant or earlier in the event of death, disability, retirement or a change in control. They expire 10 years from the date of grant, or earlier in the event of death, disability or retirement. The options awarded to Mr. Hilzinger include special awards made as part of his offer of employment.

(6)	The per-share exercise price of the options is the closing price on the date of grant.

(7)	The amounts in this column reflect the aggregate grant date fair value of the equity awards granted computed in accordance with FASB ASC Topic 718. The RSU awards portion is calculated using the closing stock price on the date of grant multiplied by the number of shares underlying the units. The performance share awards portion is calculated using a Monte Carlo simulation fair value on the date of grant ($22.59, except for the award to Mr. Hilzinger for which the fair value on the date of grant was $27.47) multiplied by the target number of performance shares that may be earned. The amount attributed to stock options is calculated using the Black-Scholes fair value on the date of grant ($8.16, except for the award to Mr. Hilzinger for which the fair value on the date of grant was $9.81) multiplied by the number of shares subject to the options.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The 2012 Outstanding Equity Awards At Fiscal Year-End Table below reflects options and other equity awards held by each of the named executive officers at December 31, 2012. Other equity awards include RSUs and performance shares (PS).

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Type and Year of Award	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
James S. Metcalf	57,900	—	—	$46.17	8/08/2016
	29,105	—	—	49.61	3/23/2017
	51,360	—	—	34.67	2/13/2018
	75,000	25,000	—	6.86	2/11/2019
	41,288	41,290	—	11.98	2/10/2020
	16,795	50,387	—	18.99	2/09/2021
	—	140,432	—	14.76	2/08/2022
						RSU 2009	16,934	$475,337	—	—
						RSU 2010	27,986	785,567	—	—
						RSU 2011	34,261	961,706	—	—
						PS 2011	—	—	66,506	$1,866,823
						RSU 2011 Special	35,000	982,450	—	—
						RSU 2011 Special	—	—	35,000	982,450
						RSU 2012	96,156	2,699,099	—	—
						PS 2012	—	—	139,980	3,929,239
Matthew F. Hilzinger	—	34,272	—	16.80	4/16/2022
	—	68,544	—	16.80	4/16/2022
						RSU 2012	23,467	658,719	—	—
						RSU 2012 Special	46,933	1,317,409	—	—
						PS 2012	—	—	34,162	958,927
Stanley L. Ferguson	34,700	—	—	46.17	8/08/2016
	14,550	—	—	49.61	3/23/2017
	23,415	—	—	34.67	2/13/2018
	32,142	10,715	—	6.86	2/11/2019
	18,214 5,725	18,217 17,178	— —	11.98 18.99	2/10/2020 2/09/2021
	—	27,306	—	14.76	2/08/2022
						RSU 2009	7,431	208,588	—	—
						RSU 2010	12,347	346,580	—	—
						RSU 2010 Special	10,000	280,700	—	—
						RSU 2011	11,680	327,858	—	—
						PS 2011	—	—	22,672	636,403
						RSU 2012	18,697	524,825	—	—
						PS 2012	—	—	27,218	764,009
Christopher R. Griffin	8,100	—	—	46.17	8/08/2016
	3,395	—	—	49.61	3/23/2017
	13,595	—	—	34.67	2/13/2018
	16,070	8,038	—	6.86	2/11/2019
	14,572	14,573	—	11.98	2/10/2020
	5,344	16,032	—	18.99	2/09/2021
	—	29,257	—	14.76	2/08/2022
						RSU 2009	4,436	124,519	—	—
						RSU 2010	9,878	277,275	—	—
						RSU 2010 Special	50,000	1,403,500	—	—
						RSU 2011	10,902	306,019	—	—
						PS 2011	—	—	21,160	593,961
						RSU 2012	20,032	562,298	—	—
						PS 2012	—	—	29,162	818,577
						RSU 2012 Special	—	—	25,000	701,750
Brendan J. Deely	23,100	—	—	46.17	8/08/2016
	9,700	—	—	49.61	3/23/2017
	18,130	—	—	34.67	2/13/2018
	17,856	8,930	—	6.86	2/11/2019
	12,144	12,144	—	11.98	2/10/2020
	3,817	11,452	—	18.99	2/09/2021
	—	23,405	—	14.76	2/08/2022
						RSU 2009	4,929	138,357	—	—
						RSU 2010	8,232	231,072	—	—
						RSU 2011	7,787	218,581	—	—
						PS 2011	—	—	15,114	424,250
						RSU 2012	16,026	449,850	—	—
						PS 2012	—	—	23,330	654,873
						RSU 2012 Special	—	—	25,000	701,750

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Type and Year of Award	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Richard H. Fleming	46,300	—	—	46.17	8/08/2016
	19,400	—	—	49.61	3/23/2017
	33,235	—	—	34.67	5/31/2017
	60,714	—	—	6.86	5/31/2017
	48,575	—	—	11.98	5/31/2017
	29,011	—	—	18.99	5/31/2017
	35,108	—	—	14.76	5/31/2017
						PS 2011	—	—	13,948	391,520
						PS 2012	—	—	5,000	140,350

(1)

Options with an expiration date in 2016 became 20% vested on each of August 8, 2007, August 8, 2008, August 8, 2009, August 8, 2010 and August 8, 2011. Options with an expiration date in 2017 became 25% vested on each of March 23, 2008, March 23, 2009, March 23, 2010 and March 23, 2011. Options with an expiration date in 2018 became 25% each of vested on each of February 13, 2009, February 13, 2010, February 13, 2011 and February 13, 2012. Options with an expiration date in 2019 became 25% vested on each of February 11, 2010, February 11, 2011, February 11, 2012, and February 11, 2013. Options with an expiration date in 2020 became 25% vested on February 10, 2011, February 10, 2012 and February 10, 2013 and the balance of those options will generally vest on February 10th of 2014. Options with an expiration date in 2021 became 25% vested on each of February 9, 2012 and February 9, 2013 and the balance of those options will generally vest in equal annual installments on February 9th of 2014 and 2015. Options with an expiration date of 2022 became 25% vested on February 8, 2013, and the balance of those options will generally vest in equal annual installments on February 8th of each year from 2014 through 2016, except for Mr. Hilzinger’s options with an expiration date of 2022, which will generally vest in equal annual installments on April 16th of each year from 2013 through 2016. The options awarded to Mr. Hilzinger include special awards made as part of his offer of employment.

(2)

The RSUs awarded in 2009 became 25% vested on each of February 11, 2010, February 11, 2011, February 11, 2012, and February 11, 2013. The RSUs awarded in 2010 became 25% vested on each of February 10, 2011, February 10, 2012 and February 10, 2013 and the balance of those RSUs will generally vest on February 10th of 2014, except that the 2010 special RSUs awarded to Mr. Ferguson reflected in this column vested fully on February 10, 2013, and the 2010 special RSUs awarded to Mr. Griffin reflected in this column will vest fully on September 1, 2014. The RSUs awarded in 2011 became 25% vested on each of February 9, 2012 and February 9, 2013 and the balance of those RSUs will generally vest in equal annual installments on February 9th of 2014 and 2015, except that the 2011 special retention RSUs awarded to Mr. Metcalf reflected in this column will vest fully on February 9, 2015. The RSUs awarded in 2012 generally became 25% vested on February 8, 2013, and the balance of those RSUs will generally vest in equal annual installments on February 8th of each year from 2014 through 2016, except that the RSUs awarded in 2012 to Mr. Hilzinger will become vested in equal annual installments on April 16th of each year from 2013 through 2016. The RSUs awarded to Mr. Hilzinger include special awards made as part of his offer of employment.

(3)	The amounts in this column represent the number of RSUs indicated in the Number of Shares or Units of Stock That Have Not Vested column multiplied by the closing price of our common stock on December 31, 2012.

(4)

The numbers of performance shares reflected in this column are the numbers of shares that would be earned if the maximum level of performance is achieved for performance shares granted in 2012 and 2011, as performance with respect to those shares is tracking between the target and maximum levels. The maximum level of performance would be achieved for the performance shares granted in 2012 and 2011 if our total stockholder return for the applicable three-year performance period is at the 90th percentile of the total stockholder return of the companies in the Dow Jones U.S. Construction and Materials Index, or Index, with adjustments to the Index to reflect changes in the companies included in the Index for the applicable performance period. To the extent earned, the performance shares will vest on December 31, 2014 or December 31, 2013, as appropriate. The special RSUs awarded to Mr. Metcalf reflected in this column will vest fully only upon our reporting consolidated net earnings for a calendar year prior to 2015, and the special RSUs awarded to Messrs. Griffin and Deely reflected in this column will vest one-half on the anniversary of the grant date of July 18, 2012 following the achievement of a full year’s positive adjusted operating profit for the business unit for which the executive is responsible (U.S. operations for Mr. Griffin and L&W Supply for Mr. Deely), and one-half on the anniversary of the grant date following the applicable business unit’s achievement of positive adjusted operating profit for a second full year; provided that the profitability requirements are satisfied by 2014.

(5)	The amounts in this column represent the number of performance shares or RSUs indicated in the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested column multiplied by the closing price of our common stock on December 31, 2012.

2012 OPTION EXERCISES AND STOCK VESTED TABLE

The 2012 Option Exercises and Stock Vested Table below reflects stock options exercised by our named executive officers during 2012 and RSU and performance share awards held by our named executive officers that vested during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James S. Metcalf	—	—	112,707	$1,736,959
Matthew F. Hilzinger	—	—	—	—
Stanley L. Ferguson	—	—	34,886	503,723
Christopher R. Griffin	—	—	30,789	463,213
Brendan J. Deely	—	—	31,041	467,172
Richard H. Fleming	60,714	$1,230,442	163,592	3,150,513

(1)	The amount in this column represents the difference between the aggregate market value of the shares of our common stock subject to the option on the exercise date and the aggregate exercise price of the option.

(2)	The amounts in this column represent the aggregate market value of the shares of our common stock acquired on the dates the RSUs and performance shares vested.

2012 PENSION BENEFITS TABLE

The 2012 Pension Benefits Table below reflects the actuarial present value of the accumulated benefit of each of the named executive officers under our Retirement Plan and Supplemental Retirement Plan, or Plans, calculated using (i) the same discount rates we use for calculations for financial reporting purposes (as of the December 31 measurement date) and (ii) the Plans’ normal retirement age or, if earlier, the individual’s unreduced benefit age under the Plans.

The discount rates by Plan at each measurement date are as follows:

•	December 31, 2012 measurement date: 4.15% for the Retirement Plan and 3.20% for the Supplemental Retirement Plan; and

•	December 31, 2011 measurement date: 4.95% for the Retirement Plan and 4.45% for the Supplemental Retirement Plan.

Benefits payable under the Plans’ final average pay formula are based on an employee’s years of service and compensation during specified years of employment. Effective December 31, 2010, we amended our Plans to replace the final average pay formula with a cash balance formula for employees hired after that date. Benefits payable under the Plans’ cash balance formula are pay credits based on an employee’s compensation, sum of age and years of benefit service and interest.

Participants with a final average pay formula benefit can elect early retirement, with their benefit reduced 5% for each year earlier than age 65 at retirement, or 3% per year from age 62 if the participant has a combined age and benefit service of 90 but has not reached age 62. Participants who have a combined number of years of age and service equaling 90 can retire at age 62 without a reduction in benefit. Based on projected years of credited service, the unreduced benefit age is 62 for each of the named executive officers, except for Mr. Ferguson for whom the unreduced benefit age is 62 years and 5 months, Mr. Griffin for whom the unreduced benefit age is 62 years and 10 months and Mr. Hilzinger for whom the unreduced benefit age does not apply because he is a participant with a cash balance formula.

The present values shown in the table reflect postretirement mortality based on the RP-2000 mortality table projected to 2020, but do not include a factor for pre-retirement termination, mortality or disability. The Internal Revenue Service requires use of the RP-2000 projected mortality table to determine life expectancies used in the calculation of the lump sum pension benefits payable under the Plans.

Benefits are assumed to be made payable in a lump sum at the assumed retirement age. The Internal Revenue Service mandates the use of specified lump sum yield curve interest rates based on the return of investment grade corporate bonds over varying durations and the 30-year Treasury rate in calculating lump sum payments. The mandated lump sum yield curve interest rates are 1.10% for less than five years, 3.63% for five to 20 years and 4.73% for more than 20 years.

The final average pay formula under our Plans provides an annual pension benefit equal to the greater of 1% of “final average earnings,” multiplied by the number of years of benefit service, or 1.6% of final average earnings multiplied by years of benefit service less 50% of the social security benefit at age 65. “Final average earnings” are average pensionable compensation (generally salary and annual incentive) for the 36 consecutive months of the last 180 months of service for which pensionable compensation is the highest.

The cash balance formula under our Plans provides a lump sum pension benefit equal to an employee’s accumulated cash balance account. Pay credits from 3% to 10% of pensionable earnings each month are allocated to the cash balance account. The pay credit percentage is determined according to the employee’s age and years of benefit service as of the last day of the month as shown in the table below. Mr. Hilzinger is the only named executive officer with a cash balance formula.

Sum of Age and Years of Benefit Service	Pay Credit Percentage

Under 30	3%
30 to 39	4%
40 to 49	5%
50 to 59	6%
60 – 69	7%
70 – 79	8%
80 – 89	9%
90 and over	10%

All participants in the Plans contribute 2% of their pensionable compensation to the Plans to fund a portion of their benefit.

In 2000, we authorized establishment by certain individuals, including Mr. Fleming, of grantor trusts owned by those individuals to hold accrued benefits under the Supplemental Retirement Plan as a means of assuring the security of those benefits. We have not provided funding to the grantor trusts since 2006.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
James S. Metcalf	USG Corporation
	Retirement Plan	32.1	$1,212,940	—
	USG Corporation
	Supplemental
	Retirement Plan	32.1	4,759,597	—
	Total		$5,972,537	—
Matthew F. Hilzinger	USG Corporation
	Retirement Plan	0.7	$13,114	—
	USG Corporation
	Supplemental
	Retirement Plan	0.7	8,252	—
	Total		$21,366	—
Stanley L. Ferguson	USG Corporation
	Retirement Plan	25.7	$1,165,851	—
	USG Corporation
	Supplemental
	Retirement Plan	25.7	4,200,160	—
	Total		$5,366,011	—
Christopher R. Griffin	USG Corporation
	Retirement Plan	13.0	$341,477	—
	USG Corporation
	Supplemental
	Retirement Plan	13.0	389,218	—
	Total		$730,695	—
Brendan J. Deely	USG Corporation
	Retirement Plan	24.2	$636,831	—
	USG Corporation
	Supplemental
	Retirement Plan	24.2	666,967	—
	Total		$1,303,798	—
Richard H. Fleming	USG Corporation
	Retirement Plan	38.6	—	$1,769,657	(2)
	USG Corporation
	Supplemental
	Retirement Plan	38.6	—	8,576,697
	Total		—	$10,346,354

(1)	Represents the number of years of service credited to the named executive officer under the Plans, computed as of December 31, 2012, the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for 2012.

(2)	Mr. Fleming retired June 1, 2012. Upon retirement he received distributions from the USG Corporation Retirement Plan and the USG Supplemental Retirement Plan equal to his accrued benefits. The Supplemental Retirement Plan payments included distribution of the amount in Mr. Fleming’s grantor trust.

2012 NONQUALIFIED DEFERRED COMPENSATION TABLE

The USG Corporation Deferred Compensation Plan is a nonqualified plan that allows eligible employees to defer a portion of their base salary and annual incentive compensation and is intended to be a “top-hat” plan described in Section 201(2) of ERISA. A “top- hat” plan, as described in Sections 201, 301, and 401 of ERISA, is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The plan is exempt from the participation, vesting, funding and fiduciary requirements of ERISA and is subject to simplified reporting and disclosure requirements of ERISA. Amounts deferred under the plan are subject to the requirements of Section 409A of the Internal Revenue Code and the plan will be administered consistent with Section 409A. In general, Section 409A imposes requirements as to the timing of elections relating to deferral and payment of compensation deferred by participants under plans such as our deferred compensation plan.

Under the deferred compensation plan, eligible employees may defer up to 50% of their base salary and 75% of their incentive award under our annual incentive program, generally until termination of their employment. The employee is able to allocate deferred amounts into investment options which replicate the funds offered to participants in our Investment Plan. The employee may change that allocation on a daily basis, subject to individual fund manager restrictions.

We do not match amounts deferred under this plan, and those amounts are not considered pensionable earnings for the computation of benefits under our Retirement Plan. Deferrals are considered pensionable earnings for the computation of benefits under our Supplemental Retirement Plan. The deferred amounts, plus or minus any accumulated earnings or losses on those amounts, are payable to the participants following the termination of the deferral period.

Mr. Fleming was the only named executive officer to participate in the nonqualified deferred compensation plan during 2012. The following table sets forth information regarding his participation for 2012.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Richard H. Fleming	—	—	$102,838(1)	$678,325(2)	—

(1)	This amount is not reported in the Summary Compensation Table.

(2)	Of this amount, $531,907 was reported as salary to Mr. Fleming in the Summary Compensation Table for prior years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below reflect the amount of compensation which is vested and also which would be paid to each of our named executive officers, other than Mr. Fleming who retired effective June 1, 2012, in the event of various termination events. The first column details benefits and other payments which are already vested and therefore payable in the event the named executive officer leaves for any reason, including voluntary resignation or discharge for cause. The subsequent columns show the total amount the executive would receive in each instance, including the vested benefits shown in the first column. The amounts included in the tables are estimates of the present value of the amounts that would be payable to the executive officer upon various types of termination of employment. The actual amounts to be paid upon a termination can not be determined until the event occurs.

Vested Benefits

Vested benefits that would be due the named executive officers upon any termination of employment as of the end of 2012 include:

•	the 2012 and 2011 annual Management Incentive Program awards;

•	vested stock options;

•	balances under the USG Corporation Investment Plan and USG Corporation Deferred Compensation Plan;

•	pension benefits under the USG Corporation Retirement Plan and USG Corporation Supplemental Retirement Plan;

•	retiree medical benefits; and

•	death benefits under our Executive Death Benefit Plan.

Each of these benefits is included in the tables below.

Severance Protections

We provide employment agreements and change-in-control severance agreements to our named executive officers. In the event of a termination of employment by us without “cause,” the employment agreements generally provide for a lump sum severance payment equal to the sum of (1) two times base salary plus current year target annual incentive, (2) the cost of continued participation in benefit plans for 18 months and (3) except for Mr. Hilzinger’s agreement, the present value of the additional retirement benefits the executive officer would have been entitled to receive if he or she had an additional two years of age and credited service under our Retirement Plan and Supplemental Retirement Plan, as well as outplacement services for a period of at least six months. The benefits under the employment agreements are subject to the named executive officers signing a release waiving potential claims against us. The agreements include a requirement that after termination of employment, the executive officers will not compete with us for two years nor solicit our employees for three years. For purposes of the employment agreements, “cause” generally includes the executive’s (i) commission of a felony or fraud, (ii) engaging in conduct that brings us into substantial public disgrace, (iii) commission of gross negligence or gross misconduct with respect to USG, (iv) failure to follow the directives of the Board or Chief Executive Officer, (v) breach of any employment policy or (vi) breach of the employment agreement.

In the event of a termination of employment by us without “cause” or by the named executive officer for “Good Reason” during the two years following a change in control, the change in control agreements provide for a lump sum severance payment equal to the sum of (1) three times (for Messrs. Metcalf and Ferguson) or two times (for Messrs. Hilzinger, Griffin and Deely) the sum of the executive officer’s base salary plus the greater of the executive officer’s target annual incentive for the year in which the termination of employment occurs or the year in which the change in control occurs, (2) an amount equal to the greater of the executive officer’s pro rata target annual incentive award for the year in which the termination of employment occurs or the year in which the change in control occurs, (3) the value of the executive officer’s continued participation in our welfare benefit plans for 18 months (for Messrs. Metcalf and Ferguson) or six months (for Messrs. Hilzinger, Griffin and Deely) and (4) except for Mr. Hilzinger, the present value of the additional retirement benefits the executive officer would have been entitled to receive if he or she had an additional three years (for Messrs. Metcalf and Ferguson) or two years (for Messrs. Griffin and Deely) of age and credited service under our Retirement Plan and Supplemental Retirement Plan, as well as outplacement services for a period of at least six months. In the event that any payments become subject to the excise tax imposed under Internal Revenue Code Section 4999, the executive’s (other than Mr. Hilzinger’s) benefits will be cut back to the maximum amount payable without triggering such excise tax. However, in the event that such cut back equals 10% or more of the benefits provided the executive, we will provide a gross-up payment to the executive to cover all excise taxes and income and employment taxes triggered by such gross-up payment to put the executive in the same position as if no tax was imposed under Internal Revenue Code Section 4999. Mr. Hilzinger’s agreement includes an “alternative cap” provision which provides that if the total amounts payable would constitute a “parachute payment” resulting in the imposition of an excise tax, the payment will be reduced to the extent necessary to avoid being a parachute payment, unless Mr. Hilzinger would receive a better after-tax benefit if the payment were not reduced and he paid the resulting excise tax directly. The benefits under the change in control agreements are subject to the named executive officer signing a release waiving potential claims against us. The agreements include a requirement that after termination of employment, the executive officers will not compete with us for one year nor solicit our employees for three years (for Messrs. Metcalf and Ferguson) or two years (for Messrs. Hilzinger, Griffin and Deely). For purposes of the change in control agreements, key terms are generally defined as follows:

•

“Change in Control” generally includes (i) the acquisition of 20% of the voting power of our common stock, (ii) a change in a majority of the members of our Board of Directors, (iii) the consummation of a reorganization, merger or consolidation, or sale of all or substantially all of our assets or (iv) stockholder approval of a complete liquidation of USG;

•

“Cause” generally includes the executive’s (i) conviction of a crime in connection with the executive’s duties with USG, (ii) intentionally damaging our property or (iii) intentionally disclosing our confidential information; and

•

“Good Reason” generally includes (i) a material diminution in the executive’s duties and responsibilities, (ii) a reduction in the executive’s base salary, target incentive opportunities or benefits or (iii) a required relocation.

Other Benefit Protections

In addition to the vested benefits and severance protections discussed above, the named executive officers have other benefit protections that would be invoked upon certain termination events. As is the case for stock options, restricted stock units and performance shares granted to all employees, these awards vest upon a change in control or upon a termination of employment due to death or disability. Finally, the named executive officers participate in our Executive Death Benefit Plan which provides for death benefits, net of taxes, equal to three times the executive officer’s base salary in the event of termination due to death. Following retirement, the named executive officers are entitled to ongoing death benefits equal to one times base salary.

James S. Metcalf
Benefit Type	Vested Benefits	Death	Disability	Involuntary Termination without Cause	Change in Control Only	Change in Control and Involuntary Termination without Cause or Good Reason
Cash Severance	—	—	—	$3,500,000	—	$5,250,000
Annual Bonuses Payable for Fiscal 2012 and 2011	$1,644,131	$1,644,131	$1,644,131	1,644,131	$1,644,131	1,644,131
Stock Options	3,521,261	3,521,261	3,521,261	—	3,521,261	3,521,261
Restricted Stock Units	4,921,710	5,904,160	5,904,160	—	5,904,160	5,904,160
Performance Shares	1,852,957	1,852,957	1,852,957	1,852,957	4,112,536	4,112,536
Corporate Investment Plan	589,395	589,395	589,395	589,395	589,395	589,395
Pension Benefit	6,783,710	5,261,013	6,783,710	7,206,596	6,783,710	7,418,039
Retiree Medical Benefits	75,052	75,052	75,052	75,052	75,052	91,350
Welfare Benefit Continuation	—	—	—	73,733	—	135,947
Death Benefits	334,250	2,625,000	334,250	334,250	334,250	334,250
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	3,617,824
Total	$19,722,466	$21,472,969	$20,704,916	$15,276,114	$22,964,495	$32,618,893

Matthew F. Hilzinger
Benefit Type	Vested Benefits	Death	Disability	Involuntary Termination without Cause	Change in Control Only	Change in Control and Involuntary Termination without Cause or Good Reason
Cash Severance	—	—	—	$1,800,000	—	$2,700,000
Annual Bonus Payable for Fiscal 2012	$370,440	$370,440	$370,440	370,440	$370,440	370,440
Stock Options	—	1,158,736	1,158,736	—	1,158,736	1,158,736
Restricted Stock Units	—	1,976,128	1,976,128	—	1,976,128	1,976,128
Performance Shares	—	—	—	—	159,831	159,831
Corporate Investment Plan	15,726	15,726	15,726	15,726	15,726	15,726
Pension Benefit	20,741	20,741	20,741	87,940	20,741	123,607
Retiree Medical Benefits	—	—	—	—	—	—
Welfare Benefit Continuation	—	—	—	45,737	—	79,956
Death Benefits	—	1,575,000	—	—	—	—
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	—
Total	$406,907	$5,116,771	$3,541,771	$2,319,843	$3,701,602	$6,584,424

Stanley L. Ferguson
Benefit Type	Vested Benefits	Death	Disability	Involuntary Termination without Cause	Change in Control Only	Change in Control and Involuntary Termination without Cause or Good Reason
Cash Severance	—	—	—	$1,506,200	—	$2,259,300
Annual Bonuses Payable for Fiscal 2012 and 2011	$599,055	$599,055	$599,055	599,055	$599,055	599,055
Stock Options	1,039,787	1,039,787	1,039,787	—	1,039,787	1,039,787
Restricted Stock Units	1,407,851	1,688,551	1,688,551	—	1,688,551	1,688,551
Performance Shares	817,483	817,483	817,483	817,483	1,156,962	1,156,962
Corporate Investment Plan	511,828	511,828	511,828	511,828	511,828	511,828
Pension Benefit	4,746,596	3,518,095	4,746,596	6,141,070	4,746,596	6,917,829
Retiree Medical Benefits	46,309	46,309	46,309	46,309	46,309	62,607
Welfare Benefit Continuation	—	—	—	45,321	—	80,981
Death Benefits	201,122	1,329,000	201,122	201,122	201,122	201,122
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	2,040,635
Total	$9,370,031	$9,550,108	$9,650,731	$9,868,388	$9,990,210	$16,558,657

Christopher R. Griffin
Benefit Type	Vested Benefits	Death	Disability	Involuntary Termination without Cause	Change in Control Only	Change in Control and Involuntary Termination without Cause or Good Reason
Cash Severance	—	—	—	$853,333	—	$1,280,000
Annual Bonuses Payable for Fiscal 2012 and 2011	$494,235	$494,235	$494,235	494,235	$494,235	494,235
Stock Options	939,947	939,947	939,947	—	939,947	939,947
Restricted Stock Units	1,270,083	2,673,583	2,673,583	—	2,673,583	2,673,583
Performance Shares	654,003	654,003	654,003	654,003	1,690,179	1,690,179
Corporate Investment Plan	225,559	225,559	225,559	225,559	225,559	225,559
Pension Benefit	1,083,231	899,352	1,083,231	1,249,881	1,083,231	1,333,207
Retiree Medical Benefits	—	—	—	—	—	—
Welfare Benefit Continuation	—	—	—	44,911	—	82,154
Death Benefits	—	1,200,000	—	—	—	—
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	1,218,453
Total	$4,667,058	$7,086,679	$6,070,558	$3,521,922	$7,106,734	$9,937,317

Brendan J. Deely
Benefit Type	Vested Benefits	Death	Disability	Involuntary Termination without Cause	Change in Control Only	Change in Control and Involuntary Termination without Cause or Good Reason
Cash Severance	—	—	—	$720,000	—	$1,080,000
Annual Bonuses Payable for Fiscal 2012 and 2011	$318,630	$318,630	$318,630	318,630	$318,630	318,630
Stock Options	—	800,307	800,307	—	800,307	800,307
Restricted Stock Units	—	1,037,860	1,037,860	—	1,037,860	1,037,860
Performance Shares	545,007	545,007	545,007	545,007	1,497,310	1,497,310
Corporate Investment Plan	349,376	349,376	349,376	349,376	349,376	349,376
Pension Benefit	1,935,997	1,746,584	1,935,997	2,096,217	1,935,997	2,176,324
Retiree Medical Benefits	—	—	—	—	—	—
Welfare Benefit Continuation	—	—	—	52,215	—	92,912
Death Benefits	—	1,080,000	—	—	—	—
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	1,013,495
Total	$3,149,010	$5,877,764	$4,987,177	$4,081,445	$5,939,480	$8,366,214

Mr. Fleming served as Chief Financial Officer until May 1, 2012, and he retired effective June 1, 2012. Upon retirement, Mr. Fleming was eligible to receive his accrued vested benefits under our Retirement Plan, Supplemental Retirement Plan and Investment Plan. Mr. Fleming’s unvested stock options and restricted stock units vested at the time of his retirement. The vesting of Mr. Fleming’s performance shares will be pro-rated based on the number of full months he was employed during the applicable performance period and any shares of our common stock earned with respect to those performance shares will be delivered to Mr. Fleming following the applicable three-year performance period.

2012 DIRECTOR COMPENSATION TABLE

Director Compensation

The Governance Committee is charged with annually reviewing and making recommendations to the Board of Directors regarding director compensation. In making its recommendations, the Governance Committee considers the significant time committed by our directors to the performance of their duties as directors, the high-level leadership experience and special competencies our directors contribute to USG and the director compensation practices of a peer group of companies. Mr. Metcalf, our Chairman, President and Chief Executive Officer, did not receive compensation from us for his service as a director. His compensation is shown in the Summary Compensation Table on page 40 of this proxy statement.

In the past, our compensation consultants assisted the Governance Committee in its reviews of director compensation, including conducting a total outside director compensation analysis in 2006 utilizing data for a comparator group of companies included in the Hewitt Total Compensation Measurement database. The 2006 analysis was used in connection with revisions to the director compensation program in 2007. Except as described under the headings “Cash Compensation” and “Annual Grant” below, there have been no changes to our director compensation program since 2007.

Cash Compensation

We pay our non-employee directors a quarterly cash retainer of $20,000. We pay our committee chairs an additional quarterly cash retainer of $2,500 for each committee chaired. Since 2012, we pay the Lead Director an additional quarterly cash retainer of $3,750. We also reimburse non-employee directors for out-of-pocket expenses they incur in connection with attending meetings and other activities.

Annual Grant

On December 31 of each year our non-employee directors are entitled to receive an annual grant of $80,000 (pro-rated for directors in office less than a year) payable in shares of our common stock. Prior to 2011, our directors could elect to receive the annual grant in cash or shares of our common stock.

Deferral of Compensation

Directors have the option to defer all or a part of their compensation in the form of deferred stock units that will increase or decrease in value in direct proportion to the market value of our common stock and will be paid in cash or shares of common stock, at the director’s option, following termination of Board service, except that deferred stock units earned prior to January 1, 2008 will only be paid in cash. The amounts in the Fees Earned or Paid in Cash column of the 2012 Director Compensation Table on the next page include the amounts of compensation deferred by our directors into deferred stock units as described in footnote 3 to the table.

Stock Ownership Guidelines

As a guideline, within five years after becoming a director, our non-employee directors are expected to own a number of shares of our common stock and deferred stock units having a value equal to three times the sum of the annual cash retainer (currently $80,000) and the annual grant (currently $80,000) or an aggregate of 15,000 shares and deferred stock units, whichever is less.

The 2012 Director Compensation Table below reflects the compensation we paid to our non-employee directors for 2012.

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(5)	Total ($)
Jose Armario	$160,000	—	—	—	—	—	$160,000

Matthew Carter Jr.(1)	30,000	—	—	—	—	—	30,000

Lawrence M. Crutcher	170,000	—	—	—	—	$5,000	175,000

W. Douglas Ford	170,000	—	—	—	—	—	170,000

Gretchen R. Haggerty	80,000	$80,004	—	—	—	—	160,004

William H. Hernandez	90,000	80,004	—	—	—	—	170,004

Brian A. Kenney	80,000	80,004	—	—	—	—	160,004

Richard P. Lavin	80,000	80,004	—	—	—	—	160,004

Steven F. Leer	185,000	—	—	—	—	325	185,325

Marvin E. Lesser(2)	40,000	26,674	—	—	—	1,250	67,924

(1)	Mr. Carter became a director effective September 27, 2012.

(2)	Mr. Lesser retired as a director on May 9, 2012.

(3)	Mr. Leer deferred all of his cash compensation and annual stock grant into 7,913.1499 deferred stock units pursuant to the terms of our Non-Employee Director Compensation Program. Each of Messrs. Armario, Crutcher and Ford deferred his annual stock grant into 2,904.8656 deferred stock units under that Program, and Mr. Carter deferred his annual stock grant, which was pro-rated because he was a director for less than a year, into 726.2164 deferred stock units under that Program. Directors hold the number of deferred stock units shown in the Security Ownership of Directors and Executive Officers table on page 19 of this proxy statement. These deferred stock units are classified as liability awards for accounting purposes. The balances of liability awards are adjusted over the course of the year to reflect changes in the market value of our stock. The net impact of this accounting treatment in 2012 was to increase (decrease) award balances by the following amounts: Mr. Armario, $975,859; Mr. Carter, $20,000; Mr. Crutcher, $194,374; Mr. Ford, $610,868; Mr. Hernandez, $138,935; Mr. Leer, $1,165,484; and Mr. Lesser, ($128,819).

(4)	Each of Ms. Haggerty and Messrs. Hernandez, Kenney, Lavin and Lesser received his or her annual stock grant, pro-rated for directors in office less than a year, in shares of our common stock. Mr. Lesser was issued 1,564 shares based on the average of the high and low sales prices of a share of our common stock on May 9, 2012, the date of Mr. Lesser’s retirement from the Board. Ms. Haggerty and Messrs. Hernandez, Kenney and Lavin were each issued 2,905 shares based on the average of the high and low sales prices of a share of our common stock on December 31, 2012, the last trading day of the year. The amounts in this column reflect the aggregate grant date fair value of the shares issued to Ms. Haggerty and Messrs. Hernandez, Kenney, Lavin and Lesser computed in accordance with FASB ASC Topic 718.

(5)	Reflects matching contributions under the USG Foundation matching gift program. This program is generally available to our U.S. employees and to our directors. The Foundation matches up to 50% of donations made to eligible charitable organizations up to a maximum of $5,000 per year for each individual. A portion of the amount for Mr. Crutcher reflects matches for gifts that were made by Mr. Crutcher in 2011 but, due to administrative processing time, were paid by the Foundation in 2012.

AUDIT COMMITTEE REPORT

The Audit Committee, which is comprised entirely of independent directors, has

•	reviewed and discussed USG’s audited financial statements with management,

•

discussed with Deloitte & Touche LLP, USG’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T,

•

received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche LLP its independence, and

•

based on the review and discussions referred to above, recommended to the Board that USG’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012.

This report is submitted by the members of the Audit Committee.

William H. Hernandez, Chair

Jose Armario

Matthew Carter Jr.

Gretchen R. Haggerty

Brian A. Kenney

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Fees Paid

The following is a summary of the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tomatsu and their respective affiliates, or collectively “Deloitte,” for professional services rendered for the years ended December 31, 2012 and 2011:

Fee Category	2012	2011
	(thousands)
Audit Fees	$2,347	$1,720
Audit-Related Fees	228	157
Tax Fees	55	94
All Other Fees	159	203
Total Fees	$2,789	$2,174

Audit Fees:    Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and internal controls over financial reporting, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements, including debt offerings.

Audit-Related Fees:    Consists of fees billed for assurance and related services, including acquisition due diligence, that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees:    Consists of fees billed for professional services related to tax compliance and other tax services. Fees for assistance with international tax compliance amounted to $37,000 in 2012 and $25,000 in 2011. Fees for other tax services, which primarily included international tax planning, amounted to $18,000 in 2012 and $69,000 in 2011.

All Other Fees:    Consists of fees of $157,000 in 2012 for finance transformation consulting services and $199,000 in 2011 for consulting services related to an enterprise-wide initiative to improve back office efficiency. Other fees also included subscription fees of $2,000 in 2012 and $4,000 in 2011 for Deloitte’s Accounting Research Tool.

Pre-Approval of Services

The Audit Committee’s policy for approval of audit and non-audit services to be performed by our independent registered public accountants is attached as Annex A to this proxy statement.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

In accordance with its charter, the Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accountants for 2013. The Audit Committee requests that stockholders ratify this appointment. If stockholders do not ratify the appointment, the Audit Committee will consider whether it should appoint another independent registered public accounting firm. Deloitte & Touche LLP has been examining our financial statements since 2002.

One or more representatives of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions from stockholders, and they will have the opportunity to make a statement if they desire to do so.

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2013.

BACKGROUND TO PROPOSALS 3 AND 4

Our previous business operations generated substantial NOLs. Under federal tax laws, we generally can use our NOLs and certain related tax credits to reduce ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years, when they “expire” for such purposes. Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset taxable income in future years.

As of December 31, 2012, we had more than $2 billion in NOLs. While we cannot estimate the exact amount of NOLs that we can use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, we believe our NOLs are very valuable assets that could save up to $1 billion in federal and state taxes over the next 20 years.

Our ability to utilize our NOLs to offset future taxable income may be significantly limited if we experience an “ownership change,” as determined under Section 382. Under Section 382, an “ownership change” occurs if, over a rolling three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of our common stock owned by one or more of our “5-percent stockholders” (as determined under the rules of Section 382 and the related regulations and guidance thereunder). An entity that experiences an ownership change generally will be subject to an annual limitation on its pre-ownership change tax losses and credit carryforwards equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term, tax-exempt rate posted monthly by the Internal Revenue Service, or the IRS (subject to certain adjustments). The annual limitation would be increased each year to the extent that there is an unused limitation in a prior year. The limitation on our ability to utilize our NOLs arising from an ownership change under Section 382 would depend on the value of our equity at the time of any ownership change.

If an ownership change were to occur, the limitations imposed by Section 382 could result in a material amount of our NOLs expiring unused. This would significantly impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred. However, if no action is taken, we believe it is possible that we could experience an ownership change in the future.

After careful consideration, the Board determined that the most effective way to protect the benefits of our NOLs for long-term stockholder value is to adopt both the Protective Amendment and the Rights Agreement Amendment. The Protective Amendment, which is designed to prevent certain transfers of our securities that could result in an ownership change, is described below under Proposal 3, and its full terms can be found in Annex B to this proxy statement. Adoption of the Protective Amendment requires the approval of a majority of the outstanding shares of our common stock.

On March 22, 2013, the Board adopted the Rights Agreement Amendment. The Rights Agreement Amendment is designed to preserve our NOLs during the Special Period by deterring any person from acquiring our common stock without approval of the Board if such acquisition would result in a stockholder owning 4.9% or more of our then-outstanding common stock. This Rights Agreement Amendment is described below under Proposal 4, and its full terms can be found in Annex C to this proxy statement. The Board is asking our stockholders to ratify, on an advisory basis, the Board’s adoption of the Rights Agreement Amendment. Our By-Laws and other governing documents and applicable law do not require stockholder ratification of the Rights Agreement Amendment. However, the Board considers this proposal for stockholders to ratify the adoption of the Rights Agreement Amendment to be an important opportunity for our stockholders to provide direct feedback on an important issue of corporate governance. If our stockholders do not ratify the Rights Agreement Amendment, the Board will consider whether to terminate the Rights Agreement Amendment. Because the Board owes fiduciary duties to all stockholders, it must make an independent decision in the exercise of its fiduciary duties whether it is in our and our stockholders’ best interests to terminate the Rights Agreement Amendment, and may not rely solely on the stockholder vote in making this decision. Accordingly, the Board may decide that its fiduciary duties require it to leave the Rights Agreement Amendment in place even if our stockholders do not ratify the Rights Agreement Amendment. Likewise, even if the Rights Agreement Amendment is ratified by our stockholders, the Board may at any time during the term of the Rights Agreement Amendment determine, in the exercise of its fiduciary duties, that the Rights Agreement Amendment should be terminated.

The Board urges our stockholders to carefully read each proposal, the items discussed below under the heading “Certain Considerations Related to the Protective Amendment and the Rights Agreement Amendment,” beginning on page 67 of this proxy statement, and the full terms of the Protective Amendment and the Rights Agreement Amendment, attached as Annex B and Annex C, respectively, to this proxy statement. It is important to note that neither measure offers a complete solution and an ownership change may occur even if the Protective Amendment is adopted and the Rights Agreement Amendment remains in place. There may be limitations on the enforceability of the Protective Amendment against stockholders who do not vote to adopt it that may allow an ownership change to occur, and the Rights Agreement Amendment may deter, but ultimately cannot block, transfers of our common stock that might result in an ownership change. The limitations of these measures are described in more detail below. Because of their individual limitations, the Board believes that the adoption of both measures is appropriate and that together they will serve as important tools to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of our NOLs. Accordingly, the Board strongly recommends that stockholders adopt the Protective Amendment and ratify the Rights Agreement Amendment.

PROPOSAL 3 — APPROVAL OF PROTECTIVE AMENDMENT TO THE USG CORPORATION RESTATED CERTIFICATE OF INCORPORATION

For the reasons discussed above under the heading “Background to Proposals 3 and 4,” beginning on page 58 of this proxy statement, the Board recommends that our stockholders adopt the Protective Amendment. The Protective Amendment is designed to prevent certain transfers of our common stock that could result in an ownership change under Section 382, which in turn could materially inhibit our ability to use our NOLs to reduce any future income tax liability. The Board believes it is in our and our stockholders’ best interests to adopt the Protective Amendment to help protect our NOLs.

The purpose of the Protective Amendment is to assist us in protecting long-term value to the Company of our accumulated NOLs by limiting direct or indirect transfers of our common stock that could affect the percentage of stock that is treated as being owned by a holder of 4.9% or more of our common stock. In addition, the Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers an opportunity to receive their money back from prohibited purchases. These transfer restrictions would be implemented by amending the Certificate to adopt the Protective Amendment. The Board has adopted resolutions approving and declaring the advisability of amending the Certificate as described below and as provided in Annex B to this proxy statement, although the effectiveness of the Protective Amendment is subject to stockholder adoption.

Description of the Protective Amendment

The following description of the Protective Amendment is qualified in its entirety by reference to the full text of the Protective Amendment, which is contained in a proposed new Article Thirteenth of the Certificate and can be found in Annex B to this proxy statement. Please read the Protective Amendment in its entirety as the discussion below is only a summary.

Prohibited Transfers

The Protective Amendment generally will restrict any direct or indirect transfer of our common stock (such as transfers of our securities that result from the transfer of interests in other entities that own our common stock) if the effect would be to:

•	increase the direct or indirect ownership of our common stock by any Person or Persons (as defined below) from less than 4.9% to 4.9% or more of our common stock; or

•	increase the ownership percentage of a Person owning or deemed to own 4.9% or more of our common stock.

“Person” means any individual, firm, partnership, limited liability company, trust, association, limited liability partnership, corporation or other “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our common stock would exceed the 4.9% thresholds discussed above, or to Persons whose direct or indirect ownership of our common stock would by attribution cause another Person to exceed such threshold. Complicated common stock ownership rules prescribed by the Code (and regulations promulgated thereunder) will apply in determining whether a Person is a 4.9% stockholder under the Protective Amendment. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of our common stock owned directly or indirectly by the public group and, therefore, those transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our common stock owned by, any stockholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of our common stock. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock, or prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our common stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers

Upon adoption of the Protective Amendment, any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares attempted to be owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of that common stock, or in the case of options, receiving our common stock in respect of their exercise. In this proxy statement, our common stock purportedly acquired in violation of the Protective Amendment is referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to that excess stock. Our agent will sell the excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to the excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire the excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary selected by the Board. If the excess stock is sold by the purported transferee, that person will be treated as having sold the excess stock on behalf of the agent and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount that person otherwise would have been entitled to retain had our agent sold the excess stock).

To the extent permitted by law, any stockholder who knowingly violates the Protective Amendment will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and any professional fees incurred in connection with addressing the violation.

With respect to any transfer of common stock that does not involve a transfer of our “securities” within the meaning of the Delaware General Corporation Law but that would cause any stockholder of 4.9% or more of our common stock to violate the Protective Amendment, the following procedure will apply in lieu of those described above: Any stockholder and/or any person whose ownership of our securities is attributed to that stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause that holder not to be in violation of the Protective Amendment, and the securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to the stockholder or the other person that was the direct holder of the excess stock from the proceeds of sale by the agent being the fair market value of the excess stock at the time of the prohibited transfer.

Public Groups; Modification and Waiver of Transfer Restrictions

A transfer from one member of a “public group” to another member of the same public group that does not result in the transferee being treated as a “5-percent shareholder” under Section 382 does not increase the percentage interests taken into account for purposes of determining an ownership change and, therefore, such transfers are generally not restricted under the Protective Amendment.

In addition, the Board will have the discretion to approve a transfer of our common stock that would otherwise violate the Protective Amendment if it determines that the transfer is in our and our stockholders’ best interests. If the Board decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our NOLs. In deciding whether to grant a waiver, the Board may seek the advice of counsel and tax experts with respect to the preservation of our NOLs. In addition, the Board may request relevant information from the acquirer and/or selling party to determine compliance with the Protective Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by the

Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of our NOLs under Section 382. If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In the event of a change in law, the Board will be authorized to modify the applicable allowable percentage ownership interest (currently 4.9%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve our NOLs or that the continuation of these restrictions is no longer reasonably necessary for that purpose, as applicable. Our stockholders will be notified of any such determination through a filing with the Securities and Exchange Commission or such other method of notice as our Secretary shall deem appropriate.

The Board may establish, modify, amend or rescind our By-Laws, regulations and procedures for the purpose of determining whether any transfer of our common stock would jeopardize our ability to preserve and use our NOLs.

Certain Acquisitions by Berkshire Hathaway and Fairfax

Berkshire Hathaway and certain of its affiliates will not trigger the ownership threshold of the Protective Amendment so long as Berkshire Hathaway complies with the terms of the Shareholder’s Agreement we entered into with Berkshire Hathaway in August 2006. During a seven-year standstill period that expires in August 2013, Berkshire Hathaway and certain of its affiliates are restricted from acquiring beneficial ownership of more than 40% of our voting stock on a fully diluted basis, subject to specified exceptions. The Protective Amendment provides that following the expiration of the standstill period and so long as the Shareholder’s Agreement remains in effect, Berkshire Hathaway and certain of its affiliates will not trigger the ownership threshold of the Protective Amendment unless Berkshire Hathaway or certain of its affiliates acquire beneficial ownership of more than 50% of our voting stock on a fully diluted basis or such greater percentage that Berkshire Hathaway or certain of its affiliates acquire through an offer to purchase all of our common stock that remains open for at least 60 days, in each case subject to specified exceptions.

In addition, the receipt by Berkshire Hathaway and Fairfax and certain of their respective affiliates of our common stock issuable upon the conversion of the 10% Contingent Convertible Senior Notes due 2018, which we issued to Berkshire Hathaway and Fairfax and certain of their respective affiliates in November 2008, will not trigger the ownership threshold of the Protective Amendment.

Implementation and Expiration of the Protective Amendment

If our stockholders adopt the Protective Amendment, as soon as practicable after the amendment is adopted we intend to file the Protective Amendment with the Secretary of State of the State of Delaware, whereupon the Protective Amendment will become effective. We intend thereafter to enforce the restrictions in the Protective Amendment to seek to preserve the future use of our NOLs. We also intend to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred certificated shares, to disclose the restrictions to persons holding our common stock in uncertificated form and to disclose the restrictions to the public generally.

The Protective Amendment would expire on the earliest of (i) the date that is the third anniversary of the filing of the Protective Amendment with the Secretary of State of the State of Delaware, (ii) the date of the Board’s determination that the Protective Amendment is no longer necessary for the preservation of our NOLs because of the repeal of Section 382 or any successor statute, (iii) the first day of our taxable year as to which the Board determines that none of our NOLs may be carried forward and (iv) such date as the Board otherwise determines that the Protective Amendment is no longer necessary for the preservation of our NOLs. The Board may also accelerate or extend the expiration date of the Protective Amendment in the event of a change in the law; provided that the Board has determined that such action is reasonably advisable to preserve our NOLs or that continuation of the restrictions contained in the Protective Amendment is no longer reasonably necessary for the preservation of our NOLs.

Effectiveness and Enforceability

Although the Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is adopted given that:

•	The Board can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our and our stockholders’ best interests;

•

A court could find that part or all of the Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its certificate of incorporation for the purpose of maintaining or preserving any tax attribute (including NOLs). Delaware law provides that transfer restrictions with respect to shares of our common stock issued prior to the effectiveness of the restrictions generally will be effective against (i) stockholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of those shares if (A) the transfer restriction is conspicuously noted on the certificate(s) representing those shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend to cause shares of our common stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Delaware law any newly issued shares will be subject to the transfer restriction. We also intend to disclose these restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a stockholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that stockholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a stockholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular stockholder or fact situation; and

•

Despite the adoption of the Protective Amendment, there is still a risk that certain changes in relationships among stockholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur even if the Protective Amendment is made effective. However, the Board has also adopted the Rights Agreement Amendment, which is intended to act as a deterrent to any person acquiring beneficial ownership of more than 4.9% of our stock and endangering our ability to use our NOLs.

As a result of these and other factors, the Protective Amendment is intended to reduce, but does not eliminate, the risk that we will undergo an ownership change that would limit our ability to utilize our NOLs.

Section 382 Ownership Change Determinations

The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:

•

All stockholders who each own less than 5% of our common stock are generally (but not always) treated as a single “5-percent stockholder” (referred to as a “public group”) for purposes of Section 382. Transactions in the public markets among stockholders who are members of a public group are generally (but not always) excluded from the Section 382 calculation.

•

There are several rules regarding the aggregation and segregation of stockholders who otherwise do not qualify as Section 382 “5-percent stockholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•

Acquisitions by a person that cause the person to become a Section 382 “5-percent stockholder” generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•

Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if that treatment would result in an ownership change.

•

Our redemption or buyback of our common stock may increase the ownership of any Section 382 “5-percent stockholders” (including groups of stockholders who are not themselves 5-percent stockholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent stockholder,” resulting in a 5% (or more) change in ownership.

Required Vote

Approval of the Protective Amendment requires a “for” vote by a majority of the outstanding shares of our common stock. The Protective Amendment, if adopted, would become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to do as soon as practicable after the Protective Amendment is adopted.

The Board of Directors recommends a vote FOR approval of the Protective Amendment.

PROPOSAL 4 — RATIFICATION OF RIGHTS AGREEMENT AMENDMENT

Background on Our Rights Agreement

The Rights Agreement was initially adopted on December 21, 2006, and it was subsequently amended in December 2008. At the time of its adoption, the Rights Agreement was intended to reduce our vulnerability to certain potentially coercive takeover practices and takeover bids that are inadequate or otherwise inconsistent with our interests and our stockholders’ interests, and to encourage potential acquirors to negotiate with the Board. The rights issued under the Rights Agreement, as originally adopted, would generally be triggered if a person or group acquired a number of shares of our common stock that were entitled to 15% or more of our outstanding voting power. The 2008 amendment temporarily decreased the Trigger Threshold from 15% to 4.9% of our outstanding common stock until October 1, 2009, when the Trigger Threshold returned to 15%. Under the Rights Agreement, the rights issued pursuant to such agreement are scheduled to expire on January 2, 2017, unless either redeemed or exchanged.

Purpose of the Rights Agreement Amendment

On March 22, 2013, the Board adopted the Rights Agreement Amendment. Subject to certain limited exceptions, the Rights Agreement Amendment is designed to deter any person from buying our common stock (or any interest in our common stock) if the acquisition would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under the federal securities laws) beneficially owning 4.9% or more of our then-outstanding common stock without approval of the Board. In this proxy statement we refer to such person as an Acquiring Person.

The Rights Agreement Amendment is not designed to protect stockholders against the possibility of an unsolicited takeover. Instead, it is intended to protect stockholder value by attempting to preserve our ability to use our NOLs to reduce our future income tax liability. Because of the possible limitations of the Rights Agreement Amendment in preventing transfers of our common stock that may result in an “ownership change,” as further described above under Proposal 3, the Board believes that the adoption of the Rights Agreement Amendment is in our and our stockholders’ best interests, and it adopted the Rights Agreement Amendment on March 22, 2013. It is recommended that stockholders vote for the proposal to ratify the Board’s adoption of the Rights Agreement Amendment on an advisory basis.

Description of the Rights Agreement Amendment

The following description of the Rights Agreement Amendment is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, which can be found in Annex C to this proxy statement. Please read the Rights Agreement Amendment in its entirety, as the discussion below is only a summary.

The Rights Agreement Amendment provides that during the Special Period, the Trigger Threshold is decreased from 15% or more of our outstanding common stock to 4.9% or more of our outstanding common stock. Persons or groups that beneficially own 4.9% or more of our common stock as of 4:00 p.m., New York City time, on March 22, 2013 will not trigger the rights so long as they do not (i) acquire beneficial ownership of any additional shares of our common stock, subject to certain specified exceptions, or (ii) fall under 4.9% ownership of our common stock and then re-acquire beneficial ownership of 4.9% or more of our common stock. Any rights held by an Acquiring Person are void and may not be exercised. The Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Rights Agreement Amendment.

The Special Period is the period beginning on March 22, 2013 and ending at the earliest of (i) March 22, 2016, (ii) the date of the Board’s determination that the Rights Agreement Amendment is no longer necessary for the preservation of our NOLs because of the repeal of Section 382 or any successor statute, (iii) the first day of our taxable year as to which the Board determines that none of our NOLs may be carried forward and (iv) such date as the Board otherwise determines that the Rights Agreement Amendment is no longer necessary for the preservation of our NOLs. After the end of the Special Period, the Trigger Threshold for the Rights Agreement will revert to 15% or more of our outstanding common stock.

The other terms of the Rights Agreement Amendment are substantially similar to those of the Rights Agreement. The rights issued under the Rights Agreement will expire as scheduled on January 2, 2017, unless earlier exchanged or redeemed.

The Rights

If the rights become exercisable, each right would allow its holder to purchase from us one one-hundredth of a share of our Junior Participating Preferred Stock, Series D, for a purchase price of $200.00. Each fractional share of preferred stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. Prior to exercise, however, a right does not give its holder any dividend, voting or liquidation rights.

Exercisability

The rights will not be exercisable until the earlier of (i) ten days after a public announcement by us that a person or group has become an Acquiring Person and (ii) ten business days (or a later date determined by the Board) after the commencement of a tender or exchange offer by a person or group (other than us, certain related persons and certain restricted or exempt persons) if upon consummation of the offer the person or group would become an Acquiring Person.

In this proxy statement, we refer to the date on which the rights become exercisable as the “Distribution Date.” Until the Distribution Date, common stock certificates will also evidence the rights and will contain a notation to that effect. Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred other than in connection with the transfer of the underlying shares of our common stock.

Flip-in Event

After the Distribution Date, if a person or group is or becomes an Acquiring Person, all holders of rights, except the Acquiring Person, may exercise their rights upon payment of the purchase price to purchase shares of our common stock (or other securities or assets as determined by the Board) with a market value of two times the purchase price.

Flip-over Event

After the Distribution Date, if a flip-in event has already occurred and we are acquired in a merger or similar transaction, all holders of rights except the Acquiring Person may exercise their rights upon payment of the purchase price to purchase shares of the acquiring corporation with a market value of two times the purchase price of the rights.

Redemption

At any time prior to the later of the Distribution Date and the time we publicly announce that an Acquiring Person becomes such, the Board may redeem all (but not less than all) of the then-outstanding rights for a price of $0.001 per right, subject to adjustment. Immediately upon the effectiveness of the redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price.

Anti-Dilution Provisions

The purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights are subject to adjustment to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, stock split or reclassification of the preferred shares or common stock. No adjustments to the purchase price of less than 1% will be made.

TIDE Policy

The Board also adopted a Three-Year Independent Director Evaluation, or TIDE, policy with respect to the Rights Agreement. The TIDE policy requires a Board committee comprised solely of independent directors to review the Rights Agreement at least once every three years to determine whether to modify the Rights Agreement in light of all relevant factors.

Exchange

After the later of the date of the first public announcement by us that a person or group has become an Acquiring Person and the Distribution Date, but before an Acquiring Person owns 50% or more of our outstanding common stock, the Board may exchange each right (other than rights that have become void) for one share of common stock or an equivalent security.

Expiration

The rights will expire on January 2, 2017, unless earlier exchanged or redeemed.

Certain Acquisitions by Berkshire Hathaway and Fairfax

Berkshire Hathaway and certain of its affiliates will not trigger the ownership threshold of the Rights Agreement so long as Berkshire Hathaway complies with the terms of the Shareholder’s Agreement we entered into with Berkshire Hathaway in August 2006. During a seven-year standstill period that expires in August 2013, Berkshire Hathaway and certain of its affiliates are restricted from acquiring beneficial ownership of more than 40% of our voting stock on a fully diluted basis, subject to specified exceptions. The Rights Agreement provides that following the expiration of the standstill period and so long as the Shareholder’s Agreement remains in effect, Berkshire Hathaway and certain of its affiliates will not trigger the ownership threshold of the Rights Agreement unless Berkshire Hathaway or certain of its affiliates acquire beneficial ownership of more than 50% of our voting stock on a fully diluted basis or such greater percentage that Berkshire Hathaway or certain of its affiliates acquire through an offer to purchase all of our common stock that remains open for at least 60 days, in each case subject to specified exceptions.

In addition, the receipt by Berkshire Hathaway and Fairfax and certain of their respective affiliates of our common stock issuable upon the conversion of the 10% Contingent Convertible Senior Notes due 2018, which we issued to Berkshire Hathaway and Fairfax and certain of their respective affiliates in November 2008, will not trigger the ownership threshold of the Rights Agreement.

Amendments

Prior to the time the rights cease to be redeemable, the Board may amend or supplement the Rights Agreement without the consent of the holders of the rights, except that no amendment may decrease the Redemption Price below $0.001 per right. At any time thereafter, the Board may amend or supplement the Rights Agreement only to cure an ambiguity, alter time period provisions, correct inconsistent provisions or make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any rights holder as such (other than an Acquiring Person or an affiliate or associate thereof), and no amendment may cause the rights to become redeemable or amendable other than in accordance with this sentence. The limitations on the Board’s ability to amend the Rights Agreement Amendment does not affect the Board’s power or ability to take any other action that is consistent with its fiduciary duties, including without limitation accelerating or extending the expiration date of the rights, making any amendment to the Rights Agreement that is permitted by Rights Agreement or adopting a new rights agreement with such terms as the Board determines in its sole discretion to be appropriate.

Required Advisory Vote

Ratification of the Rights Agreement Amendment requires a “for” vote by a majority of the shares voted at the annual meeting in person or by proxy. As described above, if the requisite advisory vote is not received, the Board will determine what action to take in our and our stockholders’ best interests.

The Board of Directors recommends a vote FOR ratification of the Rights Agreement Amendment.

CERTAIN CONSIDERATIONS RELATED TO THE PROTECTIVE AMENDMENT AND THE

RIGHTS AGREEMENT AMENDMENT

The Board believes that attempting to protect the tax benefits of our NOLs as described above under “Background to Proposals 3 and 4” is in our and our stockholders’ best interests. However, we cannot eliminate the possibility that an “ownership change” will occur even if the Protective Amendment is adopted and the Rights Agreement Amendment remains in effect. Please consider the items discussed below in voting on Proposals 3 and 4.

The IRS could challenge the amount of our NOLs or claim we experienced an “ownership change,” which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether

The IRS has not audited or otherwise validated the amount of our NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an “ownership change” has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an “ownership change” and attempt to reduce or eliminate the benefit of our NOLs even if the Protective Amendment and the Rights Agreement Amendment are in place.

Continued Risk of “Ownership Change”

Although the Protective Amendment and the Rights Agreement Amendment are intended to reduce the likelihood of an “ownership change,” we cannot assure you that they would prevent all transfers of our common stock that could result in such an “ownership change.” In particular, absent a court determination, we cannot assure you that the Protective Amendment’s restrictions on acquisition of our common stock will be enforceable against all our stockholders, as discussed above under “Proposal 3.”

Potential Effects on Liquidity

The Protective Amendment will restrict a stockholder’s ability to acquire, directly or indirectly, additional shares of our common stock in excess of the specified limitations. Furthermore, a stockholder’s ability to dispose of our common stock may be limited by reducing the class of potential acquirers for such common stock. In addition, a stockholder’s ownership of our common stock may become subject to the restrictions of the Protective

Amendment upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of our stock and consult their own legal advisors and/or us to determine whether their ownership of our stock approaches the restricted levels.

Potential Impact on Value

If the Protective Amendment is adopted, the Board intends to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares and to disclose such restrictions to persons holding our common stock in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 4.9% of our common stock and certain institutional holders who may not be comfortable holding our common stock with restrictive legends, may not be able to purchase our common stock, the Protective Amendment could depress the value of our common stock in an amount that could more than offset any value preserved from protecting our NOLs. The Rights Agreement Amendment could have a similar effect if investors object to holding our common stock subject to the terms of the Rights Agreement Amendment.

Anti-Takeover Impact

As discussed above, at the time of its adoption, the Rights Agreement was intended to reduce our vulnerability to certain potentially coercive takeover practices and takeover bids that are inadequate or otherwise inconsistent with our interests and our stockholders’ interests, and to encourage potential acquirors to negotiate with the Board. However, the Protective Amendment and the Rights Agreement Amendment are designed to preserve the long-term value of our NOLs and are not intended to prevent a takeover of the Company.

The Protective Amendment, if adopted by our stockholders, could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity or group to accumulate more than 4.9% of our common stock and the ability of persons, entities or groups now owning more than 4.9% of our common stock from acquiring additional shares of our common stock without the approval of the Board. Similarly, because an Acquiring Person’s ownership may be diluted upon the occurrence of a triggering event, the Rights Agreement Amendment has a potential anti-takeover effect. Accordingly, the overall effects of the Protective Amendment, if adopted by our stockholders, and the Rights Agreement Amendment may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. The Protective Amendment and the Rights Agreement Amendment proposals are not part of a plan by us to adopt a series of anti-takeover measures, and we do not presently intend to propose or adopt any other anti-takeover measures. We are presently not aware of any potential takeover transaction.

Stockholders should be aware that we are subject to Section 203 of the Delaware General Corporation Law, which provides, in general, that a transaction constituting a “business combination” within the meaning of Section 203 involving a person owning 15% or more of our outstanding voting stock (referred to as an “interested stockholder”) cannot be completed for a period of three years after the date on which the person became an interested stockholder unless (i) the Board approved either the business combination or the transaction that resulted in the person becoming an interested stockholder prior to such business combination or transaction, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our outstanding voting stock (excluding shares owned by persons who are both directors and officers of the Company and shares owned by certain of our employee benefit plans) or (iii) the business combination was approved by the Board and by the affirmative vote of the holders of at least 66-2/3% of our outstanding voting stock not owned by the interested stockholder.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers, directors and greater than 10% owners file reports of beneficial ownership and changes in beneficial ownership of our common stock with the Securities and Exchange Commission. Based on a review of ownership reports filed with the Securities and Exchange Commission during 2012, we believe that all filing requirements under Section 16(a) were met by our directors and executive officers during that year.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

On June 25, 2001, USG and 10 of its subsidiaries filed for reorganization under Chapter 11 of the United States Bankruptcy Code. USG and those subsidiaries emerged from Chapter 11 on June 20, 2006. As a result, within the last ten years, all of our executive officers other than Matthew F. Hilzinger who joined us as Executive Vice President and Chief Financial Officer in 2012 have been associated with a corporation that filed a petition under the federal bankruptcy laws that remained contested and had not been finally approved.

ADDITIONAL INFORMATION

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone or other means with no additional compensation paid for those services.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, will be sent without charge to any stockholder upon written request addressed to USG Corporation, c/o Corporate Secretary, 550 West Adams Street, Chicago, Illinois 60661-3676. The Annual Report on Form 10-K may also be accessed at the Securities and Exchange Commission website www.sec.gov or our website www.usg.com.

The Board does not know of any matter to be presented for action at the annual meeting other than the matters identified in this proxy statement. If any other matter is properly presented for action, the individuals named in the proxy solicited by the Board intend to vote on such matter in accordance with their best judgment on behalf of the stockholders they represent.

DEADLINE FOR STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the proxy statement for our next regularly scheduled annual meeting in May 2014 must be received by us no later than December [    ], 2013. Any stockholder proposal must comply with Rule 14a-8 of Regulation 14A of the Securities and Exchange Commission. Under our By-laws, stockholder proposals not intended for inclusion in the proxy statement, but intended to be raised at our regularly scheduled annual meeting of stockholders in May 2014, including nominations for election of director(s) other than the Board’s nominees, must be received no earlier than January [    ], 2013 nor later than February [    ], 2014 and must comply with the procedures outlined in our By-laws. The By-laws are accessible on our website www.usg.com. A copy of the By-laws also is available upon written request to USG Corporation, c/o Corporate Secretary, 550 West Adams Street, Chicago, Illinois 60661-3676.

By order of the Board of Directors,

STANLEY L. FERGUSON
Executive Vice President, General Counsel and Secretary

April [    ], 2013

Annex A

USG Corporation

Audit Committee Pre-Approval Policy

The Audit Committee has adopted the following guidelines regarding the engagement of an independent registered public accounting firm, or independent auditor, to perform audit and non-audit services for USG Corporation (the “Corporation”).

STATEMENT OF PRINCIPLES

In accordance with Sections 201(a) and 202 of the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approves all audit and non-audit services performed by the independent auditors. The Audit Committee will periodically review and authorize policies and procedures, including pre-approval policies and procedures, for the Corporation to follow in engaging the independent auditors to provide services to the Corporation.

When the Corporation seeks to engage the independent auditors to provide services not pre-approved in the annual authorization, specific pre-approval of such services must be made by the Audit Committee or its Chair. Any pre-approval by the Chair must be presented to the Audit Committee at its next regularly scheduled meeting. The independent auditors are not authorized to provide any services that are prohibited by United States Securities and Exchange Commission (the “SEC”) regulation, or any other applicable law or regulation. Additionally, the independent auditors are not allowed to provide any service to the Corporation under a contingent fee arrangement.

AUDIT SERVICES

At its March meeting, the Audit Committee will review and approve the independent auditors’ plan for the year outlining the scope of audit services (including statutory audit engagements as required under local country laws) to be performed for the year, the proposed fees and the related engagement letter. During the remainder of the year, the Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, the Corporation’s structure or other matters.

Audit services include the annual audits of the Corporation’s internal controls and consolidated financial statements and quarterly reviews of the Corporation’s consolidated financial statements, all in accordance with generally accepted auditing standards. Audit services also include statutory audits of the Corporation’s subsidiaries as required by local country laws.

Audit services also may include services related to the issuance of comfort letters, consents, the review of registration statements filed with the SEC, and the review of, or consultation related to, non-ordinary transactions that may arise during the year. These other audit services may be approved from-time-to-time by the Audit Committee in the same manner as the pre-approval of non-audit services described below.

NON-AUDIT SERVICES

In cases where management believes that the Corporation’s independent auditors should be used for non-audit services, management will submit to the Audit Committee for approval annually at its November meeting, a detailed list of particular non-audit services that it recommends the Audit Committee engage the independent auditors to provide during the following calendar year, as well as detailed backup documentation to the extent necessary to inform the Audit Committee of each of the specific services proposed to be provided. Management and the independent auditors will each confirm to the Audit Committee that each non-audit service on the list is permissible under applicable legal requirements, including the SEC’s rules regarding auditor independence. In addition to the list of planned non-audit services, a related budget for expenditures for each non-audit service for the following calendar year will be provided. The budget for non-audit services will reflect the Corporation’s policy that fees for non-audit work related to tax planning and other services generally should not exceed the fees for audit, audit-related and tax compliance services.

The Audit Committee will evaluate the non-audit services recommended by management and assess whether the provision of such services is consistent with appropriate principles of auditor independence and such other factors that the Audit Committee considers relevant, including the principles that (1) the auditor cannot function in the role of management, (2) the auditor cannot audit his or her own work and (3) the auditor cannot serve in an advocacy role for the Corporation. Based on such evaluation, the Audit Committee will determine whether to approve each non-audit service and the budget for each approved service.

Management is responsible for monitoring the non-audit services provided and the level of related fees against the pre-approval authorization, and will report each actual service provided and a comparison of actual versus pre-approved fees for such service to the Audit Committee on a periodic basis and no less frequently than annually. The independent auditor also will monitor its actual services and fees against the pre-approval authorization and advise management if it is reasonably likely that the level of pre-approved fees for any particular service may need to be exceeded or if it believes that a requested service is not consistent with the pre-approval authorization of the Audit Committee. Any reasonably likely budget overrun, as well as any unresolved question regarding whether a requested service has been pre-approved, shall be reported to the Audit Committee, or its Chair, as promptly as is appropriate under the circumstances, and in any event, no later than the next regularly scheduled Audit Committee meeting.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved non-audit services and related fees. The Chair will report to the Audit Committee at its next meeting any approval so given.

Non-audit services include the following:

Audit-Related Services — These include assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and that are traditionally performed by the independent auditors. Audit-related services may include, among other things, assistance related to the internal control reporting requirements prescribed under Section 404 of the Sarbanes-Oxley Act of 2002, due diligence related to acquisitions, joint ventures and dispositions, attest services that are not required by statute and consultations concerning financial accounting and reporting matters not related to the current-year audit.

Tax Services — Tax services may include, but are not limited to, services such as international tax compliance services, property tax services, expatriate tax services, domestic and international tax planning and tax advice related to acquisitions, joint ventures and dispositions. The Audit Committee will normally not permit the retention of the independent auditors in connection with a transaction initially recommended by the independent auditors, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

Other Services — The Audit Committee also may grant pre-approval to other permissible non-audit services in situations that it considers appropriate.

PROHIBITED NON-AUDIT SERVICES

Non-audit service categories that are prohibited, including those listed under Section 201 of the Sarbanes-Oxley Act of 2002 and Rule 2-01(c)(4) of Regulation S-X and further defined in the regulations, are identified below:

1. Bookkeeping or Other Services Related to the Corporation’s Accounting Records or Financial Statements

2. Financial Information Systems Design and Implementation

3. Appraisal or Valuation Services, Fairness Opinion or Contribution-in-Kind Reports

4. Actuarial Services

5. Internal Audit Outsourcing Services

6. Managerial Functions

7. Human Resources

8. Broker-Dealer, Investment Advisor or Investment Banking Services

9. Legal Services

10. Expert Services

11. Services related to marketing, planning or opining in favor of the tax treatment of a confidential or “aggressive” transaction, including listed transactions

12. Tax services to certain members of management who serve in financial reporting oversight roles at the audit client or to the immediate family members of such individuals

The foregoing list is subject to the SEC’s rules and relevant interpretive guidance concerning the precise definitions of these services and the potential applicability of exceptions to certain of the prohibitions.

Annex B

PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

TO IMPLEMENT THE PROTECTIVE AMENDMENT

AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

USG CORPORATION

USG Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”) DOES HEREBY CERTIFY THAT:

FIRST: This Amendment to the Restated Certificate of Incorporation (the “Certificate of Incorporation”), of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SECOND: This Amendment to the Restated Certificate of Incorporation adds an Article THIRTEENTH to the Restated Certificate of Incorporation to read in its entirety as follows:

ARTICLE THIRTEENTH

The following provisions provide for certain restrictions on transfers of common stock.

a) Definitions. As used in this article THIRTEENTH, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

(i) “4.9-percent Transaction” means any Transfer described in clause (1) or (2) of Part (b) of this article THIRTEENTH.

(ii) “4.9-percent Stockholder” means a Person who owns a Percentage Stock Ownership equal to or exceeding 4.9% of the Corporation’s then-outstanding Stock, whether directly or indirectly, and including Stock such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the applicable Treasury Regulations and Internal Revenue Service guidance thereunder.

(iii) “Agent” has the meaning set forth in Part (e) of this article THIRTEENTH.

(iv) “Board of Directors” or “Board” means the board of directors of the Corporation.

(v) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(vi) “Corporation Security” or “Corporation Securities” means (1) any Stock, (2) shares of preferred stock issued by the Corporation (other than Preferred Stock described in Section 1504(a)(4) of the Code), and (3) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation.

(vii) “Effective Date” means the date of filing of this Certificate of Amendment of Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware.

(viii) “Excess Securities” has the meaning given such term in Part (d) of this article THIRTEENTH.

(ix) “Expiration Date” means the earlier of (1) the close of business on the date that is the third anniversary of the Effective Date, (2) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this article THIRTEENTH is no longer necessary or desirable for the preservation of Tax Benefits, (3) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward or (4) such date as the Board of Directors shall fix in accordance with Part (l) of this article THIRTEENTH.

(x) “Investor” means Berkshire Hathaway Inc., a Delaware corporation.

(xi) “Note Investor” means Fairfax Financial Holdings Limited, a corporation incorporated under the laws of Canada (“Fairfax”), or a direct or indirect subsidiary of Fairfax in which Fairfax beneficially owns more than 50% of the equity securities (measured by both voting rights and value).

(xii) “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision and other pertinent Internal Revenue Service guidance.

(xiii) “Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

(xiv) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

(xv) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this article THIRTEENTH.

(xvi) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

(xvii) “Purported Transferee” has the meaning set forth in Part (d) of this article THIRTEENTH.

(xviii) “Restricted Person” means (1) during the Standstill Period (as defined in the Shareholder’s Agreement) and so long as the Shareholder’s Agreement is in effect, (a) the Investor, (b) any Controlled Affiliate (as defined in the Shareholder’s Agreement), and (c) any group that would be deemed to be a “person” by Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, with respect to Securities of which the Investor or any Person directly or indirectly Controlling or Controlled by (each as defined in the Shareholder’s Agreement) the Investor is a member (a “Group”), provided that if it is finally judicially determined by a court of competent jurisdiction that the Investor breached any of the representations, warranties, covenants or other provisions contained in the Shareholder’s Agreement (provided, further, that, solely for purposes of this article THIRTEENTH, the Investor shall not be in breach of Section 2(a) of the Shareholder’s Agreement by virtue of the circumstances described in clauses (x) and (y) thereof unless and until the Investor, any Controlled Affiliate, or any Group purchases or otherwise becomes (as a result of actions taken by such Persons to increase their Beneficial Ownership (as defined in the Shareholders’ Agreement), other than pursuant to Equity Securities (as defined in the Shareholder’s Agreement) received by such Persons with respect to Equity Securities then held by such persons, or the exercise or conversion of Equity Securities described in this parenthetical, the Beneficial Owner (as defined in the Shareholder’s Agreement) of additional Stock constituting 1% or more of the then-Outstanding Voting Securities (as defined in the Shareholder’s Agreement) on a Fully Diluted Basis (as defined in the Shareholder’s Agreement)), and such breach has not been cured by the Investor within 30 days following receipt by the Investor of the Corporation’s written notice of such breach, then the Investor, any Controlled Affiliate and any Group shall immediately and automatically cease to be a Restricted Person as of the close of business on the 30th day following the Investor’s receipt of the Corporation’s written notice of such breach and (2) following the Standstill Period and so long as the Shareholder’s Agreement is in effect, (a) the Investor, (b) any Controlled Affiliate, and (c) any Group, provided that the Investor, any Controlled Affiliate and any such Group shall immediately and automatically cease to be a Restricted Person upon the purchase (although such Persons may continue to hold) of additional Equity Securities (other than Equity Securities distributed or issued, directly or indirectly, with respect to Equity Securities then held by such Persons or on the exercise or conversion of any Equity Securities described in this parenthetical) that bring their Beneficial Ownership of Voting Securities (as defined in the Shareholder’s Agreement) to greater than 50% of the Voting Securities on a Fully Diluted Basis unless such purchase occurs pursuant to an offer to purchase all outstanding shares of common stock of the Corporation, which offer remains open for at least 60 calendar days.

(xix) “Securities” and “Security” each has the meaning set forth in Part (g) of this article THIRTEENTH.

(xx) “Shareholder’s Agreement” means the Shareholder’s Agreement, dated as of January 30, 2006, by and between the Corporation and the Investor) as it may be amended from time to time.

(xxi) “Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(xxii) “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

(xxiii) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(xxiv) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-4(d). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.

(xxv) “Transferee” means any Person to whom Corporation Securities are Transferred.

(xxvi) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

b) Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this article THIRTEENTH any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or Persons would become a 4.9-percent Stockholder or (2) the Percentage Stock Ownership in the Corporation of any 4.9-percent Stockholder would be increased.

c) Exceptions.

(i) Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.

(ii) The restrictions set forth in Part (b) of this article THIRTEENTH shall not apply to an attempted Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Part (c) of article THIRTEENTH, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this article THIRTEENTH through duly authorized officers or agents of the Corporation. Nothing in this Part (c) of article THIRTEENTH shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(iii) The restrictions set forth in Part (b) of this article THIRTEENTH shall not apply to any Transfer if the Transferee is a Restricted Person.

(iv) The restrictions set forth in Part (b) of this article THIRTEENTH shall not apply to an acquisition of Stock by the Investor or the Note Investor as a result of the conversion of the 10% Contingent Convertible Senior Notes due 2018 issued pursuant to the Indenture, dated November 1, 2008, between the Corporation and Wells Fargo, National Association, as trustee, as supplemented and amended as of the Effective Date and as may be supplemented or amended hereafter.

d) Excess Securities.

(i) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Part (e) of this article THIRTEENTH or until an approval is obtained under Part (c) of this article THIRTEENTH. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Parts (d) or (e) of this article THIRTEENTH shall also be a Prohibited Transfer.

(ii) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this article THIRTEENTH, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this article THIRTEENTH as a condition to registering any Transfer.

e) Transfer to Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer; and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Part (f) of this article THIRTEENTH if the Agent rather than the Purported Transferee had resold the Excess Securities.

f) Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (1) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (2) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (3) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Part (f) of article THIRTEENTH. In no event shall the proceeds of any sale of Excess Securities pursuant to this Part (f) of article THIRTEENTH inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

g) Modification Of Remedies For Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a 4.9-percent Stockholder to violate a restriction on Transfers provided for in this article THIRTEENTH, the application of Parts (e) and (f) of this article THIRTEENTH shall be modified as described in this Part (g) of this article THIRTEENTH. In such case, no such 4.9-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 4.9-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 4.9-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Stockholder, following such disposition, not to be in violation of this article THIRTEENTH. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Parts (e) and (f) of this article THIRTEENTH, except that the maximum aggregate amount payable either to such 4.9-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 4.9-percent Stockholder or such other Person. The purpose of this Part (g) of article THIRTEENTH is to extend the restrictions in Parts (b) and (e) of this article THIRTEENTH to situations in which there is a 4.9-percent Transaction without a direct Transfer of Securities, and this Part (g) of article THIRTEENTH, along with the other provisions of this article THIRTEENTH, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

h) Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Part (e) of this article THIRTEENTH (whether or not made within the time specified in Part (e) of this article THIRTEENTH), then the Corporation may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Part (h) of article THIRTEENTH shall (1) be deemed inconsistent with any Transfer of the Excess Securities provided in this article THIRTEENTH being void ab initio, (2) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (3) cause any failure of the Corporation to act within the time periods set forth in Part (e) of this article THIRTEENTH to constitute a waiver or loss of any right of the Corporation under this article THIRTEENTH. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this article THIRTEENTH.

i) Liability. To the fullest extent permitted by law, any stockholder subject to the provisions of this article THIRTEENTH who knowingly violates the provisions of this article THIRTEENTH and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

j) Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this article THIRTEENTH or the status of the Tax Benefits of the Corporation.

k) Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this article THIRTEENTH bear the following legend:

“THE RESTATED CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”) OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.9-PERCENT STOCKHOLDER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CERTIFICATE OF INCORPORATION TO CAUSE THE 4.9-PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Part (c) of this article THIRTEENTH also bear a conspicuous legend referencing the applicable restrictions.

l) Authority of the Board of Directors.

(i) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this article THIRTEENTH, including, without limitation, (1) the identification of 4.9-percent Stockholders, (2) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer, (3) the Percentage Stock Ownership in the Corporation of any 4.9-percent Stockholder, (4) whether an instrument constitutes a Corporation Security, (5) the amount (or fair market value) due to a Purported Transferee pursuant to Part (f) of this article THIRTEENTH, and (6) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this article THIRTEENTH. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind Bylaws, regulations and procedures of the Corporation not inconsistent with the provisions of this article THIRTEENTH for purposes of determining whether any Transfer of Corporation Securities would jeopardize or endanger the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this article THIRTEENTH.

(ii) Nothing contained in this article THIRTEENTH shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corpo-

ration and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (1) accelerate or extend the Expiration Date, (2) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this article THIRTEENTH, (3) modify the definitions of any terms set forth in this article THIRTEENTH or (4) modify the terms of this article THIRTEENTH as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(iii) In the case of an ambiguity in the application of any of the provisions of this article THIRTEENTH, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this article THIRTEENTH requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this article THIRTEENTH. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this article THIRTEENTH. The Board of Directors may delegate all or any portion of its duties and powers under this article THIRTEENTH to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this article THIRTEENTH through duly authorized officers or agents of the Corporation. Nothing in this article THIRTEENTH shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

m) Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this article THIRTEENTH. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

n) Benefits of This Article THIRTEENTH. Nothing in this article THIRTEENTH shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this article THIRTEENTH. This article THIRTEENTH shall be for the sole and exclusive benefit of the Corporation and the Agent.

o) Severability. The purpose of this article THIRTEENTH is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this article THIRTEENTH or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this article THIRTEENTH.

p) Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this article THIRTEENTH, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed on this                     day of                     , 2013.

USG CORPORATION

By:
Name:
Title:

Annex C

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

Amendment No. 2, dated as of March 22, 2013 (this “Amendment”), to the Rights Agreement, dated as of December 21, 2006, as amended (the “Rights Agreement”), by and between USG Corporation, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as rights agent (successor rights agent to Computershare Investor Services, LLC, hereinafter, the “Rights Agent”).

RECITALS

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth in this Amendment;

WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the time at which the Rights cease to be redeemable, and subject to the penultimate sentence of Section 27 of the Rights Agreement, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect in accordance with the provisions of such Section; and

WHEREAS, pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the Company has directed that the Rights Agreement be amended as set forth in this Amendment, and by its execution and delivery hereof, directs the Rights Agent to execute this Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Rights Agreement and in this Amendment, the parties hereto hereby amend the Rights Agreement as follows:

1) Section 1(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(a) “Acquiring Person” means any Person (other than the Company, any Related Person, any Restricted Person or any Exempt Person) who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of the Trigger Amount, or more, of the then-outstanding Common Shares; provided, however, that (i) any Person who or which would otherwise be an Acquiring Person as of 4:00 p.m., New York City time, on March 22, 2013 (the “Effective Time”) will not be deemed to be an Acquiring Person for any purpose of this Agreement prior to or after the Effective Time unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares, other than (1) pursuant to any agreement or regular-way purchase order for Common Shares that is in effect on or prior to the Effective Time and consummated in accordance with its terms after the Effective Time, (2) as a result of a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (3) during the Special Period, as a result of the conversion by an initial purchaser or a direct or indirect subsidiary of such initial purchaser in which such initial purchaser Beneficially Owns more than 50% of the equity interests (measured by both voting rights and value) (a “Controlled Affiliate”) of the 10% Contingent Convertible Senior Notes due 2018 of the Company (the “10% Notes”) into Common Stock issued by the Company to such initial purchaser or a Controlled Affiliate of such initial purchaser, or (B) any other Person who is the Beneficial Owner of Common Shares becomes an Affiliate or Associate of such Person, provided that the foregoing exclusion in this clause (i) shall cease to apply with respect to any Person at such time as such Person, together with all Affiliates and Associates of such Person, Beneficially Owns less than the Trigger Amount of the then-outstanding Common Shares, (ii) a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares thereafter becomes an Affiliate or Associate of such Person and, in either such case, such Person, together with all Affiliates and Associates of such Person, shall thereafter be the Beneficial Owner of the Trigger Amount, or more, of the then-outstanding Common Shares, and (iii) a Person will not be deemed to have become an Acquiring Person solely as a result of an Exempt Transaction unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares thereafter becomes an Affiliate or Associate of such Person and, in either such case, such Person, together with all Affiliates and Associates of such Person, shall thereafter be the Beneficial Owner of the Trigger Amount, or more, of the then-outstanding Common Shares. Notwithstanding the foregoing, if (1) the Board of Directors of the Company determines that a Person who would otherwise be an “Acquiring Person” as defined pursuant to the foregoing provisions of this Section 1(a) has become such inadvertently and (2) such Person divests as promptly as practicable or agrees in writing with the Company to divest a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person” as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement, provided, however, that during the Special Period, the actions contemplated by this clause (2) need be taken only if and to the extent the Board of Directors may determine in its sole discretion.”

2) Section 1(b) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(b) “Affiliate” and “Associate” (i) after the end of the Special Period, will have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, provided, however, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were Directors of the Company and (ii) during the Special Period, with respect to any Person, will mean any other Person (other than the Company, a Related Person, a Restricted Person or an Exempt Person) whose Common Shares would be deemed constructively owned by such first Person pursuant to the provisions of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision or replacement provision.”

3) The last sentence of Section 1(c) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding anything in this Agreement to the contrary, (1) to the extent not within the foregoing provisions of this Section 1(c), a Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own” or have “beneficial ownership” of, any securities which such Person would be deemed to constructively own pursuant to Section 382 of the Code, or any successor provision or replacement provision, and (2) during the Special Period, a Person shall not be deemed to be the “Beneficial Owner” of, or to “beneficially own” or have “beneficial ownership” of, any Common Shares into which 10% Notes are convertible unless and until, and only to the extent that, such Person acquires Beneficial Ownership of Common Shares upon conversion of 10% Notes.”

4) Section 1(ee) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(ee) “Special Period” means the period beginning at the Effective Time and ending at the earliest of (i) the Close of Business on March 22, 2016, (ii) the Close of Business on the date of a determination by the Board of Directors of the Company that this Agreement is no longer necessary for the preservation of Tax Benefits because of the repeal of Section 382 or any successor statute, (iii) the Close of Business on the first day of a taxable year of the Company to which the Board of Directors of the Company determines that no Tax Benefits may be carried forward, and (iv) the Close of Business on such date as the Board of Directors of the Company determines that this Agreement is no longer necessary for the preservation of Tax Benefits.”

5) Section 1(ff) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(ff) “Trigger Amount” means (i) 4.9% during the Special Period and (ii) 15% after the end of the Special Period.”

6) Section 1 of the Rights Agreement is hereby further amended by adding the following subsections at the end thereof:

“(gg) “Exempt Transaction” means any transaction that the Board of Directors of the Company determines, in its sole discretion, is exempt for purposes of this Agreement.

(hh) “Tax Benefits” means the net operating loss carry-overs, capital loss carry-overs, general business credit carry-overs, alternative minimum tax credit carry-overs and foreign tax credit carry-overs, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code or any successor provision or replacement provision, of the Company or any direct or indirect subsidiary thereof.

(ii) “Treasury Regulations” means final, temporary and proposed income tax regulations promulgated under the Code, including any amendments thereto.”

7) Exhibit B to the Rights Agreement is hereby amended and restated in its entirety in the form attached as Exhibit B to this Amendment.

8) Capitalized terms used without other definition in this Amendment will be used as defined in the Rights Agreement.

9) This Amendment will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

10) The Rights Agreement will not otherwise be supplemented or amended by virtue of this Amendment, but will remain in full force and effect.

11) This Amendment may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

12) The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies in his or her capacity as an officer on behalf of the Company to the Rights Agent that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

13) By its execution and delivery hereof, the Company directs the Rights Agent to execute this Amendment.

[Signatures on following page.]

IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the Effective Time.

USG CORPORATION

By:	/s/ Stanley L. Ferguson
	Name:	Stanley L. Ferguson
	Title:	Executive Vice President, General Counsel and Secretary

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis Moccia
	Name:	Dennis Moccia
	Title:	Manager, Contract Renewal

EXHIBIT B

SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

On December 21, 2006, the Board of Directors of USG Corporation adopted a rights plan and declared a dividend of one preferred share purchase right for each outstanding USG common share. The dividend was payable on January 2, 2007 to our stockholders of record on that date. The terms of the rights and the rights plan are set forth in a Rights Agreement, dated as of December 21, 2006, as amended, by and between USG and Computershare Trust Company, N.A., as rights agent (successor rights agent to Computershare Investor Services, LLC).

This summary of rights provides a general description of the rights plan, as amended to date. Because it is only a summary, this description should be read together with the entire rights plan, as amended, which we incorporate in this summary by reference. We have filed the rights plan and its amendments with the Securities and Exchange Commission as exhibits to our registration statement on Form 8-A. Upon written request, we will provide a copy of the rights plan and its amendments free of charge to any stockholder.

Our Board adopted the rights plan to protect our stockholders from coercive takeover practices or takeover bids that are inconsistent with their best interests. In general terms, the rights plan imposes a significant penalty upon any person or group that acquires 15% or more of our outstanding common shares without the prior approval of our Board. On March 22, 2013, the rights plan was amended to provide additional protection to certain of the Company’s deferred tax assets for a specified period. Specifically, the rights plan was amended to provide that during the Special Period, the triggering threshold to become an “acquiring person” would be 4.9% or more of our outstanding common shares. The “Special Period” is defined to mean the period beginning at 4:00 p.m., New York City time, on March 22, 2013, and ending at the earliest of (i) March 22, 2016, (ii) the date of the Board’s determination that the rights plan amendment is no longer necessary for the preservation of the deferred tax assets because of the repeal of Section 382 or any successor statute, (iii) the first day of a taxable year of USG to which the Board determines that no tax assets may be carried forward, and (iv) such date as the Board determines that the rights plan amendment is no longer necessary for the preservation of the tax assets. A person or group that acquires a percentage of our common stock in excess of the applicable triggering threshold is called an “acquiring person.” Any rights held by an acquiring person are void and may not be exercised.

Based on an earlier agreement with USG, through August 1, 2013 Berkshire Hathaway Inc. is allowed to acquire 40% of our common stock, calculated on a fully diluted basis, without becoming an acquiring person. Thereafter, Berkshire Hathaway may acquire 50% of our fully diluted common stock without becoming an acquiring person or such greater percentage of our common stock that Berkshire Hathaway acquires through an offer to purchase all of our common stock that remains open for at least 60 days.

The Rights. If the rights become exercisable, each right would allow its holder to purchase from us one one-hundredth of a share of our Junior Participating Preferred Stock, Series D, for a purchase price of $200.00. Each fractional share of preferred stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. Prior to exercise, however, a right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The rights will not be exercisable until the earlier of:

•	10 days after a public announcement by USG that a person or group has become an acquiring person; and

•

10 business days (or a later date determined by our Board) after a person or group (other than USG, certain related persons and certain restricted or exempt persons) begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

We refer to the date that the rights become exercisable as the “distribution date.” Until the distribution date, our common stock certificates will also evidence the rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the distribution date will constitute a transfer of the associated rights. After the distribution date, the rights will separate from the common stock and be evidenced by rights certificates, which we will mail to all holders of rights that have not become void.

Flip-in Event. After the distribution date, if a person or group is or becomes an acquiring person, all holders of rights, except the acquiring person, may exercise their rights upon payment of the purchase price to purchase shares of our common stock (or other securities or assets as determined by the Board) with a market value of two times the purchase price.

Flip-over Event. After the distribution date, if a flip-in event has already occurred and USG is acquired in a merger or similar transaction, all holders of rights except the acquiring person may exercise their rights upon payment of the purchase price to purchase shares of the acquiring corporation with a market value of two times the purchase price of the rights.

Rights may be exercised to purchase our preferred shares only after the distribution date occurs and prior to the occurrence of a flip-in event as described above. A distribution date resulting from the commencement of a tender offer or exchange offer described in the second bullet point above could precede the occurrence of a flip-in event, in which case the rights could be exercised to purchase our preferred shares. A distribution date resulting from any occurrence described in the first bullet point above would necessarily follow the occurrence of a flip-in event, in which case the rights could be exercised to purchase shares of common stock or other securities as described above.

Expiration. The rights will expire on January 2, 2017, unless earlier redeemed or exchanged.

Redemption. Our Board may redeem all (but not less than all) of the then-outstanding rights for a redemption price of $0.001 per right at any time before the later of the distribution date and the date of the first public announcement or disclosure by USG that a person or group has become an acquiring person. Once the rights are redeemed, the right to exercise rights will terminate, and the only right of the holders of rights will be to receive the redemption price.

Exchange. After the later of the date of the first public announcement by USG that a person or group has become an acquiring person and the distribution date, but before an acquiring person owns 50% or more of our outstanding common stock, our Board may exchange each right (other than rights that have become void) for one share of common stock or an equivalent security.

Anti-Dilution Provisions. Our Board may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or our common stock. No adjustments to the purchase price of less than 1% will be made.

TIDE Policy. Our Board also adopted a Three-Year Independent Director Evaluation (“TIDE”) policy with respect to the rights plan. The TIDE policy requires a Board committee comprised solely of independent directors to review the rights plan at least once every three years to determine whether to modify the rights plan in light of all relevant factors.

Amendments. Before the time the rights cease to be redeemable, our Board may amend or supplement the rights plan without the consent of the holders of the rights, except that no amendment may decrease the redemption price below $0.001 per right. At any time thereafter, our Board may amend or supplement the rights plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the rights plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable. The limitations on our Board’s ability to amend the rights plan does not affect our Board’s power or ability to take any other action that is consistent with its fiduciary duties, including without limitation accelerating or extending the expiration date of the rights, making any amendment to the rights plan that is permitted by the rights plan or adopting a new rights plan with such terms as our Board determines in its sole discretion to be appropriate.

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USG CORPORATION 550 WEST ADAMS STREET CHICAGO, IL 60661

                                     ANNUAL MEETING ADMISSION TICKET

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2013. Have your proxy form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2013. Have your proxy form in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M53918-P35766	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED.

USG CORPORATION						For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all the nominees listed. 1. Election of Directors						All ☐	All ☐	Except ☐
Nominees:
01)	Brian A. Kenney
02)	Steven F. Leer
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.									For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the year ending December 31, 2013.									☐	☐	☐
3. Approval of an amendment to our Restated Certificate of Incorporation to restrict certain transfers of our common stock.									☐	☐	☐
4. Ratification, by advisory vote, of an amendment to our Rights Agreement to restrict certain transfers of our common stock.									☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)			Date

Annual Meeting of Stockholders

of USG Corporation

May 8, 2013, 9:00 a.m., Central Time

550 West Adams Street

Chicago, Illinois 60661

You must present this ticket (top portion only) to a USG representative to be admitted to the USG Corporation Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Stockholders and Proxy Statement, Annual Report on Form 10-K and Letter to Shareholders

are available at www.proxyvote.com.

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M53919-P35766

PROXY - USG CORPORATION

This proxy is solicited on behalf of the Board of Directors

of USG Corporation for its Annual Meeting of Stockholders

on May 8, 2013

The undersigned hereby appoints James S. Metcalf and Stanley L. Ferguson, and each or either of them, proxies, with power of substitution and with powers the undersigned would possess, if personally present, to vote all stock of the undersigned in USG Corporation at the annual meeting of stockholders of USG Corporation to be held at 550 West Adams Street, Chicago, Illinois on May 8, 2013, and at any adjournment or postponement thereof, on the matters shown on the reverse side and as set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holder on all other matters properly coming before the meeting. If no direction is given, this proxy will be voted FOR the election of the Board’s nominees for director, FOR ratification of the appointment of Deloitte & Touche LLP as USG Corporation’s independent registered public accountants for 2013, FOR approval of an amendment to our Restated Certificate of Incorporation to restrict certain transfers of our common stock and FOR ratification of an amendment to our Rights Agreement to restrict certain transfers of our common stock, except for any shares the undersigned holds in the USG Corporation Investment Plan, which will be voted according to the rules of that plan.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY FORM PROMPTLY USING THE ENCLOSED  ENVELOPE, EXCEPT IF

YOU VOTE BY TELEPHONE OR INTERNET.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side